UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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CATALENT, INC.

(Name of Registrant as Specified In Its Charter)

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Catalent 2018 proxy statement

September 21, 2018

Fellow Catalent Shareholders:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Catalent, Inc. to be held at 8:30 a.m. on Wednesday, October 31, 2018 at the company’s headquarters, 14 Schoolhouse Road, Somerset, New Jersey.

At the Annual Meeting of Shareholders, shareholders will vote on a number of important proposals. Please take the time to read each of the proposals, which we describe in our Proxy Statement for the Annual Meeting of Shareholders. We will primarily use the internet to furnish our shareholders with our Proxy Statement and other proxy materials, including our form of ballot. We believe using the internet to distribute our proxy materials expedites shareholders’ receipt of the materials, lowers the costs of the Annual Meeting of Shareholders, and conserves natural resources. We are sending a Notice of Internet Availability of Proxy Materials on or about September 21, 2018 to our shareholders of record as of the close of business on September 4, 2018. The notice contains instructions concerning how to access our Proxy Statement and 2018 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the Notice.

Your vote is important. You may vote in person at the Annual Meeting of Shareholders, by proxy on the internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided.

Thank you for your support of Catalent.

Sincerely yours, John Chiminski Chair of the Board, President and Chief Executive Officer

Notice of 2018 Annual Meeting

of Shareholders

Annual Meeting of Shareholders

Items of Business:

• Elect four members of our Board of Directors, each for a term of three years;

• Ratify the appointment of Ernst & Young LLP as the independent auditor for 2019;

• Conduct an advisory and non-binding vote to approve our executive compensation (“say-on-pay”);

• Approve the adoption of our 2018 Omnibus Incentive Plan;

• Approve the adoption of our 2019 Employee Stock Purchase Plan;

• Approve an amendment and restatement of our Second Amended and Restated Certificate of Incorporation to declassify our Board of Directors over a three-year period; and

• Consider other business as may properly come before the Annual Meeting of Shareholders.

Date:
Wednesday October 31, 2018
Time:
8:30 a.m. Eastern Standard Time
Place:
Catalent, Inc. 14 Schoolhouse Road Somerset, New Jersey

Record Date: Only shareholders of record at the close of business on September 4, 2018 will be entitled to attend and vote at the Annual Meeting of Shareholders.

Your vote is important. Review your Proxy Statement and vote in one of four ways:

IN PERSON. Attend the Annual Meeting at Catalent, Inc., 14 Schoolhouse Road, Somerset, New Jersey 08873 and vote by ballot.

BY TELEPHONE. By calling 1-800-690-6903 (toll free) in the United States or Canada and following the instructions on your proxy card.

BY INTERNET. By visiting www.proxyvote.com and following the instructions on your proxy card.

BY MAIL. By returning a properly completed, signed and dated proxy card in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.

Important notice regarding the availability of proxy materials for the Annual Meeting: You may obtain this 2018 Proxy Statement and our 2018 Annual Report at www.proxyvote.com.

By order of the Board of Directors,

Steven L. Fasman

Senior Vice President, General Counsel & Corporate Secretary

September 21, 2018

TABLE OF CONTENTS        2018 Proxy Statement  |  CATALENT, INC.        i

1	PROXY SUMMARY

5	PROPOSAL 1: Elect Four Members of our Board of Directors
5	Background to the Board’s Recommendation in Favor of the Nominees
6	Director Nominees
8	Continuing Directors

11	CORPORATE GOVERNANCE
11	Key Corporate Governance Features
12	The Board and Committees of the Board
13	Committee Membership and Function
14	Compensation Committee Interlocks and Insider Participation
16	Director Independence
16	Board Leadership Structure
17	Board and Committee Evaluation Process
17	Board’s Role in Risk Oversight
17	Majority Voting and Director Resignation Policy
18	Director Nomination Process
18	Proxy Access
19	Communications with the Board of Directors
19	Standards of Business Conduct
19	Transactions with Related Persons
20	Executive Officers

24	OWNERSHIP OF OUR COMMON STOCK
24	Securities Owned by Certain Beneficial Owners, Directors, and Management
25	Section 16(a) Beneficial Ownership Reporting Compliance
25	Equity Compensation Plan Information

26	DIRECTOR COMPENSATION

28	COMPENSATION DISCUSSION AND ANALYSIS
29	Introduction
29	Executive Summary
30	Overview of 2018 Business Performance and Executive Compensation
33	Our Executive Compensation Program
35	The Compensation Process
36	Compensation Determinations for 2018
41	Other Benefits under Our Executive Compensation Program
45	Other Compensation Practices and Policies

48	REPORT OF THE COMPENSATION COMMITTEE

49	EXECUTIVE COMPENSATION TABLES
50	Fiscal 2018 Summary Compensation Table
53	Fiscal 2018 Grants of Plan-Based Awards Table

55	Fiscal 2018 Outstanding Equity-Based Awards at Year-End Table
58	Fiscal 2018 Option Exercises and Stock Vested Table
59	Fiscal 2018 Non-Qualified Deferred Compensation Table
60	Fiscal 2018 Potential Payments upon Employment Termination or Change of Control Tables

64	PAY RATIO

65	PROPOSAL 2: Ratification of Appointment of Independent Auditor for Fiscal 2019

67	REPORT OF THE AUDIT COMMITTEE

68	PROPOSAL 3: Advisory Vote on the Approval of Executive Compensation (Say-On-Pay)

69	PROPOSAL 4: Approval of 2018 Omnibus Incentive Plan

82	PROPOSAL 5: Approval of 2019 Employee Stock Purchase Plan

87	PROPOSAL 6: Amendment and Restatement of Second Amended and Restated Certificate of Incorporation to Declassify our Board of Directors

89	ANNUAL MEETING, VOTING, AND PROCEDURES
89	Annual Meeting Information
89	Availability of Proxy Materials
89	Who is Entitled to Vote at the Annual Meeting
90	How to Vote
90	Revoking a Proxy
91	Quorum and Required Vote
91	Proposals to be Voted on and Board Recommendation
91	Effect of Not Casting Your Vote
92	Solicitation
92	Availability of Voting Results

93	INFORMATION ABOUT 2019 ANNUAL MEETING

A-1	APPENDIX A: Non-GAAP Financial Measures

B-1	APPENDIX B: Proposed 2018 Omnibus Incentive Plan of Catalent, Inc.

C-1	APPENDIX C: Proposed 2019 Employee Stock Purchase Plan of Catalent, Inc.

D-1	APPENDIX D: Proposed Third Amended and Restated Certificate of Incorporation of Catalent, Inc.

PROXY SUMMARY        2018 Proxy Statement  |  CATALENT, INC.        1

Proxy Summary

This summary highlights certain information in this Proxy Statement, which is first being sent or made available to shareholders on or about September 21, 2018. As it is only a summary, please review the complete Proxy Statement and our 2018 Annual Report before you vote.

2018 Financial Performance Highlights

The following summary of our financial results for the twelve months ended June 30, 2018 (which we often call “fiscal 2018” in this Proxy Statement) highlights our progress in growing our business.

REVENUE OF $2,463.4 MILLION GROWTH OF 16% ON CONSTANT-CURRENCY BASIS(1)	NET EARNINGS OF $83.6 MILLION $0.63 PER DILUTED SHARE
ADJUSTED EBITDA OF $550.7 MILLION GROWTH OF 20% ON CONSTANT-CURRENCY BASIS(2)	NET LEVERAGE RATIO OF 4.2x 4.9X INTEREST COVERAGE RATIO
SHAREHOLDER RETURN OF 19%	COMPLETED major biologics ACQUISITION

CONTINUED TO REINVEST A SIGNIFICANT PORTION OF OUR FREE CASH FLOW IN ATTRACTIVE, STRATEGIC, GROWTH-DRIVING ASSETS

(1)

Amounts at “constant currency,” or constant exchange rates, assume that exchange rates from foreign currencies into the U.S. dollar, the currency in which we report our financial results, did not fluctuate from those used to calculate the corresponding fiscal 2017 amounts. Percent change at constant currency is a financial reporting measure not prepared in accordance with generally accepted accounting principles (“non-GAAP”). For a further discussion of this measure, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(2)

For an explanation of how we determine Adjusted EBITDA and how this non-GAAP financial measure reconciles to our reported results, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

2         CATALENT, INC.  |  2018 Proxy Statement        PROXY SUMMARY

Executive Compensation

For fiscal 2018, 87% of the target total direct compensation of our Chief Executive Officer (“CEO”) consisted of variable pay—pay that is either performance-based or tied to the price of our common stock—and 70% of his target compensation consisted of long-term equity awards. For our other executive officers discussed in this Proxy Statement (together with our CEO, our “Named Executive Officers” or “NEOs”), an average of 67% of their target total direct compensation was variable pay. The following charts illustrate the compensation pay ratio for our CEO and NEOs. These charts do not include other compensation, pension values and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table in this Proxy Statement.

CEO Target Direct Compensation	Other NEOs Target Direct Compensation

The allocation of variable compensation for our CEO and other NEOs aligns with our compensation philosophy of motivating our executive officers to achieve our overall performance objectives in the short term and to grow the business to create long-term value for our shareholders. The following table provides highlights of the compensation of our CEO and other NEOs in fiscal 2018 as reported in the 2018 Summary Compensation Table in this Proxy Statement. For the complete details of compensation, please review the entire Proxy Statement.

PROXY SUMMARY        2018 Proxy Statement  |  CATALENT, INC.        3

2018 Executive Compensation Highlights

Name	Base Salary ($)	Management Incentive Plan (MIP) (Annual Bonus) ($)	Long-Term Incentive Plan (LTIP)(1) ($)	All Other Compensation ($)	Total Compensation ($)
John Chiminski	1,017,610	1,774,400	5,625,227	109,631	8,526,868
Wetteny Joseph	418,610	370,402	900,089	36,386	1,725,487
Jonathan Arnold	387,095	288,356	840,109	282,243	1,797,803
William Downie	390,659	335,040	500,096	626,895	1,852,690
Steven L. Fasman	550,000	533,570	840,092	23,949	1,947,611
Matthew Walsh(2)	432,074	-	950,071	64,229	1,446,374

(1)

Amounts reported under the Long-Term Incentive Plan include one-time restricted stock grants to Messrs. Joseph and Fasman valued at $500,034 and $190,000, respectively, and a one-time restricted stock unit grant to Mr. Arnold valued at $400,002.

(2)

Mr. Walsh’s service as our chief financial officer ended on February 6, 2018 and his employment ended on February 16, 2018. As a result, all outstanding unvested equity grants were cancelled/forfeited, including the grants awarded to him in fiscal 2018 that are reflected in this table, and he was ineligible for a payment under our MIP plan.

98.1% IN FAVOR OF OUR SAY-ON-PAY PROPOSAL	At the 2017 Annual Meeting, our shareholders demonstrated their concurrence that our executive compensation program reflects a pay-for-performance philosophy.

Corporate Governance

We have in place what we believe are strong corporate governance standards and practices to assure effective management by our executives and oversight by our Board of Directors. We are committed to good governance because it promotes the long-term interests of shareholders, as well as accountability and trust in us. Highlights of our corporate governance standards and practices include the following:

Corporate Governance Highlights

ACCOUNTABILITY	BOARD PRACTICES

• Annual Board and Committee self-evaluation

• Annual CEO evaluation

• Board-approved Quality and Regulatory Compliance and Mergers & Acquisitions Committee

• Board-approved statement opposing modern slavery

• Declassification of Board (proposed change)

• Regular meetings of Committees • Lead Director requirement • Independent Committee chairs and members • Limits on director “overboarding” • Majority-independent board

SHAREHOLDER INTEREST	TRANSPARENCY
• Emphasize pay-for-performance • Director & executive stock ownership goals • Continuity planning • Shareholder proxy access

• Corporate Governance Guidelines

• Securities trading policy

• Board-approved Code of Ethics, known as our “Standards of Business Conduct,” applicable to all employees, officers, and directors

• Resignation policy in uncontested elections

4         CATALENT, INC.  |  2018 Proxy Statement        PROXY SUMMARY

Annual Meeting

DATE AND TIME Wednesday, October 31, 2018 8:30 a.m.

PLACE Catalent, Inc. 14 Schoolhouse Road Somerset, New Jersey

RECORD DATE Close of business on September 4, 2018.

VOTING Only shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting of Shareholders.

ADMISSION

We do not require tickets for admission to the Annual Meeting of Shareholders, but we do limit attendance to shareholders on the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, the 16-digit number included on your proxy card or Notice of Internet Availability, and valid government-issued photo identification.

Annual Meeting Proposals

Proposal		Board Vote Recommendation	Page Number Reference
1	Elect Four Members of Our Board of Directors	FOR	5
2	Ratification of Appointment of Independent Auditor for Fiscal 2019	FOR	65
3	Advisory Vote on the Approval of Executive Compensation (Say-on-Pay)	FOR	68
4	Approval of 2018 Omnibus Incentive Plan	FOR	69
5	Approval of 2019 Employee Stock Purchase Plan	FOR	82
6	Amendment and Restatement of Second Amended and Restated Certificate of Incorporation to Declassify our Board of Directors	FOR	87

Our Board does not intend to bring any matter before the Annual Meeting of Shareholders other than those set forth above and is not aware of any matter that anyone else proposes to present for action at the meeting. However, if any other matter properly comes before the meeting, your proxy gives authority to the designated proxy holder to vote on such matters in accordance with the holder’s best judgment.

PROPOSAL 1: ELECT FOUR MEMBERS OF OUR BOARD OF DIRECTORS        2018 Proxy Statement  |  CATALENT, INC.        5

Proposal 1:

Elect Four Members of our Board of Directors

(ITEM 1 ON THE PROXY CARD)

While Proposal 6, if adopted, will lead to an unclassified Board, our Board currently consists of ten directors divided into three classes, I, II and III, with directors serving class-based staggered terms of three years until their successors are duly elected and qualified, or until their earlier death, resignation, or removal. Unless and until our shareholders approve declassification, there is an election each year with respect to the class of directors whose terms are expiring. The directors in Class I, whose terms expire at the 2018 Annual Meeting of Shareholders, are John Chiminski, Rosemary A. Crane, Donald E. Morel, Jr., and Jack Stahl. Our Board has nominated each of these directors to stand for re-election for a three-year term, which will expire at the 2021 Annual Meeting of Shareholders. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

Note that if Proposal 6, as described below beginning on page 87, is approved by our shareholders at this Annual Meeting of Shareholders, our Board would be declassified over the next three years, with this year’s election being the last one electing directors to serve a multi-year term.

Our Board unanimously recommends that you vote on your proxy card or voting instruction form FOR the election of each of the Boards nominees, John Chiminski, Rosemary A. Crane, Donald E. Morel, Jr., and Jack Stahl, to serve as Class I directors until our 2021 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal.

Background to the Board’s

Recommendation in Favor of the Nominees

The Nominating and Corporate Governance Committee of our Board (the “Nominating Committee”) is directed under its charter to identify qualified individuals to become directors, and to recommend individuals it identifies to our Board for nomination. The Nominating Committee considers a number of factors and principles in recommending the slate of director nominees for election, as described below under the heading “Director Nomination Process” beginning on page 18.

The Nominating Committee has evaluated each of Mr. Chiminski, Ms. Crane, Dr. Morel, and Mr. Stahl against the factors and principles it uses to select nominees for director. The Nominating Committee considered, among other things, that each of the nominees is an existing member of our Board, is familiar with us and the risks and opportunities we face, and has demonstrated an ability to work collegially and productively with the other members of our Board. The Nominating Committee also considered particular aspects of each of the director nominees, as noted below with the nominee’s biography under the heading “Specific qualifications, experience, skills and expertise.”

Following its evaluation, the Nominating Committee voted to recommend the nominees to our Board as candidates for election to a new term of office. Based in part on the Nominating Committee’s evaluation and recommendation, our Board has concluded that it is in our best interest and the best interest of our shareholders for each of the proposed nominees to continue to serve as a director.

6         CATALENT, INC.  |  2018 Proxy Statement        PROPOSAL 1: ELECT FOUR MEMBERS OF OUR BOARD OF DIRECTORS

Director Nominees

JOHN CHIMINSKI

Director since 2009 Chair since 2016 Age: 54

John Chiminski has led Catalent as Chief Executive Officer since March 2009. He joined our company after more than 20 years of experience at GE Healthcare in engineering, operations, and senior leadership roles. From 2007 to 2009, Mr. Chiminski was President and Chief Executive Officer of GE Medical Diagnostics, a global business with sales of $1.9 billion. From 2005 to 2007, he served as Vice President and General Manager of GE Healthcare’s Global Magnetic Resonance Business, and from 2001 to 2005, as Vice President and General Manager of Global Healthcare Services. Earlier at GE, he held a series of cross-functional leadership positions in both manufacturing and engineering, including a GE Medical Systems assignment in France. Mr. Chiminski holds a B.S. from Michigan State University and an M.S. from Purdue University, both in electrical engineering, as well as a Master’s degree in Management from the Kellogg School of Management at Northwestern University.

Specific qualifications, experience, skills and expertise:

• Substantial expertise in advising and managing companies in various segments of the healthcare industry

• Significant experience overseeing the day-to-day business operations of a healthcare company

• Extensive experience as a business leader in our industry

• Experience serving on corporate boards

ROSEMARY A. CRANE

Director since 2018 Age: 58 Committees: • Audit

Ms. Crane is currently a member of the board of directors of each of Edge Therapeutics, Inc., Teva Pharmaceutical Industries Limited, and Zealand Pharma A/S and has previously served as a director of Unilife Corporation, Cipher Pharmaceuticals, MELA Sciences, Inc., Epocrates Inc., and Targanta Therapeutics. Ms. Crane retired in 2014 from MELA Sciences, Inc., where she served as President and Chief Executive Officer beginning in 2013. From 2011 to 2013, she was a Partner and Head of Commercialization at Appletree Partners and, from 2008 to 2011, served as Chief Executive Officer and President of Epocrates Inc. From 2002 to 2008, Ms. Crane served in several senior executive positions at the Johnson & Johnson Group of Companies, ending as Company Group Chairman, OTC and Nutritional Group. From 1982 to 2002, she was at Bristol-Myers Squibb Company, ending her tenure there as President, U.S. Primary Care. Ms. Crane received her M.B.A. from Kent State University and her B.A. in Communications and English from the State University of New York at Oswego.

Specific qualifications, experience, skills and expertise:

• Substantial experience in commercialization and business operations in the pharmaceutical and biotechnology industries

• Substantial experience serving on the boards of directors of healthcare companies

• Experience reviewing and analyzing complex public company financial statements

PROPOSAL 1: ELECT FOUR MEMBERS OF OUR BOARD OF DIRECTORS        2018 Proxy Statement  |  CATALENT, INC.        7

DONALD E. MOREL, JR., PH.D.

Director since 2015 Age: 60 Committees: • Quality and Regulatory Compliance (chair) • Audit • Compensation and Leadership

Dr. Morel retired in June 2015 as Chairman of West Pharmaceutical Services, Inc. (“West”), a leading manufacturer of packaging components and delivery systems for injectable drugs and healthcare products, a position he had held since March 2003. He also served as West’s Chief Executive Officer from April 2002 until April 2015 and as its President from April 2002 until June 2005. Currently, Dr. Morel serves as Chairman of the Board of Directors of the American Oncologic Hospital of the Fox Chase Cancer Center. He also serves as a Chairman of the Board of Trustees of the Franklin Institute and is a Trustee of Lafayette College. Additionally, Dr. Morel has been a director of Stevanato Group since September 2018 and of Integra Life Sciences Holdings Corporation since August 2013. Prior to that, he served as a director of Kensey Nash Corporation from 2010 until 2012. Dr. Morel obtained a Master of Science degree and a Ph.D. in Materials Science from Cornell University and a Bachelor of Science degree in Engineering from Lafayette College.

Specific qualifications, experience, skills and expertise:

• Substantial experience and leadership in managing a life sciences business performing contract development and manufacturing services

• Substantial experience serving on the boards of directors of public companies

• Experience reviewing and analyzing complex public company financial statements

JACK STAHL

Director since 2014 Lead Director since 2016 Age: 65 Committees; • Mergers & Acquisitions (chair) • Nominating and Corporate Governance

Mr. Stahl was the President and Chief Executive Officer of Revlon, Inc. from 2002 until his retirement in 2006. Prior to joining Revlon, Mr. Stahl served as President and Chief Operating Officer of The Coca-Cola Company from 2000 to 2001, having previously served in various management positions since joining the company in 1979. Mr. Stahl serves on the board of Advantage Solutions LLC and on the U.S. board of advisors of CVC Capital. Additionally, Mr. Stahl formerly served on the boards of Schering-Plough Corporation, Dr Pepper Snapple Group, Saks, Inc., Coty Inc., and Royal Ahold Delhaize, and was chairman of the board of managers of New Avon LLC. Mr. Stahl holds a bachelor’s degree in economics from Emory University and a master’s degree from the Wharton School of Business at the University of Pennsylvania.

Specific qualifications, experience, skills and expertise:

• Leadership experience with other public companies

• Substantial experience serving as a director

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Accounting experience and experience preparing and analyzing complex corporate financial statements

OUR BOARD UNANIMOUSLYRECOMMENDS A VOTE FOR EACH OF THE FOURNOMINEES FOR DIRECTOR.

8         CATALENT, INC.  |  2018 Proxy Statement        PROPOSAL 1: ELECT FOUR MEMBERS OF OUR BOARD OF DIRECTORS

Continuing Directors

MADHAVAN “MADHU” BALACHANDRAN

Director since 2017 Age: 67 Committees; • Nominating and Corporate Governance • Quality and Regulatory Compliance

Mr. Balachandran was Executive Vice President, Operations of Amgen Inc., a global biotechnology company (“Amgen”), from August 2012 until July 2016 and retired as an Executive Vice President in January 2017. Mr. Balachandran joined Amgen in 1997 as Associate Director, Engineering. He became Director, Engineering in 1998, and, from 1999 to 2001, he held the position of Senior Director, Engineering and Operations Services before moving to the position of Vice President, Information Systems from 2001 to 2002. Thereafter, Mr. Balachandran was Vice President, Puerto Rico Operations from May 2002 to February 2007. From February 2007 to October 2007, Mr. Balachandran was Vice President, Site Operations, and, from October 2007 to August 2012, he held the position of Senior Vice President, Manufacturing. Prior to his tenure at Amgen, Mr. Balachandran held leadership positions at Copley Pharmaceuticals, now a part of Teva Pharmaceuticals Industries Ltd., and Burroughs Welcome Company, a predecessor through mergers of GlaxoSmithKline plc. He has served as a director of Stevanato Group since September 2018. Mr. Balachandran holds a Master of Science degree in Chemical Engineering from The State University of New York at Buffalo and an MBA from East Carolina University.

Specific qualifications, experience, skills and expertise:

• Extensive experience overseeing the manufacturing operations of a healthcare company

• Leadership experience with other public companies

J. MARTIN CARROLL

Director since 2015 Age: 68 Committees; • Nominating and Corporate Governance (chair) • Compensation and Leadership • Quality and Regulatory Compliance

Mr. Carroll served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as Head, Corporate Strategy and Development of Boehringer Ingelheim GmbH from 2012 until his retirement in 2013. Mr. Carroll served as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. Mr. Carroll joined the Boehringer Ingelheim organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Company, Inc. from 1976 to 2001. From 1972 to 1976, Mr. Carroll served in the United States Air Force, where he attained the rank of Captain. Mr. Carroll has been a director of Mallinckrodt plc since June 2013, serving as Chair of its Compliance Committee, and has also served as a director of TherapeuticsMD, Inc. since March 2015. He served as a director of Inotek from April 2016 to June 2016 and as Chairman of its Board from June 2016 until January 2018 when Inotek was sold to Rocket Pharmaceutical. Mr. Carroll also served as a director of Durata Therapeutics, Inc. from August 2014 until November 2014 when it was acquired by Actavis plc, and as a director of Vivus, Inc. from May 2013 until September 2014. Mr. Carroll received a B.A. in accounting and economics from the College of the Holy Cross and an M.B.A. from Babson College.

Specific qualifications, experience, skills and expertise:

• Substantial experience with sales and marketing issues

• Substantial experience serving as a director

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Substantial experience with pharmaceutical and other healthcare companies

• Substantial experience reviewing and analyzing executive compensation programs

PROPOSAL 1: ELECT FOUR MEMBERS OF OUR BOARD OF DIRECTORS        2018 Proxy Statement  |  CATALENT, INC.        9

ROLF CLASSON

Director since 2014 Age: 72 Committees; • Audit • Mergers & Acquisitions

From October 2002 until his retirement in July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. He served as President of Bayer Diagnostics from 1995 to 2002 and as Executive Vice President of Bayer Diagnostics from 1991 to 1995. Prior to 1991, Mr. Classon held various management positions with Pharmacia Corporation. Mr. Classon currently serves as Chairman of the Board of Directors of Perrigo Company plc and as a member of the Supervisory Board of Fresenius Medical Care. He was previously Chairman of the Board of Directors of Tecan Group Ltd., serving from 2009 until April 2018. Mr. Classon served as Chairman of the Board of Directors of Hill-Rom Holdings, Inc. from 2006 until March 2018, also serving as Vice Chairman of the Board from 2003 through May 2005 and as interim chief executive officer from May 2005 until March 2006. From 2005 to 2015, Mr. Classon served as Chairman of the Board of Directors of Auxilium Pharmaceuticals, Inc., and as Vice Chairman from March 2005 to April 2005. Mr. Classon previously served as a director of Sequanna Medical AG from 2016 until 2017, Aerocine AB, Stockholm from 2013 until 2015, Millipore Corporation from 2005 until 2010, Prometheus Laboratories Inc. from 2004 until 2010, and Enzon Pharmaceuticals Inc. from January 1997 until 2011. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg University School of Engineering and a Business Degree from Gothenburg University.

Specific qualifications, experience, skills and expertise:

• Leadership experience with other public companies

• Substantial experience serving as a director and as a member of public company audit committees

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Substantial experience with pharmaceutical and other healthcare companies

• Experience reviewing and analyzing complex public company financial statements

JOHN J. GREISCH

Director since 2018 Age: 63 Committees; • Audit (chair) • Compensation and Leadership

Mr. Greisch retired in May 2018 from his position as President and Chief Executive Officer of Hill-Rom Holdings, Inc., a position that he had held since 2010. Prior to that, Mr. Greisch was President International Operations for Baxter International, Inc., a position he held beginning in 2006. During his seven-year tenure with Baxter, he also served as the company’s Chief Financial Officer and as President of its BioScience division. Before his time with Baxter, Mr. Greisch was President and Chief Executive Officer for FleetPride Corporation in Deerfield, Illinois, an independent after-market distribution company serving the transportation industry. Prior to his tenure at FleetPride, he held various positions at The Interlake Corporation, including serving as President of its Materials Handling Group. Mr. Greisch currently serves as chairman of the board of Viant Medical, LLC and as a director on the board of Idorsia Pharmaceuticals Ltd., and previously served on the boards of Hill-Rom Holdings, Inc., Actelion Ltd, TomoTherapy, Inc., and AdvaMed. Additionally, he serves as a senior advisor to TPG Capital and is on the board of directors for Ann & Robert H. Lurie Children’s Hospital of Chicago. He received a Master’s in Management from the Kellogg School of Management at Northwestern University and a B.S. degree from Miami University.

Specific qualifications, experience, skills and expertise:

• Leadership experience with other public companies, including service as a chief executive officer and chief financial officer

• Substantial experience with other healthcare companies

• Substantial experience preparing and analyzing complex public company financial statements

• Substantial experience reviewing and analyzing executive compensation programs

10         CATALENT, INC.  |  2018 Proxy Statement        PROPOSAL 1: ELECT FOUR MEMBERS OF OUR BOARD OF DIRECTORS

CHRISTA KREUZBURG, PH.D.

Director since 2018 Age: 58 Committees; • Nominating and Corporate Governance • Quality and Regulatory Compliance

Dr. Kreuzburg has been consulting in the healthcare sector since retiring from Bayer AG in 2009, after 19 years of service in a variety of roles, including service as Head of the Bayer Schering Pharma Europe/Canada unit of Bayer Healthcare from 2007 to 2008, and as Head of the Pharma Primary Care/International Operations unit of Bayer Healthcare from 2006 to 2007. She also held roles in the Strategic Planning and Central Research groups. Dr. Kreuzburg is currently a member of the board of directors of Tecan Trading AG of Switzerland and has previously served as a director of Freedom Innovations LLC. Dr. Kreuzburg received her Ph.D. and Bachelor’s degrees in Physical Chemistry from Duisburg University in Germany.

Specific qualifications, experience, skills and expertise:

• Substantial experience with the management and operations of pharmaceutical companies

• Substantial expertise in advising and managing multi-national companies with multiple business units

GREGORY T. LUCIER

Director since 2015 Age: 54 Committees; • Compensation and Leadership (chair) • Mergers & Acquisitions

Mr. Lucier is the Chairman and Chief Executive Officer of Nuvasive, Inc., a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. Prior to joining Nuvasive, Inc. in March 2015, Mr. Lucier was Chairman and Chief Executive Officer of Life Technologies Corporation (formerly Invitrogen Corporation), a global biotechnology company, from May 2003 until it was acquired by Thermo Fisher Scientific, Inc. in February 2014. Prior to that, Mr. Lucier was a corporate officer at General Electric Company, where he served in a variety of leadership roles. Mr. Lucier is a director of Nuvasive, Inc. and served as a director of Life Technologies Corporation from May 2003 to February 2014 and of Carefusion Corporation from August 2009 until its sale to Becton, Dickinson and Company in March 2015. Mr. Lucier received an M.B.A. from Harvard Business School and a B.S. in industrial engineering from Pennsylvania State University.

Specific qualifications, experience, skills and expertise:

• Leadership experience with other public companies

• Substantial experience serving as a director

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Substantial experience with pharmaceutical and other healthcare companies

• Substantial experience reviewing and analyzing executive compensation programs

CORPORATE GOVERNANCE        2018 Proxy Statement  |  CATALENT, INC.        11

Corporate Governance

We are committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe strong corporate governance and an independent Board provide the foundation for financial integrity and shareholder confidence. In 2018, as part of its ordinary course review of our corporate governance program, and taking into account, among other things, developments in corporate governance, shareholder interactions, legal or regulatory developments, proxy advisory firm positions, SEC guidance, and New York Stock Exchange (“NYSE”) requirements, our Nominating Committee concluded that it was in the best interests of the company and our shareholders to recommend to our Board that it approve declassification of the Board over a three-year period. Based upon this recommendation, and conditioned on approval by our shareholders, our Board approved amendments to our current certificate of incorporation (our “Current Certificate”) to reflect this change. Unanimously, our Board recommends that shareholders vote in favor of Proposal 6 described later in this Proxy Statement, which embodies this proposed change.

Our commitment to good corporate governance is evidenced by our Corporate Governance Guidelines (our “Governance Guidelines”), which are available on our corporate website at http://investor.catalent.com/corporate-governance. Our Governance Guidelines set forth the principles and practices that our Board follows in carrying out its responsibilities, including ongoing review of our corporate governance practices in light of our business initiatives, the interests of our shareholders, and evolving best practices.

Key Corporate Governance Features

Important aspects of our corporate governance include the following:

Board Independence	• Our Board has determined that nine out of ten of our directors are “independent” under the NYSE listing standards, with our CEO being the only member of management who serves as a director.
Board Committees

• We have five committees of the Board—the Audit Committee, the Compensation and Leadership Committee, the Nominating Committee, the Quality and Regulatory Compliance Committee, and the Mergers & Acquisitions Committee—each of which is composed entirely of independent directors.

• Each of our five Committees operates under a written charter and reports regularly to the Board concerning its activities.

Lead Director

• When a non-independent director serves as Chair of our Board, our Governance Guidelines require the independent directors to appoint a Lead Director from among them. Mr. Stahl has served in that role since October 2016.

Executive Sessions	• Our Board holds regular executive sessions of non-management directors, which are chaired by our Lead Director.
Board Oversight of Risk	• Risk management is overseen by our Audit Committee.

• Our Compensation and Leadership Committee reviews risks arising from our compensation practices so that those practices encourage management only to act in the best interests of our shareholders.

• Our Nominating Committee oversees risk associated with potential conflicts of interest as well as effectiveness of our Governance Guidelines.

• Our Quality and Regulatory Compliance Committee focuses on risks arising out of the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers.

Corporate Governance Guidelines	• Our Board operates under our Governance Guidelines, which define director qualification standards and other appropriate governance procedures.

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Majority Voting and Director Resignation Policy

• Directors in uncontested elections must garner the approval of a majority of the shares cast. Any director not receiving a majority of the cast shares in an uncontested election must tender his or her resignation to the Nominating Committee, which shall promptly consider such resignation and make a recommendation to our Board with respect to what action should be taken.

Accountability	• Our only authorized stock consists of one class of common stock and one class of preferred stock. Each share of our common stock is entitled to one vote. We have not issued any preferred stock.
Stock Ownership	• Each non-employee director is required to own shares of our common stock in an amount equal to five times the non-employee director annual cash retainer.

• Guidelines adopted by our Compensation and Leadership Committee state that each of our executive officers must own shares of our common stock: our CEO must own an amount equal to 5 times his annual salary, and each of our other executive officers must own an amount equal to two and one-half times the officer’s salary.

Open Lines of Communication

• Our Board promotes open and frank discussions with senior management.

• Our directors have access to all members of management and other employees and are authorized to hire outside consultants or experts at our expense.

Self-Evaluation	• Our Board and each of the Committees conduct annual self-evaluations.
Code of Ethics	• Our Standards of Business Conduct, which, among other things, requires compliance with law and the maintenance of appropriate ethical standards, is applicable to all of our directors and employees.
Overboarding

• Without specific approval from our Board, no director will serve on more than four other public company boards; no Audit Committee member will serve on more than two other public company audit committees; and it is expected that directors who also serve as CEOs or in equivalent positions at other public companies generally should not serve on more than two outside public company boards.

Shareholder Proxy Access

• Shareholders who satisfy the standards set forth in our bylaws have the ability to include on our proxy their own nominees for election to our Board, provided that such director nominees satisfy the eligibility requirements set forth in our bylaws.

The Board and Committees of the Board

We are governed by our Board, which provides overall direction to and oversight of our business. As described in the table below, our Board consists of ten directors divided into three classes (I, II and III), nine of whom have been determined by our Board to be independent under our Governance Guidelines and the NYSE listing standards. Each director serves for a staggered term (based on class membership) of three years until the director’s successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal. Each year, there is an election with respect to the class of directors whose terms are expiring. Note that if Proposal 6, as described below beginning on page 87, is approved by our shareholders at this Annual Meeting of Shareholders, our Board would be declassified over the next three years, with this year’s election being the last one electing directors to serve a multi-year term.

Four of the committees established by our Board—the Audit Committee, the Compensation and Leadership Committee (the “Compensation Committee”), the Nominating Committee, and the Quality and Regulatory Compliance Committee (the “Quality Committee”)—each meet regularly. Our Board also has a standing Mergers & Acquisitions Committee (the “M&A Committee”) that meets on an as-needed basis. Each committee has a written charter, which can be found on our website at http://investor.catalent.com/corporate-governance, and is comprised solely of independent directors as determined under our Governance Guidelines and applicable NYSE listing standards and the requirements of Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Committee Membership and Function

The following table lists each director’s Class and the Chair and current members of each of the Committees.

				Current Committee Membership
Name	Class	Current Term End Year	Determination of Independence?	Audit	Compensation and Leadership	Nominating and Corporate Governance	Quality and Regulatory Compliance	Mergers & Acquisitions
John Chiminski(1)	Class I	2018	NO
Rosemary A. Crane(2)	Class I	2018	YES	¡
Donald E. Morel, Jr.	Class I	2018	YES	¡	¡		CHAIR
Jack Stahl(3)	Class I	2018	YES			¡		CHAIR
Madhavan Balachandran	Class II	2019	YES			¡	¡
J. Martin Carroll	Class II	2019	YES		¡	CHAIR	¡
John J. Greisch(4)	Class II	2019	YES	CHAIR	¡
Rolf Classon	Class III	2020	YES	¡				¡
Christa Kreuzburg(5)	Class III	2020	YES			¡	¡
Gregory Lucier	Class III	2020	YES		CHAIR			¡

(1)	As our President and CEO, Mr. Chiminski cannot be deemed independent.

(2)	Ms. Crane was appointed to our Board effective February 16, 2018.

(3)	Mr. Stahl serves as the Lead Director.

(4)	Mr. Greisch was appointed to our Board effective February 16, 2018, replacing James Quella who had retired from our Board effective as of that same date.

(5)	Dr. Kreuzburg was appointed to our Board effective February 16, 2018, replacing Uwe Röhrhoff who had retired from our Board effective as of February 4, 2018.

Audit Committee	Number of 2018 Meetings: 4
Membership:

John J. Greisch, Chair | Rolf Classon | Rosemary A. Crane | Donald E. Morel, Jr.

Function:

• Oversees the adequacy and integrity of our financial statements and our financial reporting and disclosure practices.

• Oversees the soundness of our system of internal controls to assure compliance with financial and accounting requirements.

• Retains and reviews the qualifications, performance, and independence of our independent auditor.

• Reviews and discusses with management and the independent auditor prior to public dissemination our annual audited financial statements, quarterly unaudited financial statements, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

• Oversees our guidelines and policies relating to risk assessment and risk management, and management’s plan for risk monitoring and control.

• Oversees our internal audit function.

• Reviews and approves or ratifies all transactions between us and any “Related Person” (as defined in the federal securities laws and regulations) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

• Oversees compliance with our Standards of Business Conduct.

• Prepares for and issues the Audit Committee Report contained in this Proxy Statement.

Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined in SEC regulations. The Report of the Audit Committee is included on page 67.

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Compensation and Leadership Committee	Number of 2018 Meetings: 8
Membership:

Gregory Lucier, Chair | J. Martin Carroll | John J. Greisch | Dr. Donald E. Morel, Jr.

Function:

• Establishes and reviews our overall compensation philosophy.

• Evaluates the performance of the CEO and determines and approves the annual salary, bonus, and equity-based incentive and other benefits, of the CEO.

• Reviews and approves, or recommends to our Board, the annual salary, bonus, and equity-based incentives and other benefits of our other executive officers.

• Reviews and recommends to our Board on the compensation of directors.

• Reviews all employment, severance, and termination agreements with our executive officers.

• Reviews and approves, or recommends to our Board, our incentive-compensation plans and equity-based plans.

• Oversees certain of our other benefit plans.

• Prepares for and issues the Compensation Committee Report contained in this Proxy Statement.

• As delegated by our Board, oversees management continuity and succession as well as executive officer development.

The Compensation Committee is permitted to delegate its authority to one or more of our officers the authority to make awards to any non-Section 16 officer under our incentive-compensation or other equity-based plan. During fiscal 2018, the Compensation Committee delegated, non-exclusively, its authority to make awards to employees other than Section 16 officers under prescribed conditions, including the condition that no individual award exceeds $200,000 in value. The Report of the Compensation Committee is included on page 48.

Compensation Committee Interlocks and Insider Participation

No Compensation Committee member is our current or former employee or officer. There is no interlock with any other board or company.

Nominating and Corporate Governance Committee	Number of 2018 Meetings: 2
Membership:

J. Martin Carroll, Chair | Madhavan Balachandran | Christa Kreuzburg | Jack Stahl

Function:

• Identifies and recommends nominees for election to our Board.

• Reviews the composition and size of our Board.

• Oversees an annual evaluation of the Board of Directors and each Committee.

• Regularly reviews our corporate governance documents, including our corporate charter and bylaws and our Governance Guidelines.

• Recommends members of our Board to serve on Committees. • As delegated by our Board, oversees and approves the management continuity planning process.

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Quality and Regulatory Compliance Committee	Number of 2018 Meetings: 4
Membership:

Donald E. Morel, Jr., Chair | Madhavan Balachandran | J. Martin Carroll | Christa Kreuzburg

Function:

•  Oversees and reviews our personnel, activities, processes and procedures that assure the quality of the products and services we deliver.

•  Oversees our quality and regulatory compliance programs with respect to legal and regulatory requirements.

•  Reports on significant audits, inspections and corrective and preventative actions on relative governmental investigations to our Board.

•  Oversees the implementation of our quality and regulatory compliance program.

Mergers & Acquisitions Committee	Number of 2018 Meetings: 8
Membership:

Jack Stahl, Chair | Rolf Classon | Gregory Lucier

Function:

•  Assists our Board in reviewing and assessing potential mergers, acquisitions, divestitures, and other similar strategic transactions, taking into account, among other things, (i) the risks and benefits to the company and (ii) our Board’s obligation to oversee and provide overall direction to management with respect to such transactions.

BOARD AND COMMITTEE ATTENDANCE

During fiscal 2018, our Board met six times and acted by unanimous written consent two times. Each director attended more than 75% of the respective meetings of our Board and our committees, if any, for which such director’s attendance was required.

The Committees held the following number of meetings and acted by unanimous written consent the following number of times during fiscal 2018:

Committee	Meetings	Consents
Audit Committee	4	–
Compensation Committee	8	1
Nominating Committee	2	1
Quality Committee	4	–
M&A Committee	8	–

We strongly encourage members of our Board to attend our Annual Meeting of Shareholders. All of our directors then serving attended our 2017 Annual Meeting of Shareholders in November 2017.

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Director Independence

Under our Guidelines and the NYSE listing standards, a director is not independent if the director has or had certain specified relationships with us. As a result of its review, our Board determined that each of our current directors other than Mr. Chiminski is independent. Our Board also determined that each other director who served during a portion of fiscal 2018, Melvin D. Booth, James Quella, and Uwe Röhrhoff, was also similarly independent. Mr. Chiminski serves on our Board of Directors, but as our President and CEO he cannot be deemed independent.

Board Leadership Structure

Our Governance Guidelines, which can be found on our website at http://investor.catalent.com/corporate-governance, provide our Board flexibility in determining its leadership structure. Our Board considers its structure and leadership each year, in particular whether the roles of Chair and CEO should be combined or separated, based on what it believes is in the best interests of the company at a given point in time. Currently, Mr. Chiminski serves as our CEO as well as Chair of our Board. Our Board has determined that combining the positions is the appropriate leadership structure at this time. Mr. Chiminski, given his primary responsibility for managing the company’s day-to-day operations and his extensive knowledge and understanding of the company, is best positioned to lead our Board at this time and to focus its attention on the issues of greatest importance to the company and its shareholders. The Chair presides at all Board and shareholder meetings and performs such other duties as may be designated in our bylaws or by our Board as a whole. Our Board will continue periodically to evaluate its leadership structure and determine whether continuing the combined roles of CEO and Chair is in our best interest based on circumstances existing at the time.

Our Governance Guidelines require that the independent directors on the Board elect from among themselves a Lead Director whenever the Chair of our Board is also the CEO or is a director who does not otherwise qualify as an independent director. Mr. Stahl currently serves as our independent Lead Director. The Lead Director helps to assure the appropriate oversight of company management by our Board, as well as maintain the optimal functioning of our Board. Among other things, the Lead Director has the authority to:

•	convene meetings of the independent directors as the Lead Director deems necessary;

•	preside over all meetings of our Board at which the Chair is not present, including any executive sessions of the independent directors;

•	act as a liaison between the Chair and the independent directors; and

•

recommend to the other members of our Board the retention of consultants and advisors who directly report to it, without consulting or obtaining the advance authorization of any officer of the company.

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Board and Committee Evaluation Process

The Nominating Committee leads an annual performance evaluation of our Board and each Board committee as described below.

Evaluate	Compile	Discuss	Review

Each director completes a Board self-evaluation questionnaire and a separate questionnaire for each committee on which the director serves. The questionnaires request ratings and solicit suggestions for improving Board and committee governance processes and effectiveness.

Questionnaire results are compiled by the Corporate Secretary. Specific director comments are reported without attribution. Each director receives the Board self-evaluation results and the self-evaluation results for each committee on which the director serves. The Chair and the Lead Director receive all of the self-evaluation results.

Committee self-evaluation results are discussed by each committee, and Board self-evaluation results are discussed by the full Board, in each case in executive session. The committees and our Board each identify areas for further consideration and opportunities for improvement, and implement plans to address those matters.

Each committee and the full Board review progress with respect to any identified areas for further consideration.

Board’s Role in Risk Oversight

Our Board as a whole and through its committees oversees our risk management. Members of senior management regularly report to our Board on areas of material risk. Our Board regularly reviews information regarding our strategy, finances, liquidity, operations, legal and regulatory developments, our research and development activities, and our competitive environment, as well as the risks related to these matters. The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to our internal controls in order to develop internal audit plans for future fiscal years. The Audit Committee also periodically meets with members of our information technology department to assess information security risks (including cybersecurity risks) and to evaluate the status of the company’s cybersecurity efforts, which include a broad range of tools and training initiatives that are designed to work together to protect the data and systems used in our business. The Nominating Committee oversees the management of risks associated with the independence of the members of our Board. The Compensation Committee oversees risks relating to our compensation plans and arrangements. The Quality Committee focuses on risks arising out of the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers. Each Committee provides periodic reports to the full Board regarding its area of responsibility and oversight. We do not believe there is any relationship between how our Board oversees management of our risks and its leadership structure.

Majority Voting and Director Resignation Policy

In August 2017, our Board, following its strategic review of our corporate governance program, practices, and policies and the recommendation of our Nominating Committee, amended and restated our bylaws to provide, among other things, that director nominees in uncontested elections shall be elected by the affirmative vote of a majority of the votes cast in respect of the shares present in person or represented by proxy at any annual or special meeting of shareholders for the election of directors and entitled to vote on the election of directors (meaning the number of shares voted for a nominee for director must exceed the total number of shares voted against such nominee for director, with abstentions and broker non-votes not counted as a vote cast either for or against that nominee for director’s election).

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Pursuant to our Governance Guidelines, any incumbent director nominee who does not receive a majority of votes cast for his or her election must offer to resign from our Board. The Nominating Committee will promptly consider the offer and recommend to our Board whether to accept or reject the offer to resign. In deciding the action to be taken with respect to any such resignation offer tendered under this policy, the Nominating Committee and our Board will consider what they believe is in our best interests and the best interests of our shareholders. Our Board will act on the Nominating Committee’s recommendation within ninety days following the date of the shareholder meeting during which the election occurred, taking into account the factors considered by the Nominating Committee and any additional relevant information.

Any director who offers a resignation will not participate in the consideration by the Nominating Committee or our Board concerning whether to accept the offered resignation. If a majority of the members of the Nominating Committee did not receive more for votes than against votes, then the independent directors (excluding those independent directors, if any, who did not receive more for votes than against votes in the most recent election) will appoint a Board committee solely for the purpose of considering the offered resignations and making a recommendation to our Board whether to accept them; provided, however, that if there are fewer than three independent directors who received more for votes than against votes in the election, then such committee will be comprised of all independent directors, and each independent director who is required by the Governance Guidelines to offer a resignation will not participate in the consideration by such committee and our Board concerning whether to accept that director’s offer to resign.

We will promptly publicly disclose the decision of our Board regarding any offer to resign, including an explanation of how the decision was reached and, if applicable, the reasons an offer to resign was not accepted, in a Current Report on Form 8-K to be filed or furnished with the SEC. If our Board determines to accept a director’s offer to resign, the Nominating Committee will recommend whether to fill such vacancy or whether to reduce the size of our Board.

Director Nomination Process

The Nominating Committee considers and recommends the annual slate of director nominees for approval by our Board. The Nominating Committee considers a number of factors and principles in recommending the slate of director nominees for election to our Board. In particular, the Nominating Committee considers the following when evaluating and selecting nominees: the candidate’s individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought, an ability to work collegially, and all other factors it considers appropriate, which may include age, gender, and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills and education, relevant business or government acumen, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board.

Although our Board and Nominating Committee consider diversity of viewpoints, background, and experiences when identifying and reviewing candidates for our Board, our Board does not have a separate diversity policy. In identifying and evaluating prospective director candidates, the Nominating Committee may seek referrals and assistance from other members of our Board, management, shareholders, and other sources, including third-party search consultants. The Nominating Committee uses the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experiences to further enhance our Board’s effectiveness.

Shareholders may nominate directors for election by following the provisions set forth in our bylaws concerning such matters. The Nominating Committee, in accordance with our Governance Guidelines, will consider the qualifications of any nominee proposed by one or more shareholders.

Proxy Access

In August 2017, we amended and restated our bylaws to implement proxy access, which, subject to certain limitations as set forth in our bylaws, allows a shareholder or a group of up to 20 shareholders owning, continuously for at least three years,

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shares representing at least 3% of our outstanding voting stock entitled to vote in the election of directors, to nominate and include in our Proxy Statement for each Annual Meeting of Shareholders at which directors may be elected, their own qualifying director nominees constituting up to the greater of 2 or 20% of the total number of directors then serving on our Board (subject to certain limitations as set forth in our bylaws). Each of our Board (prior to each Annual Meeting of Shareholders) and the chair of any Annual Meeting of Shareholders shall have the power to determine whether a director nominee has been nominated by a shareholder in accordance with the requirements of the proxy access provisions. Notice of director nominees submitted under the proxy access provisions must include the information required under our bylaws. Such notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 for nominations for the 2019 Annual Meeting of Shareholders by the dates specified under “Shareholder Proxy Access” on page 93. The foregoing description of the shareholder proxy access provision included in our bylaws does not purport to be complete and is qualified in its entirety by reference to our bylaws, which are available on our website under http://investor.catalent.com/corporate-governance.

Communications with the Board of Directors

Shareholders or other interested parties wishing to communicate with our Board, any of our Committees, any director individually, or the independent directors as a group may do so by contacting the Corporate Secretary either:

•	By mail, addressed care of Corporate Secretary, Catalent, Inc., 14 Schoolhouse Road, Somerset, New Jersey 08873; or

•	By email to CorpSec@catalent.com.

Communications will be sent to the appropriate recipient, depending on the facts and circumstances outlined in the communication, but the Corporate Secretary will not forward to directors any spam, junk mail, mass mailing, product complaint, product inquiry, new product suggestion, job inquiry, survey, or business solicitation or advertisement. Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded.

Standards of Business Conduct

Our Board and all of our employees, including our CEO, principal financial officer, principal accounting officer, and all other executive officers are required to abide by our Standards of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of our Standards of Business Conduct can be found on our website under http://investor.catalent.com/corporate-governance. We will disclose on our website any future amendment to, or waiver from, provisions of our Standards of Business Conduct affecting our directors or executive officers as and to the extent required under applicable SEC and NYSE rules.

Transactions with Related Persons

Our Board has adopted a written policy regarding the review, approval, and ratification of transactions with related persons. This policy provides that a related person must promptly disclose to our Board any related person transaction. No related person transaction will be executed without the approval or ratification of our Board or the Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

Since our initial public offering (our “IPO”) on July 30, 2014, we have not entered into any reportable related person transaction, nor is any related person transaction currently proposed, in which any of our directors, CEO, or executive officers has a direct or indirect material interest.

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Executive Officers

JOHN CHIMINSKI

President and Chief Executive Officer Age: 54	Mr. Chiminski’s biography is set forth above in the Director Nominees section on page 6.

WETTENY JOSEPH

Senior Vice President and Chief Financial Officer Age: 46

Mr. Joseph has served as our Senior Vice President and Chief Financial Officer since February 2018. He first joined us in 2008 as our Vice President and Corporate Controller, and held senior finance positions until October 2015, when he was named President, Clinical Supply Services, one of our principal business units. Before joining us, Mr. Joseph held a variety of senior financial positions at the industrial distribution company HD Supply, including as CFO of its $1.2 billion plumbing and HVAC business unit. He also served as Corporate Controller for Hughes Supply, a Fortune 500, NYSE-listed company that was acquired by Home Depot and became part of HD Supply. In his early career, Mr. Joseph spent six years at PricewaterhouseCoopers as an auditor and strategic financial advisor across a variety of industries. Mr. Joseph holds both a master’s and bachelor’s degrees in accounting from Florida Atlantic University and is a Certified Public Accountant.

JONATHAN ARNOLD

President, Oral Drug Delivery Age: 52

Mr. Arnold was named President of our Oral Drug Delivery business in October 2017. Previously, he served for six years as Vice President and General Manager of our Drug Delivery Solutions business unit. Mr. Arnold’s career in the life sciences contract development and manufacturing organization sector began in 1995, when he joined RP Scherer, a specialist in softgel technologies and now an important part of Catalent, where he served in a variety of international business development and strategic customer account roles over the course of 5 years. Mr. Arnold then spent 11 years working for Patheon, another contract development and manufacturing organization, in multiple different locations, including Italy, the U.K., and Switzerland, serving in roles of increasing responsibility, including Vice President of Global Supply Chain and, ultimately, Chief Procurement Officer, before returning to us in 2011. Prior to working in the life sciences sector, Mr. Arnold had an international business development and strategic marketing role for the U.K.’s largest waste management company, Shanks & McEwan. Mr. Arnold earned his bachelor’s degree in Agricultural, Biochemistry and Nutrition from the University of Newcastle upon Tyne, U.K.

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WILLIAM DOWNIE

Senior Vice President, Global Sales & Marketing Age: 51

Mr. Downie has served as our Senior Vice President, Global Sales & Marketing since June 2010. He joined us as Group President, Medication Delivery Solutions, and Senior Vice President, Global Sales & Marketing in October 2009. Prior to joining us, Mr. Downie served as Vice President and Global Leader of Molecular Imaging at GE Healthcare. Before that, he held several executive positions in other GE Healthcare units, including Vice President and General Manager, Medical Diagnostics-Europe, Middle East and Africa, and Vice President of Sales for Medical Diagnostics-Europe. Prior to GE Healthcare, Mr. Downie was with Innovex UK Limited (part of Quintiles, Inc.), where he held several positions in operations and sales/marketing. Earlier in his career, he held leadership positions with Sanofi-Synthelabo UK; Sanofi-Winthrop Limited; and Merck & Co., Inc. Mr. Downie holds a B.S. degree in biochemistry from the University of Edinburgh.

STEVEN L. FASMAN

Senior Vice President, General Counsel, and Corporate Secretary Age: 56

Mr. Fasman was named Senior Vice President, General Counsel, and Corporate Secretary in October 2014, when he joined us. Prior to that, he served as Executive Vice President-Law of MacAndrews & Forbes Holdings Inc., a privately held diversified holding company, from January 2012 to March 2014. Before that, Mr. Fasman held various positions at MacAndrews & Forbes since 1992 of increasing responsibility. From 2008 through March 2014, he also served as General Counsel and Chief Compliance Officer of M & F Worldwide Corp., a holding company with interests in financial products, customer calling centers, staffing operations, educational software and flavoring products. From 2008 to 2011, Mr. Fasman also served as a director of SIGA Technologies, Inc., a biodefense company. Mr. Fasman spent his early career at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, where he focused on domestic and international litigation and regulatory proceedings. Mr. Fasman holds a law degree from Yale University and an A.B. degree in mathematics from Princeton University. Mr. Fasman is a trustee of the Jewish Board of Family & Children’s Services in New York City.

ARISTIPPOS GENNADIOS, PH.D.

President, Softgel Technologies Age: 53

Dr. Gennadios has served as our President, Softgel Technologies since September 2013. Previously, he served as Vice President and General Manager of Softgel Technologies. Dr. Gennadios has worked in the pharmaceutical industry since 1996 in roles including R&D, field sales, business development, operations and leadership. He joined our predecessor company, Cardinal Health, in 2002 and has held several key leadership posts within the softgel technologies business, including Global Vice President of Business Development for Softgel Technologies, General Manager of the Oral Development Center in Somerset, NJ, and Vice President and General Manager for Prescription Softgel and Consumer Health products. Dr. Gennadios holds a bachelor’s degree in chemical engineering from the National Technical University of Athens, Greece and a master’s degree in agricultural engineering from Clemson University. He also holds a doctorate in engineering from the University of Nebraska and an M.B.A. from Wake Forest University.

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SCOTT GUNTHER

Senior Vice President, Quality & Regulatory Affairs Age: 51

Mr. Gunther was named our Senior Vice President of Quality & Regulatory Affairs in May 2017. Mr. Gunther joined us in 2012 as Vice President, Quality and most recently oversaw the quality function for the United States sites in our Drug Delivery Solutions business unit. Previously, he concurrently served as an interim Vice President of Product Development for our Drug Delivery Solutions business unit. Prior to joining us, Mr. Gunther spent 22 years with Bristol-Myers-Squibb (“Bristol”) in various roles of increasing responsibility. In his last role at Bristol, he held the position of Executive Director Quality Operations Americas, where he was responsible for quality operations at its manufacturing sites in the U.S., Puerto Rico, and Latin America. Mr. Gunther holds a B.S. degree from the State University of New York College at Buffalo and an M.B.A. degree from Canisius College.

PAUL HEGWOOD, JR.

President, Clinical Supply Services Age: 60

Mr. Hegwood was named our President, Clinical Supply Services in May 2018. Previous roles at Catalent include Vice President, Clinical Supply Services Operations between April 2017 and May 2018, where he oversaw all clinical supply facilities with an emphasis on quality, service delivery excellence, and operational harmonization; Global Vice President, Customer Service Excellence between April 2015 and April 2017, where he focused on driving excellence and service delivery throughout our global network; and Vice President of Operations for Development and Clinical Services between February 2012 and April 2015. He was instrumental in the expansion of our footprint within the Asia-Pacific region, including the opening of our Shanghai facility in October 2013. Prior to joining us, Mr. Hegwood held senior operational roles at Stanadyne Corporation, Delphi, and General Motors and had extensive experience developing operations in several emerging markets including China. He has a BS in Mechanical Engineering from Kettering University and an MBA from the University of Michigan.

BARRY LITTLEJOHNS

President, Biologics & Specialty Drug Delivery Age: 52

Mr. Littlejohns was named our President, Biologics & Specialty Drug Delivery in October 2017. Previously, he was President of our Drug Delivery Systems Solutions since July 2013. Prior to that, he led our Medication Delivery Solutions business from July 2011 to July 2013. He rejoined us in 2011 after two years as Senior Vice President of Operations and Business Development at Danish biotechnology company Genmab, where his responsibilities included strategic licensing and manufacturing oversight. Prior to Genmab, he served in a broad range of leadership roles at Catalent. These include Vice President of Global Business Operations, Vice President of Commercial Affairs for Medication Delivery Solutions, Vice President and General Manager of Injectables, and various financial, operational and leadership roles. He joined our predecessor RP Scherer Corporation in 1989. Mr. Littlejohns has a degree in business & finance from Swindon College, UK.

CORPORATE GOVERNANCE        2018 Proxy Statement  |  CATALENT, INC.        23

ALESSANDRO MASELLI

Senior Vice President—Global Operations Age: 46

Mr. Maselli was named our Senior Vice President, Global Operations in September 2016. He joined us in 2010 as Director of Operations at our pharmaceutical, nutritional and cosmetics plant in Aprilia, Italy. In 2013, Mr. Maselli was appointed General Manager of Zydis® operations at our facility in Swindon, U.K., and, in 2015, became Vice President of Operations, Europe, for our Drug Delivery Solutions business unit. Prior to joining us, Mr. Maselli held operational and business leadership roles at Alstom and SGS S.A. From 1998 to 2006, he held roles of increasing responsibility from process engineer to operations director at ABB Group. Mr. Maselli began his career as automation systems engineer in the food industry. A native of Italy, Mr. Maselli earned bachelor’s and master’s degrees in electronic engineering from the University of Rome.

LANCE MIYAMOTO

Senior Vice President—Global Human Resources Age: 63

Mr. Miyamoto was named our Senior Vice President, Global Human Resources in March 2011. Prior to joining us, Mr. Miyamoto ran his own consulting business, and, prior to that, he held a number of Human Resources leadership roles in other companies, including Executive Vice President of Comverse Technology Inc. He also served as Executive Vice President of HR for AOL LLC, a division of Time Warner Inc., from 2004 to 2007. From 2001 to 2004, Mr. Miyamoto was Executive Vice President of HR for Lexis-Nexis, a $2.2 billion division of Reed Elsevier. He was also a senior executive with Dun and Bradstreet with responsibility for performance development. Mr. Miyamoto is a graduate of Harvard University, and holds an M.B.A. degree from the Wharton School of the University of Pennsylvania, where he was a COGME (Council for Graduate Management Education) Fellow.

24         CATALENT, INC.  |  2018 Proxy Statement        OWNERSHIP OF OUR COMMON STOCK

Ownership of Our Common Stock

Securities Owned by Certain Beneficial Owners, Directors, and Management

The table below shows how many shares of our common stock were owned as of September 4, 2018 by (1) owners of more than 5% of the outstanding shares of our common stock, (2) our current directors, (3) our Named Executive Officers, and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has (a) an address at 14 Schoolhouse Road, Somerset, NJ 08873 and (b) sole voting and investment power over the shares, in each case except as described below.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

BlackRock, Inc.(1)	16,721,278	11.5%

T. Rowe Price Associates, Inc.(2)	15,213,453	10.5%

The Vanguard Group(3)	11,865,066	8.2%

John Chiminski(4)	878,885	*

Wetteny Joseph(4)(5)	103,332	*

Jonathan Arnold(4)	58,945	*

William Downie(4)	85,632	*

Steven L. Fasman(4)	105,902	*

Matthew Walsh(6)	11,058	*

Madhavan Balachandran	4,761	*

J. Martin Carroll	16,499	*

Rolf Classon	11,070	*

Rosemary A. Crane	-	*

John J. Greisch	-	*

Christa Kreuzburg	-	*

Gregory T. Lucier	23,068	*

Donald E. Morel, Jr.	17,180	*

Jack Stahl	20,641	*

Directors and executive officers as a group (20 persons)(7)	2,015,518	1.4%

*	Represents less than 1%

(1)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on January 17, 2018, in which BlackRock, Inc. reported that it has sole voting power over 16,047,104 shares and sole dispositive power over 16,721,278 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 14, 2018, in which T. Rowe Price Associates, Inc. reported that it and its affiliates have sole voting power over 4,535,549 shares and sole dispositive power over 15,213,453 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(3)

Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on February 7, 2018, in which The Vanguard Group reported that it and its affiliates have sole voting power over 258,930 shares, shared voting power over 22,302 shares, sole dispositive power over 11,593,734 shares, and shared dispositive power over 271,332 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)

The number of shares beneficially owned includes shares of common stock issuable upon exercise of options that are currently exercisable and/or will be exercisable within 60 days after September 4, 2018, as follows: Mr. Chiminski (272,627), Mr. Joseph (38,437), Mr. Arnold (19,535), Mr. Downie (16,059), and Mr. Fasman (31,829).

(5)	The number of shares beneficially owned includes 883 restricted stock units scheduled to vest within 60 days after September 4, 2018.

(6)	The address of Mr. Walsh is c/o Allergan, 5 Giralda Farms, Madison, NJ 07940.

(7)

Includes 861,402 shares of common stock issuable upon (a) vesting of restricted stock units within 60 days after September 4, 2018 or (b) exercise of options that are currently exercisable and/or exercisable within 60 days after September 4, 2018. Does not include amounts held by Mr. Walsh, who stepped down as Senior Vice President and Chief Financial Officer effective February 6, 2018.

OWNERSHIP OF OUR COMMON STOCK        2018 Proxy Statement  |  CATALENT, INC.        25

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of 10% or more of our shares of common stock to file reports with the SEC about their ownership of and transactions in our common stock. Based on our records and other information, we believe that all reports required to be filed under Section 16(a) during fiscal 2018 were timely filed, except for the inadvertent omission of 33 shares of common stock from Mr. Arnold’s timely filed Form 3 of November 6, 2017, which shares were reported on an amended Form 3 in September 2018.

Equity Compensation Plan Information

The following table provides certain information as of June 30, 2018 regarding our equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(3)	(b) Weighted-average exercise price of outstanding options, warrants and rights(4)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,479,275	$28.07	2,184,859

Equity compensation plans not approved by security holders(2)	966,840	$16.99	-	(5)

(1)

The amounts set forth in this row relate to grants under the Catalent, Inc. 2014 Omnibus Incentive Plan (the “Omnibus Plan”), which was approved by a majority shareholder prior to our 2014 IPO. If our shareholders approve Proposal 4, relating to our new 2018 Omnibus Incentive Plan, then we will stop issuing awards under the Omnibus Plan, but all of the shares that otherwise would have been available for issuance thereunder will be available for issuance under the new plan.

(2)

Our Board approved the 2007 PTS Holdings Corp. Stock Incentive Plan (the “Pre-IPO Stock Plan”) on May 7, 2007, and it was amended on September 8, 2010 and June 25, 2013, all prior to our IPO. (“PTS Holdings Corp.” is a former name of Catalent, Inc.)

(3)

For the Omnibus Plan, the amount reported in this column excludes 473,234 performance-based restricted stock units (“PSUs”) that have the potential to vest if the maximum performance targets are met for the Adjusted EPS PSUs and Relative Return PSUs issued thereunder. Assuming maximum PSU targets are met, the total number of securities to be issued upon exercise of outstanding options, warrants, and rights as of June 30, 2018 is 3,952,509. All awards under the Pre-IPO Stock Plan were stock options, except for 260,480 restricted stock units ("RSUs") granted to Mr. Chiminski and 64,400 RSUs granted to Mr. Walsh, each of which converted to one share of our common stock and none of which remains outstanding.

(4)	The weighted-average exercise price does not take into account RSUs, restricted stock, PSUs, and performance-based restricted stock, which by their nature do not have an exercise price.

(5)	As of May 7, 2017, awards may no longer be made under the Pre-IPO Stock Plan.

26         CATALENT, INC.  |  2018 Proxy Statement        DIRECTOR COMPENSATION

Director Compensation

We provide competitive compensation to our non-employee directors to attract and retain qualified directors. The principal elements of our non-employee director compensation are an annual cash retainer; an annual equity award of restricted stock units, each of which represents the right to receive one share of our common stock (“RSUs”); and additional cash fees for our Lead Director, Committee Chairs and Audit Committee members. Our director who is employed by us receives no cash or equity compensation for service as a director.

During fiscal 2018, the Nominating Committee, with the assistance of Frederic W. Cook & Co., Inc. (“FW Cook”), an independent, third-party consultant that also serves as a consultant to the Compensation Committee, conducted a review of our non-employee director compensation program, which had not been revised since our IPO in 2014, in order to evaluate its efficacy and attractiveness for recruiting and retaining high-quality directors. Based on the work done by FW Cook, which included a study of our compensation practices compared to those of the same compensation peer group used by our Compensation Committee (described below in our Compensation Discussion & Analysis starting on page 35) as well as a review of other market data, the Nominating Committee recommended, and our Board subsequently approved, certain changes to the program, as described below, to bring it in line with market medians and maintain its competitiveness versus our peer group.

Annual Cash Retainer

Each non-employee director receives an annual cash retainer of $100,000 for service as a director, with an additional $30,000 annual cash retainer for the non-employee director, if any, serving as the Lead Director. All cash retainers are paid on a quarterly basis, in arrears. Directors do not receive meeting attendance fees, but each of our directors is reimbursed for out-of-pocket expenses incurred in connection with the director’s service. Non-employee directors who are newly appointed or elected to our Board during a fiscal year receive an annual cash retainer, paid on a quarterly basis in arrears, in an amount that is prorated from the effective date of appointment or election to the end of such fiscal year.

Equity-Based Compensation

Each non-employee director receives an annual grant in the form of RSUs with a grant date fair value equal to $140,000 (which will increase to $175,000 in fiscal 2019), with any fractional share rounded down to the nearest whole share. The grant date fair value is equal to the closing sales price of our common stock as reported on the NYSE on the date of grant. Ownership of the RSUs vests on the first anniversary of the grant date (provided that the director is still serving as of such date), subject to accelerated vesting upon a change of control. Non-employee directors who are newly appointed or elected to our Board during a fiscal year receive an RSU grant that is prorated from the effective date of appointment or election to the end of such fiscal year.

Committee Chair/Member Fees

We pay an annual cash fee to the Chair of the Audit Committee of $15,000 (which will increase to $25,000 in fiscal 2019) and $10,000 to each of the other Audit Committee members. We similarly pay an annual cash fee to the Chair of each of the Compensation, Nominating, Quality, and M&A Committees of $10,000 (with the fee for the Compensation Committee Chair increasing to $12,500 in fiscal 2019), but no additional fee to the other members of those Committees. All Committee fees are paid on a quarterly basis, in arrears, and prorated in the case of service for a portion of a fiscal year.

Director Stock Ownership Policy

Each of our non-employee directors is required to own stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares underlying vested equity-based awards and shares held under a deferral or similar plan. Each non-employee director is required to retain 100% of the shares received following exercise of options or upon settlement of vested RSUs (net of

DIRECTOR COMPENSATION        2018 Proxy Statement  |  CATALENT, INC.        27

shares used to satisfy applicable tax withholding obligation, if any) until the required ownership level is met. All of our directors complied with the retention provisions of this policy throughout fiscal 2018 and through the printing of this Proxy Statement.

Deferred Compensation Plan

Under the amended and restated Catalent Pharma Solutions, Inc. Deferred Compensation Plan (the “Deferral Plan”), our directors may separately elect to defer any portion of their cash fees and up to 100% of RSU awards on a pre-tax basis by making appropriate elections in the calendar year prior to the year in which the services giving rise to such compensation being deferred is rendered. The terms of our Deferral Plan are described generally in the executive compensation section below beginning on page 42.

Matching Gift Program

Our directors may participate in the Catalent Cares matching gift program, which matches on a 1-to-1 basis gifts made by our employees and directors to eligible health and human service nonprofit organizations, subject to a yearly maximum of $1,000.

Director Compensation for Fiscal 2018

For fiscal 2018, our directors received the amounts shown in the schedule below. All cash fees were paid on a quarterly basis, in arrears.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Madhavan Balachandran(3)	100,000	139,995	239,995
Melvin D. Booth(4)	17,935	-	17,935
J. Martin Carroll	108,505	139,995	248,500
Rolf Classon(5)	110,000	139,995	249,995
Rosemary A. Crane(6)	39,008	51,740	90,748
John J. Greisch(6)	42,806	51,740	94,546
Christa Kreuzburg(6)	37,222	51,740	88,962
Gregory T. Lucier(7)	101,786	139,995	241,781
Donald E. Morel, Jr.	120,000	139,995	259,995
James Quella(8)	69,361	172,439	209,356
Uwe Röhrhoff(9)	68,681	139,995	208,676
Jack Stahl(10)	$140,542	139,995	280,537

(1)

Mr. Chiminski did not receive any compensation as a director during fiscal 2018. He received compensation during fiscal 2018 as our employee, and his compensation is reported in this Proxy Statement in the executive compensation tables.

(2)

Represents the aggregate grant date fair value of stock awards for fiscal 2018, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) Topic 718, using the assumptions discussed in Note 12, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2018. Messrs. Balachandran, Carroll, Classon, Lucier, and Stahl and Dr. Morel each had 3,976 unvested RSUs as of June 30, 2017. Ms. Crane, Mr. Greisch, and Dr. Kreuzburg each had 1,193 unvested RSUs as of June 30, 2017. See note 6 below.

(3)	Mr. Balachandran elected to defer 100% of his annual cash retainer for calendar 2018 under the Deferral Plan.

(4)	Mr. Booth retired from our Board as of August 25, 2017.

(5)	Mr. Classon elected to defer 50% of his annual cash retainer for calendar 2017 and 2018 and 100% of his annual RSU award under the Deferral Plan.

(6)	Became a member of our Board as of February 16, 2018.

(7)	Mr. Lucier elected to defer 100% of his annual RSU award under the Deferral Plan.

(8)

Mr. Quella retired from our Board as of February 16, 2018. In connection with his retirement, the vesting date of his outstanding stock award was accelerated, resulting in incremental fair value of $32,444, which is included in the amount reported in the Stock Awards column.

(9)	Mr. Röhrhoff retired from our Board as of February 4, 2018. His outstanding stock award was forfeited as a result.

(10)	Mr. Stahl served as Chair of the Audit Committee from February 4, 2018 until February 16, 2018, and his fee for such service was correspondingly prorated.

28         CATALENT, INC.  |  2018 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

28	COMPENSATION DISCUSSION AND ANALYSIS

29	Introduction

29	Executive Summary

30	Overview of 2018 Business Performance and Executive Compensation
	30	2018 Business Performance
	31	2018 Compensation Highlights
	31	Executive Pay Mix for 2018
	31	CEO 2018 Compensation Overview
	33	Executive Agreements

33	Our Executive Compensation Program
	33	Our Compensation Philosophy and Principles
	33	Executive Compensation Program Elements

35	The Compensation Process
	35	The Role of the Compensation Committee, It’s Consultant, and Management
	35	The Compensation Committee Process
	35	The Use of Market Data in Determining Compensation
	36	Section 162(m) of the Internal Revenue Code
	36	Compensation Determinations for 2018
	36	Base Salary
	37	Management Incentive Plan
	39	Long-Term Incentive Awards

41	Other Benefits under our Executive Compensation Program
	41	Benefits and Perquisites
	42	Deferred Compensation Plan
	42	Deferred Vesting or Settlement of PSU and RSU Grants
	43	Severance and Payments on a Change of Control

45	Other Compensation Practices and Policies
	45	Executive Agreements
	47	Executive Stock Ownership Guidelines
	47	Hedging and Pledging

48	REPORT OF THE COMPENSATION COMMITTEE

49	EXECUTIVE COMPENSATION TABLES
50	Fiscal 2018 Summary Compensation Table
53	Fiscal 2018 Grants of Plan-Based Awards TABLE
55	Fiscal 2018 Outstanding Equity-Based Awards at Year-End Table
58	Fiscal 2018 Option Exercises and Stock Vested Table
59	Fiscal 2018 Non-Qualified Deferred Compensation Table
60	Fiscal 2018 Potential Payments Upon Employment Termination or Change of Control Tables

COMPENSATION DISCUSSION AND ANALYSIS        2018 Proxy Statement  |  CATALENT, INC.        29

Introduction

This CD&A explains our executive compensation philosophy and programs, and the decisions made by the Compensation Committee of our Board during fiscal 2018, unless otherwise noted. Each reference in this section to a year is a reference to our fiscal year, which ends on June 30, unless otherwise noted.

Our executive compensation program is intended to attract, motivate, retain, and reward our leadership so that they will act to increase shareholder value and to align the interests of our leadership with those of our shareholders on an annual and long-term basis.

In accordance with SEC rules and regulations, this CD&A also discusses the elements of our executive compensation program during fiscal 2018 for our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer, our other three most highly compensated executive officers, and one additional former executive officer (these six officers collectively are our “Named Executive Officers” or “NEOs”). In fiscal 2018, our NEOs were:

EXECUTIVE	TITLE
John Chiminski	Chair of the Board, President and CEO
Wetteny Joseph	Senior Vice President and Chief Financial Officer
Jonathan Arnold	President, Oral Drug Delivery
William Downie	Senior Vice President, Global Sales and Marketing
Steven L. Fasman	Senior Vice President, General Counsel & Secretary
Matthew Walsh*	Former Executive Vice President and Chief Financial Officer

*	Mr. Walsh’s service as our chief financial officer ended on February 6, 2018 and his employment ended on February 16, 2018.

Executive Summary

Our executive compensation program is intended to attract, motivate, retain, and reward our leadership team. We believe that attracting and retaining superior talent is a key to delivering shareholder returns, and that a competitive compensation program supports this. Therefore, our executive compensation package ties a significant portion of executive pay to performance.

The following is a summary of important aspects of our executive compensation program.

Principle

Balanced mix of pay components and incentives. Our compensation program targets a market-based mix of cash and equity compensation, and of short and long-term incentives. The principal elements of our program are salary, performance-based annual bonus and long-term equity awards.

Pay for Performance. We emphasize pay-for-performance to align executive compensation with our business strategy. Approximately 87% of the target total direct compensation of our CEO in 2018 was variable or performance-based.

Share Retention. Our Compensation Committee has established stock ownership guidelines directing our executive officers to hold a multiple of annual salary in the form of shares of common stock in order to align management and shareholder interests.

Pledging and Hedging. Our executives are prohibited from pledging our shares or hedging against the economic risk of such ownership.

Use of Independent Consultant. The Compensation Committee has engaged an independent, third-party consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist it in designing our compensation program and making compensation decisions as we seek to align with best practices.

30         CATALENT, INC.  |  2018 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Principle

Claw-Back/Forfeiture Provisions. The terms of our long-term, equity-based awards allow us in certain circumstances to “claw back” shares received pursuant to such awards or to require the repayment of all gains realized on the vesting or exercise of such awards.

Compensation Peer Group. The Compensation Committee uses a group of peer companies, selected with the assistance of its independent compensation consultant, FW Cook, to benchmark its pay levels and benefit packages.

Shareholder Say-on-Pay. At the 2017 Annual Meeting of Shareholders, our shareholders voted 98.1% in favor of our say-on-pay proposal, demonstrating their concurrence that our executive compensation program reflects a pay for performance philosophy. In fiscal 2018, the Compensation Committee took into account the outcome of the shareholder advisory vote when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Based on the level of support, the Compensation Committee did not see a need for substantive changes to our compensation program.

Overview of 2018 Business Performance and Executive Compensation

2018 BUSINESS PERFORMANCE

REVENUE OF $2,463.4 MILLION GROWTH OF 16% ON CONSTANT-CURRENCY BASIS(1)	NET EARNINGS OF $83.6 MILLION $0.63 PER DILUTED SHARE

ADJUSTED EBITDA OF $550.7 MILLION GROWTH OF 20% ON CONSTANT-CURRENCY BASIS(2)	NET LEVERAGE RATIO OF 4.2x 4.9X INTEREST COVERAGE RATIO

SHAREHOLDER RETURN OF 19%	COMPLETED major biologics ACQUISITION

CONTINUED TO REINVEST A SIGNIFICANT PORTION OF OUR FREE CASH FLOW IN ATTRACTIVE, STRATEGIC, GROWTH-DRIVING ASSETS

Please note: Further information concerning the non-GAAP performance measures discussed in this section, including information concerning reconciliations between these measures and the most directly comparable U.S. GAAP-based measures, may be found in the footnotes set forth on page 1 of this Proxy Statement and in Appendix A to this Proxy Statement, entitled “Non-GAAP Financial Measures,” beginning on page A-1 of this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS        2018 Proxy Statement  |  CATALENT, INC.        31

2018 COMPENSATION HIGHLIGHTS

As highlighted above, in 2018 we delivered strong financial performance. The Compensation Committee determined that our CEO exceeded his individual goals for 2018 and each of our other NEOs partially met or exceeded their respective individual goals for 2018.

EXECUTIVE PAY MIX FOR 2018

As shown in the charts below, the majority of target total direct compensation for our CEO and other NEOs during 2018 consisted of variable pay elements—specifically, the short-term incentive award (which was targeted as 17% and 25%, respectively, of our CEO’s and our other NEOs’ target total direct compensation) and long-term, equity-based compensation (which was targeted as 70% and 42%, respectively, of our CEO’s and our other NEOs’ target total direct compensation). The Compensation Committee believes this allocation aligns with our compensation philosophy of motivating our CEO and other NEOs to achieve our performance objectives in the short term and to grow the business to create value for our shareholders in the long term. In addition, at the 2017 Annual Meeting of Shareholders, our shareholders voted 98.1% in favor of our say-on-pay proposal, demonstrating their concurrence that our executive compensation program reflects a pay for performance philosophy.

CEO Target Direct Compensation	Other NEOs Target Direct Compensation

These charts do not include other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table in this Proxy Statement.

CEO 2018 COMPENSATION OVERVIEW

EMPLOYMENT AGREEMENT

Mr. Chiminski, our CEO, entered into a three-year employment agreement in October 2014. In connection with the end of that agreement’s term, the Compensation Committee worked with its independent compensation consultant to review the terms of the agreement in light of Mr. Chiminski’s performance over the life of the contract as well as the comparable compensation data from our compensation peer group. In light of his performance, the lack of any revision to this target total direct compensation during the period, and the relevant market data, the Compensation Committee and our Board concluded in August 2017 that certain revisions should be made to the terms of his compensation, as described below, and that the agreement should be extended for an additional three-year term. The employment agreement aligns Mr. Chiminski’s compensation with comparable CEOs in our executive compensation benchmarking peer group. Mr. Chiminski’s total compensation consists of salary, an annual bonus opportunity, long-term equity incentives, and the right to participate in benefit programs generally available to executives. The employment agreement with Mr. Chiminski is discussed in detail in “Executive Agreements.”

32         CATALENT, INC.  |  2018 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

SALARY

Mr. Chiminski’s base salary increased from $975,000 to $1,025,000 effective August 23, 2017 (when his employment agreement was amended) in consideration of his performance and reflecting market data provided by the Compensation Committee’s independent compensation consultant.

BONUS

Mr. Chiminski received a $1,774,400 bonus in respect of his performance in fiscal 2018 under the terms of our Management Incentive Plan (the “MIP”), which is our annual bonus incentive plan for our senior executives, including our NEOs. His MIP award was based on performance in relation to the annual cash bonus opportunity target of $1,371,780 (reflecting a target of $1,500,000 at the beginning of the year, revised downwards to $1,350,000 with the August 2017 amendment of his employment agreement), with a maximum limit under the MIP of 174.4% of target. As described below in the section titled “Management Incentive Plan,” our performance in fiscal 2018 resulted in 120.5% achievement against the business performance targets that determined 70% of the MIP bonus for Mr. Chiminski and all other senior executives, with the Compensation Committee determining the remaining 30% based on individual achievement.

Mr. Chiminski’s MIP award was equal to 129.4% of his target opportunity. The Compensation Committee believes that his 2018 MIP compensation appropriately reflected our financial performance for the year and his individual contributions as our CEO, in particular his strategic accomplishments and execution in connection with the acquisitions and dispositions carried out in pursuit of our long-term strategic plan.

LONG-TERM INCENTIVE AWARD

During fiscal 2018, Mr. Chiminski, along with our other NEOs, received long-term incentive compensation awards as part of our long-term incentive plan (the “LTIP”). Those awards are discussed in detail below.

TOTAL DIRECT COMPENSATION

The chart below shows Mr. Chiminski’s total direct compensation for the fiscal years 2017 and 2018 and is comprised of salary, MIP, and LTIP (using grant date fair value). This chart does not include other compensation, pension values and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table. The chart includes Mr. Chiminski’s actual bonus for fiscal 2018 and assumes that his long-term incentive compensation will pay out at target. The actual amounts paid could be higher or lower (for further information on our long-term incentive plan, see the section entitled “Compensation Determinations for 2018—Long-Term Incentive Awards”).

COMPENSATION DISCUSSION AND ANALYSIS        2018 Proxy Statement  |  CATALENT, INC.        33

EXECUTIVE AGREEMENTS

As discussed in more detail later in this CD&A, we are party to agreements with our NEOs to attract and retain these executives. The agreements with Messrs. Chiminski and Arnold are employment agreements that define the nature of each officer’s employment, compensation and benefits, including certain compensation and benefits following termination, and restrictive covenants. Our former executive, Mr. Walsh, also had an employment agreement. Messrs. Joseph, Downie, and Fasman have offer letters that set forth the nature of each executive’s employment, compensation, and benefits, and Mr. Downie also has a relocation agreement as he formerly worked from and still frequently visits our corporate offices in New Jersey even though his primary residence is in the U.K.

Our Executive Compensation Program

OUR COMPENSATION PHILOSOPHY AND PRINCIPLES

Our executive compensation program ties executive compensation to the successful execution of our overall business goals and adherence to our core values, which we believe best serves the interests of our shareholders. We believe that attracting, motivating, retaining, and rewarding superior executive talent is a key to delivering attractive shareholder returns, and that an appropriately structured executive compensation program is critical to that end. We believe that each element of our program supports the achievement of our compensation philosophy.

Our executive compensation program is designed to attract and retain highly qualified executives, motivate our executives to achieve our business objectives, reward company and individual performance, and align our executives’ interests with those of our shareholders. Our executives must be of a caliber and level of experience necessary to manage our complex, global business effectively. Given the long-cycle nature of most of our businesses, the complexity and highly regulated nature of our operations, and the competitive nature of our industry, it is especially important for us to retain our executive talent to ensure continuity of management. We seek to implement this philosophy by following three key principles:

• Competitive compensation. Providing a competitive compensation package that enables us to attract, motivate, retain, and reward superior executive talent.

• Alignment with shareholder interests. Align our executives’ interests with our shareholders’ through equity compensation, short- and long-term absolute and relative performance metrics and share retention guidelines.

• Linking compensation to performance. Fostering a pay-for-performance philosophy by tying a significant portion of pay to financial and stock-price performance as well as other goals that support the creation of sustainable long-term shareholder value.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS
Cash Compensation
Base Salary	Fixed cash compensation that is based on performance, scope of responsibilities, experience, and the pay practices of our employment competition.	• Attract, motivate, and retain superior talent. • Provide a fixed, baseline level of compensation. • Annual increase based on market positioning and individual performance.
Annual Bonus Opportunity: Management Incentive Plan (our “MIP”)	Annual cash payment tied to our financial results and a set of individually tailored financial and strategic performance objectives.

• Variable pay for short-term achievement of financial results and individual goals.

• For 2018, 70% based on financial performance (budget-based EBITDA, budget-based revenue, and annual capital deployed) and 30% based on individual goals.

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COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS
Long-Term Incentive
Long-Term Equity Incentive Awards	Annual grants of equity-based awards under our Omnibus Plan intended to drive (1) absolute and relative long-term performance relative to pre-established objectives and (2) continuous executive retention. Includes grants of Nonqualified Stock Options, Restricted Stock, performance-based Restricted Stock, RSUs, and performance-based RSUs (“PSUs”).

• Align compensation with the creation of shareholder value and achievement of business goals.

• Increase equity ownership by executives

• Promote executive retention and achievement of long-term performance objectives.

• Reward absolute and relative stock price performance over a multi-year period.

Retirement
U.S. Savings Plan

A tax-qualified 401(k) defined contribution plan that allows U.S. participants to defer a portion of their compensation, subject to Internal Revenue Code limits, and receive a partial employer company matching contribution.

Attract, motivate, and retain superior talent.
U.K. Retirement Plan	A defined contribution retirement plan open to U.K. participants, which also permits a partial employer match on contributions.	Attract, motivate, and retain superior talent.
Deferred Compensation Plan

A non-qualified deferred compensation plan for qualifying U.S. employees that provides opportunities to defer income taxation of a portion of compensation beyond what is permitted under our Savings Plan.

The plan allows NEOs and certain other executives to defer up to 80% of total cash compensation, as well as certain grants received under our long-term equity incentive plan, to receive matching contributions equal to 50% of the first 6% of cash compensation deferred, and to invest cash amounts deferred in a variety of investment options.

Attract, motivate, and retain superior talent.
Severance
Executive Severance and Change-in-Control Benefits

Severance benefits provided to NEOs and certain other executives upon involuntary termination of employment without cause, or upon a “good reason” termination by the executive.

Equity grants permit vesting if employment is terminated following a change in control.

• Attract, motivate, and retain superior talent. • Facilitate recruitment and retention of executives by providing income security in the event of involuntary job loss.

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The Compensation Process

THE ROLE OF THE COMPENSATION COMMITTEE, ITS CONSULTANT, AND MANAGEMENT

The Compensation Committee oversees the compensation program for our CEO and our other officers, including our other Named Executive Officers. Management typically formulates the initial proposal concerning a new aspect of executive compensation, including proposing salary levels and the form and content of various compensation programs, including incentive compensation programs and benefit programs such as healthcare and retirement programs. All management proposals as they relate to our NEOs are subject to Compensation Committee review and approval. The Compensation Committee has retained an independent consultant, FW Cook, to help it fulfill its responsibilities, including its review of management proposals. Among other things, FW Cook benchmarks compensation proposals using available market data and trends. In compliance with the NYSE’s listing standards and SEC rules, the Compensation Committee in April 2018 conducted its annual independence assessment of FW Cook and concluded that it remains independent of management.

THE COMPENSATION COMMITTEE’S PROCESS

In accordance with its charter, the Compensation Committee is responsible for, among other duties:

•	reviewing and approving our overall compensation philosophy;

•	overseeing the administration of compensation and benefit programs, policies, and practices;

•	reviewing and approving the identification of our peer companies with respect to various benchmarking activities and data sources used in evaluating our compensation competitiveness;

•	evaluating the performance of the CEO against performance goals and objectives approved by our Board; and

•	approving the performance goals, evaluating the performance, and approving the compensation of our executive officers.

THE USE OF MARKET DATA IN DETERMINING COMPENSATION

The Compensation Committee considers numerous factors as it formulates, reviews and approves pay components and the overall structure of our executive compensation program. Among these factors are survey data, scoped to focus on companies with revenue comparable to ours, and the compensation practices of select peer companies, which we refer to as the “Comparison Group.” During fiscal 2018, the Compensation Committee used a Comparison Group recommended by management with input from FW Cook based on, among other things, similarities in our line of business, revenue, earnings, market capitalization, enterprise value and number of employees. The Committee believed that reference to the Comparison Group was appropriate when reviewing our compensation program during fiscal 2018 because it believed that this group may have competed with us for executive talent. The companies in the Comparison Group that informed compensation decisions for fiscal 2018 were:

• Align Technology, Inc.

• C.R. Bard, Inc.*

• The Cooper Companies, Inc.

• Hill-Rom Holdings, Inc.

• ICON plc

• Mallinckrodt plc

• PAREXEL International Corporation*

• STERIS plc

• United Therapeutics Corporation

• Bio-Rad Laboratories, Inc.

• Charles River Laboratories International, Inc.

• Haemonetics Corporation

• Horizon Pharma plc

• Impax Laboratories, Inc.

• Mettler-Toledo International Inc.

• PerkinElmer, Inc.

• Syneos Health, Inc. (formerly INC Research Holdings, Inc.)*

• West Pharmaceutical Services, Inc.

*

Removed by the Compensation Committee on January 30, 2018 for purposes of fiscal 2019 as the companies were no longer considered peers following mergers. Varian Medical Systems and Hologic, Inc. have been added to the Comparison Group for fiscal 2019.

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The Compensation Committee attempts to set the compensation of our executive officers at levels that are generally in the range of the median of the market data, with deviations as appropriate based on individual factors, including tenure, proficiency in role, and criticality to our performance. The Compensation Committee reviews the range of salary, annual incentive targets, and long-term incentive grant values (and the combined total of these elements) of persons holding the same or similar positions at the Comparison Group, based on the most recent market data available. The Compensation Committee then generally seeks to approve compensation elements for our NEOs within a competitive range, assuming payout of performance-based compensation at target. Our executives’ actual compensation will vary from the target amounts set by the Compensation Committee based on our overall performance and the individual’s own performance, as reflected through annual incentive payouts and the value realized upon vesting and exercise of stock-based, long-term incentive awards.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

Subject to certain limitations and terms, § 162(m) of the U.S. Internal Revenue Code (the “Code”) and its implementing regulations provide that we may not deduct compensation of more than $1,000,000 paid in any year to our CEO and certain other executive officers. Because we only became a publicly traded company upon our IPO on July 30, 2014, we have been subject to a transitional period, during which the restrictions in these rules do not apply to us (though they may apply with respect to certain equity awards granted during the transitional period but that vest and settle thereafter) (the “162(m) Transitional Period”). This period is expected to end at our 2018 annual meeting. Thereafter, we expect that the limitations imposed by Code § 162(m) will apply to a portion of the compensation paid by the company.

Furthermore, the exception from the deduction limit in Code § 162(m) for qualified “performance-based” compensation has been repealed by the Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017, making unavailable the benefits of that exception except in limited circumstances. While we intend to structure executive compensation so as to minimize any limitation imposed by Code § 162(m), we will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible to the extent that doing so is consistent with the best interests of our company and shareholders.

Compensation Determinations for 2018

For fiscal 2018, compensation paid to our NEOs consisted of the following elements: base salary, short-term incentive pay in the form of participation in the MIP, equity-based, long-term incentive awards subject to multi-year time- and performance-vesting criteria, and the opportunity to participate in certain benefit programs and other perquisites.

We generally review the base salary and other incentive compensation target amounts of our executive officers, including our NEOs, annually, consistent with the process for our employees generally.

BASE SALARY

Base salary is the principal fixed component of target total direct compensation for NEOs, and is determined by considering the executive’s job responsibilities, market data, and the individual’s performance and contributions. The Compensation Committee has adopted a practice of reviewing the salaries of our NEOs annually.

Mr. Chiminski’s base salary increased to $1,025,000 per year in fiscal 2018, as described above under “CEO 2018 Compensation Overview—Base Salary.” Messrs. Downie and Fasman remained at $390,659 and $550,000, respectively. In connection with Mr. Joseph being promoted to Senior Vice President and Chief Financial Officer in February 2018 (having previously served as President of our Clinical Supply Services business unit), his base salary was increased from $355,000 to $475,000, reflecting his promotion, his performance, and the increased scope of his position. Mr. Joseph’s base salary was further increased by the Compensation Committee to $500,000 in July 2018, to more closely align him with our Comparison Group. In connection with Mr. Arnold being promoted to President of our Oral Drug Delivery business unit in October 2017 (having previously served as Vice President and General Manager of Catalent’s Drug Delivery Solutions business unit), his base salary was increased from $340,000 to $400,000, reflecting his promotion, his performance, and the increased scope of his position.

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MANAGEMENT INCENTIVE PLAN

SUMMARY

The MIP is an annual cash incentive program that rewards performance against annual individual and overall business goals. We extend MIP participation to a broad group of our executives, including our NEOs. For fiscal 2018, 70% of MIP target payouts was based on business goals and 30% was based on individual goals. The Compensation Committee selects the overall business goals for the MIP from among the corporate financial and strategic growth objectives set each year by our Board. The individual goals for each of our NEOs other than our CEO are set jointly by that NEO and the CEO, and the individual goals for our CEO are set jointly by our CEO and the Compensation Committee. These individual goals relate generally to the following categories but are not assigned numerical weightings or measuring criteria: quality and compliance, operational excellence, customer innovation/growth, organizational vitality/leadership, and financial accountability.

A graphical summary of how we calculate payment under our MIP is set forth in the charts labeled “MIP Calculation Summary for Fiscal 2018” at the end of this section.

PERFORMANCE TARGETS

For fiscal 2018, the Compensation Committee based 65% of the business goals portion of our MIP on achievement of our Budget-Based EBITDA goal (as defined in Appendix A to this proxy statement); 20% on achievement of our Budget-Based Revenue goal (also as defined in Appendix A); and 15% on achievement of our Annual Capital Deployed goal (with Annual Capital Deployed defined as the average of “Capital Deployed” over the 12-month period ending on the month of measurement, Capital Deployed for a given month being equal to the working capital for such month divided by the revenue for the 90-day period ending on the last day of such month, computed on an annualized basis).

The Compensation Committee uses Budget-Based EBITDA and Budget-Based Revenue because:

(a) it believes that they are important indicators of increasing value and growth,

(b) they are the primary measures by which we set and measure performance for the fiscal year,

(c) they exclude certain items that would normally be part of a calculation of net earnings but that we believe are not representative of our core business, and

(d) they are widely used measures of overall financial performance.

The Compensation Committee uses Annual Capital Deployed because it believes that this measure incentivizes management to be as efficient as possible in its deployment of our cash resources and thereby enhance our overall profitability.

The Compensation Committee believes that (x) using a weighted combination of these three measures provides a balanced set of business performance targets that focus on growth, profitability, and the most efficient use of our cash resources, (y) the performance targets provide a reasonably achievable, but challenging set of goals for our NEOs and other MIP participants, and (z) tying the NEOs’ bonuses to company-wide performance goals encourages collaboration across the executive leadership team. These goals are intended to incentivize all participants to maximize their performance for the benefit of our shareholders.

FUNDING FOR, AND PAYMENT OF, MIP AWARDS

Achievement at the levels of our performance targets results in payment of the business-goal portion of the MIP award at 100% of the participant’s target amount.

•

Lesser amounts were payable for achievement between 90% and 100% of targeted performance for Budget-Based EBITDA and Budget-Based Revenue, with 90% achievement entitling the participant to 50% of the participant’s target amount. For Annual Capital Deployed, lesser amounts were payable for achievement between a reduction of 0.25% and 1.00%, with a 0.25% reduction entitling the participant to 50% of the participant’s target amount.

•

More was payable for greater achievement, with 184.875% of the target amount payable at the maximum performance of 115% of Budget-Based EBITDA and Budget-Based Revenue and a 2.00% reduction in Annual Capital Deployed (representing a maximum of 187.5% for the Budget-Based EBITDA and Budget-Based Revenue goals and a maximum of 170% for the Annual Capital Deployed goal).

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•	Achievement between threshold/target and target/maximum results in a decreased or increased payment, as applicable, calculated on a linear basis.

•	Achievement under 90% of targeted performance on a given goal would result in no payment under our MIP with respect to that goal.

Achievement by each participant, including each of our NEOs, against individual goals can result in payment of the individual portion of the MIP award between 0% and 150% of the target amount. The target amount for each participant in our MIP, including each of our NEOs, is a fixed sum and is reviewed annually by the Compensation Committee, consistent with the process for our employees generally.

For fiscal 2018, the business goals were collectively weighted at 70% of the total payout, and the individual goals were weighted at 30%. Thus, the maximum payout under our MIP is 174.41% of each executive target opportunity (184.875% x 70%, plus 150% x 30%). The Compensation Committee approves the funding for our MIP based on the minimum, target, and maximum payouts.

2018 MIP AWARDS

The business performance goals and achievement level for fiscal 2018, which represented 70% of the overall target MIP award, are as follows (in millions of U.S. dollars, using our internal budget-based currency exchange rates, or percentages):

Performance Measure	Weighting	Threshold Performance (50% of Target)	Target Performance (100% of Target)	Maximum Performance (187.5%/170% of Target)	Actual Performance(1)	Actual Performance Adjustment Percentage	Business Performance Factor Payout Percentage
Budget-Based EBITDA	65%	432	480	552	499	120.0%	78.0%
Budget-Based Revenue	20%	2,005	2,228	2,562	2,283	110.0%	22.0%
Annual Capital Deployed	15%	-0.25%	-1.00%	-2.00%	-1.63%	136.4%	20.5%
					TOTAL PAYOUT PERCENTAGE		120.5%

(1)	In calculating Budget-Based EBITDA and Budget-Based Revenue performance, projected performance from completed acquisitions is excluded.

The CEO, together with the Senior Vice President, Human Resources, evaluated the individual performance of each of our executive officers, including the NEOs other than the CEO, based on the individual’s fiscal 2018 goals and objectives. After combining the individual performance metric with the business performance metrics as set forth above, management determined a recommended MIP award for each executive officer, which they presented to the Compensation Committee. In approving MIP awards for the other NEOs, the Compensation Committee considered our financial performance in 2018 and the individual assessment of performance and accomplishments relative to their respective 2018 goals and objectives.

The CEO also presented to the Compensation Committee an assessment of his own individual performance, which the Compensation Committee evaluated in determining the CEO’s MIP award, based on his 2018 goals and objectives in the areas of revenue and strategic growth initiatives, integration excellence and inorganic growth, CEO strategic leadership and organizational vitality, cash management and margin initiatives, and operational excellence/quality compliance. Of particular distinction in fiscal 2018 was the CEO’s strategic accomplishments and execution in connection with the acquisitions and dispositions carried out in pursuit of our long-term strategic plan. The Compensation Committee did not assign weights in considering these areas, but took account of the differing levels of focus in each area as the year progressed.

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In August 2018, the Compensation Committee determined the fiscal 2018 MIP award for each of our NEOs. The following table lists each NEO’s base salary, MIP payout target, individual achievement factor, and fiscal 2018 MIP award. These awards are also set forth in the Fiscal 2018 Summary Compensation Table on page 50 under the heading, “Non-Equity Incentive Plan Compensation.”

Name	2018 Base Salary ($)	MIP Target Amount ($)	Individual Achievement Factor (30%)	Total MIP Award ($)
John Chiminski	1,017,610	1,371,780	150%	1,774,400
Wetteny Joseph	418,610	315,640	110%	370,402
Jonathan Arnold(1)	387,095	266,667	85%	288,356
William Downie(1)	390,659	292,994	100%	335,040
Steven L. Fasman	550,000	412,500	150%	533,570
Matthew Walsh(2)	432,074	506,250	-	-

(1)	Messrs. Arnold’s and Downie’s compensation is converted to Swiss francs and U.K. pounds sterling, respectively, before weekly payroll or bonus amounts are calculated.

(2)	Mr. Walsh’s employment ended on February 16, 2018, rendering him ineligible for a fiscal 2018 MIP award.

MIP CALCULATION SUMMARY FOR FISCAL 2018

Provided below is a graphical summary of how we calculated payment under our MIP for fiscal 2018.

LONG-TERM INCENTIVE AWARDS

Our long-term incentive compensation program is extended to a broad group of our senior executives, including our NEOs, and has generally included three types of equity-based grant:

•	time-based stock options;

•	time-based RSUs or restricted stock (“Restricted Stock”), in which there is a fixed grant to the recipient subject only to a time-based vesting requirement; and

•

performance-based restricted stock units (“PSUs”) or Restricted Stock (“Performance Shares”), in which there is a variable grant, with the number of units or shares ultimately earned based on the achievement of performance criteria over a multi-year performance period, subject to continuing service through the date of performance-period certification.

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By awarding grants with a multi-year performance and vesting period, we appropriately align executives with the long-term best interests of our shareholders. Grants to our NEOs in fiscal 2017 were divided into PSUs (50% of the value awarded), stock options (30%), and RSUs (20%). In fiscal 2018, grants were similarly distributed, but our NEOs and certain other senior executives received Performance Shares and Restricted Stock rather than PSUs and RSUs, respectively, in order to maximize the availability of the exception from the tax deduction limitations imposed by Code § 162(m).

In fiscal 2018, the following long-term incentive grants were awarded to our CEO and our other NEOs (which awards are also set forth in the Fiscal 2018 Summary Compensation Table on page 50 under the heading, “Stock Awards” and “Option Awards”):

Name	Total Grant Value of 2018 Long- Term Incentive Awards ($)	Value of 2018 Stock Option Grants ($)	# of 2018 Stock Options Granted	Grant Value of Other Stock-Based 2018 Awards ($)(1)	#of Stock- Based Awards Granted(1)
John Chiminski	5,625,227	1,687,513	164,803	3,937,714	110,029
Wetteny Joseph	900,089	120,006	11,528	780,083	19,735
Jonathan Arnold	840,109	132,011	11,998	708,098	19,050
William Downie	500,096	150,008	14,410	350,088	9,702
Steven L. Fasman	840,092	195,000	18,732	645,092	17,612
Matthew Walsh(2)	950,071	285,005	27,378	665,066	18,431

(1)

Includes RSUs, PSUs, Restricted Stock, and Performance Shares, where the number and value of PSUs and Performance Shares assume performance at target. For more information, see the table entitled, “Grant of Plan-Based Awards Table for 2018,” following this CD&A. Certain PSUs previously granted to the NEOs were cancelled and reissued as Performance Shares subject to identical performance criteria in order to take full advantage of the Code § 162(m) Transitional Period. These replacement grants are not reflected above.

(2)	The grants awarded to Mr. Walsh in fiscal 2018 were cancelled in accordance with their terms when his employment ended on February 16, 2018.

Awards under our LTIP, which operated prior to our IPO under the Pre-IPO Stock Plan and now operates under the Omnibus Plan, are generally determined and approved by the Compensation Committee on a dollar-value basis, which is then translated into a fixed or target number of options, RSUs, PSUs, Restricted Stock, or Performance Shares as follows:

•

We use the Black-Scholes method to calculate the value of an option on one share of our common stock, using the closing price per share as reported on the NYSE (the “Grant Date Share Price”), and divide the option value into the grant value, rounding up to the nearest whole number, to calculate the number of options to award.

•	We divide the grant value of RSUs and Restricted Stock by the Grant Date Share Price, rounding up to the nearest whole number, to calculate the number of RSUs or shares of Restricted Stock to award.

•

We divide the grant value of PSUs and Performance Shares by the Grant Date Share Price (or, in the case of Relative Return PSUs and Performance Shares, as defined below, the value derived from a Monte Carlo pricing model, reflecting the valuation’s dependence on market conditions), rounding up to the nearest whole number, to calculate the number of PSUs or Performance Shares to award at target, with the actual number of PSUs awarded at vesting or of Performance Shares not forfeited determined by performance compared to a pre-set target level of performance.

Subject to the recipient’s continued service with us through each applicable vesting date, one-fourth of the shares subject to stock options will vest on each one-year anniversary of the grant date, and the entire award of RSUs and Restricted Stock will vest on the third anniversary of the grant date. Subject to the recipient’s continued service with us through the vesting date, the PSUs and Performance Shares will vest when we determine whether we have met the performance criteria following the end of the three-year performance period.

The target size of the 2018 LTIP award for our CEO was fixed in his employment agreement. Any adjustment to that target, as well as setting the targets for our other NEOS, is performed by the Compensation Committee using a market-based determination of LTIP grant value.

For fiscal 2018, the Compensation Committee set the performance metrics for the PSUs and Performance Shares awarded under our LTIP using adjusted diluted earnings per share (“Adjusted EPS”) and relative total shareholder return (“Relative Return”), each of which will apply to 50% of the overall value of PSUs and Performance Shares to be awarded. The target

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number of Relative Return PSUs and Performance Shares awarded differs slightly from the target number of Adjusted EPS PSUs and Performance Shares due to a slight difference in the U.S. GAAP valuation of each type of performance-based compensation.

•

Our Adjusted EPS is calculated using the same adjustments used to calculate our Budget-Based EBITDA, which is then further reduced by interest expense, depreciation expense, and tax expense adjusted for discrete items, divided by the weighted average of diluted shares outstanding for the fiscal year (the same methodology used in calculating Adjusted Net Income, which is described in our 2018 Annual Report on Form 10-K). The Adjusted EPS calculations for each fiscal year in the 3-year performance period are then added together and compared to the cumulative target set by the Compensation Committee at the beginning of the performance period.

•

Achievement of the Adjusted EPS target will earn the participant 100% of the Adjusted EPS target number of shares set forth in an Adjusted EPS PSU. We will distribute fewer shares for achievement below target, with a 75% achievement threshold. At 75% achievement, 50% of the target number of Adjusted EPS PSUs will be earned; no shares are earned for achievement below the threshold. Similarly, the maximum achievement is 125%, with a distribution at 200% of target. The foregoing range of results is also applicable to Adjusted EPS Performance Shares. However, because Performance Shares are issued at the maximum level of achievement (i.e., 200% of target), they are subject to forfeiture percentages ranging from 0% (in the case of maximum achievement) to 100% (in the case of achievement below the threshold), with 50% being forfeited for achievement at target. Earnouts and forfeitures are interpolated for levels of performance between threshold and target, and between target and maximum.

•

Total shareholder return for both our common stock and the stocks of the Relative Return comparator group will be calculated by determining the change in the price per share of common stock over the performance period, and then adding the total amount of dividends paid during the performance period, assuming reinvestment of dividends for those companies that pay them (we do not currently pay dividends).

•

Relative Return will be determined by the percentile rank of our total shareholder return during the 3-year performance period relative to the companies comprising the S&P Composite 1500 Healthcare Index, which was made up of 169 companies as of July 2018.

•

Achievement of the median Relative Return will earn the participant 100% of the Relative Return target number of shares set forth in a Relative Return PSU grant. We will distribute fewer shares for achievement below target, with a 25th percentile achievement threshold. At this percentile, 50% of the target number of Relative Return PSUs will be earned; no shares are earned for achievement below the threshold. Similarly, the maximum achievement is the 75th percentile, with a distribution at 150% of target. The foregoing range of results is also applicable to Relative Return Performance Shares. However, because Performance Shares are issued at the maximum level of achievement (i.e., 150% of target), they are subject to forfeiture percentages ranging from 0% (in the case of maximum achievement) to 100% (in the case of achievement below the threshold), with 33% being forfeited for achievement at target. Earnouts and forfeitures are interpolated for levels of achievement between threshold and target, and between target and maximum.

The Compensation Committee believes that the PSU and Performance Share performance targets in all periods represent reasonably achievable but challenging goals and are intended to incentivize all participants to maximize their performance for the long-term benefit of our shareholders.

The PSUs issued at the beginning of fiscal 2015 with a three-year performance period vested early in fiscal 2018 at a performance level of 108% of target.

Other Benefits Under Our Executive Compensation Program

BENEFITS AND PERQUISITES

We provide to all our employees, including our NEOs, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits available to our NEOs include:

•	a 401(k) savings plan for U.S. NEOs, and an equivalent plan under U.K. law for U.K.-domiciled NEOs, both of which provide for a partial employer match of employee contributions;

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•	medical, dental, vision, life and accident insurance, disability coverage, dependent care and healthcare flexible spending accounts; and

•	employee assistance program benefits.

Under our 401(k) savings plan and the equivalent U.K. plan, we match a portion of the funds set aside by the employee. In the U.S., we match 50% of the first 6% of annual compensation contributed, up to federal tax law limits on both compensation that may be considered for contribution and the amount employees may contribute. In the U.K., the plan provides for an employer matching contribution of 5-8% of eligible base salary compensation dependent on the participant contributing 3-6% of eligible base salary compensation. At no cost to the employee, we provide basic life and accident insurance coverage valued at two times the employee’s annual base salary. The employee may also select supplemental life and accident insurance, for a premium to be paid by the employee.

We also provide our NEOs with limited perquisites and personal benefits that are not generally available to all employees, such as executive relocation assistance. We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive talent. These benefits and perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnotes in accordance with SEC rules. During 2018, we did not “gross up” for the income tax consequences of any benefit or perquisite (though there were some tax equalization payments made in respect of two of our NEOs, Messrs. Arnold and Downie, as described below in note 7(D) to our Fiscal 2018 Summary Compensation Table starting on page 50).

DEFERRED COMPENSATION PLAN

Our Deferral Plan permits a broad group of U.S.-based executives, including our U.S.-based NEOs, to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus by making appropriate elections in the calendar year prior to the year in which the services giving rise to such compensation being deferred is rendered. In addition, as discussed below, these executives may defer their incentive compensation grants (other than options). We credit the first 6% of cash compensation deferred with a matching contribution equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service. Participants may choose from a variety of investment options for the cash amounts deferred.

Under the Deferral Plan, we also credit each participant’s deferral account with earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives selected by such participant. Participants may elect from a variety of forms of payout, including lump-sum payment and various types of annual installments, with the timing depending on the form selected.

Cash and equity deferrals, company contributions, and applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the Deferral Plan this way permits participants to defer recognition of income for tax purposes on the amounts deferred until they are paid to the participants.

We believe that providing the NEOs and other eligible participants with deferred compensation opportunities is a market-based benefit plan necessary for us to deliver competitive benefit packages. Additional details of the Deferral Plan follow the table entitled “Fiscal 2018 Non-Qualified Deferred Compensation Table,” following this CD&A.

DEFERRED VESTING OR SETTLEMENT OF INCENTIVE COMPENSATION GRANTS

From time to time, we have agreed, in the course of arm’s-length bargaining with our executives over the terms and conditions of their employment, to set the terms of a PSU or RSU grant so that settlement of the grant (i.e., delivery of the shares of our common stock underlying the RSU or PSU) occurs at a time after the date of vesting. An effect of post-vesting settlement is to defer until settlement recognition of income for U.S. income tax purposes on the receipt of the underlying shares. Messrs. Chiminski and Walsh have each obtained at least one RSU grant that settled on a date after vesting. In addition, the current version of the Deferral Plan permits participants to place unvested incentive compensation grants (other than options) into the plan’s rabbi trust in order to delay recognition of income on these awards upon vesting.

COMPENSATION DISCUSSION AND ANALYSIS        2018 Proxy Statement  |  CATALENT, INC.        43

SEVERANCE AND PAYMENTS ON A CHANGE OF CONTROL

Our NEOs are eligible for severance benefits in connection with a termination of employment and/or a change of control in certain circumstances. The severance benefits are discussed below, and certain aspects of these benefits are further presented in the Fiscal 2018 Potential Payments upon Employment Termination or Change of Control Tables beginning on page 60.

MR. CHIMINSKI’S SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS

Mr. Chiminski’s employment agreement, the Omnibus Plan, and the grant agreements thereunder each provide for certain benefits to be paid to him upon termination.

If Mr. Chiminski’s employment terminates due to his disability or death, he or his estate (as the case may be) would become entitled to a pro-rata portion of any annual bonus he would have earned for the year of termination, based on our actual performance in respect of the full bonus year, to be paid within 2 1⁄2 months of the end of the fiscal year in which termination occurred

Should Mr. Chiminski’s employment terminate due to death, his beneficiaries (i) will receive a death benefit equal to 1.5 times his base salary (currently $1,537,500) under a group life insurance program we provide that covers all eligible active employees, and (ii) will be entitled to accelerated vesting of all unvested grants under the Omnibus Plan. If his employment is terminated due to disability, all unvested grants under the Omnibus Plan will continue to vest as if Mr. Chiminski had continued employment through each applicable anniversary of the grant date.

Mr. Chiminski’s employment agreement provides that, upon any termination for good reason or due to Mr. Chiminski’s election not to extend the term, he will be entitled to receive certain accrued amounts and benefits, and a pro-rata portion of any annual bonus he would have earned for the year of termination.

The employment agreement further provides that, if Mr. Chiminski’s employment is terminated by us without cause, by Mr. Chiminski for good reason, or due to our election not to extend the term, then, subject to his execution, delivery, and non-revocation of a release of claims in our favor, Mr. Chiminski will be entitled to receive, in addition to certain accrued amounts and benefits, and a pro-rata bonus, in the amount set forth in the immediately prior paragraph, an amount equal to two times the sum of (x) Mr. Chiminski’s annualized then-current base salary (which salary, for purposes of calculating severance amounts, will in no event be less than $1,025,000) and (y) his annual target bonus, payable in equal monthly installments over a two-year period; provided, however, that if such termination occurs within the two-year period following a change in control, such payment will instead be made in a single lump-sum payment within thirty days following the termination date. Notwithstanding the foregoing, our obligation to make such payments will cease in the event of a material breach by Mr. Chiminski of the restrictive covenants contained in the employment agreement (described below), if such breach remains uncured for a period of ten days following written notice of such breach.

In addition to the payments described above, if Mr. Chiminski’s employment is terminated by us without cause, by Mr. Chiminski for good reason, or due to our election not to extend the term, Mr. Chiminski (and his spouse and eligible dependents, to the extent covered prior to such termination) will also be entitled to continued participation in our group health plans for up to two years.

The employment agreement provides that Mr. Chiminski would have good reason to terminate employment if any of the following events occur without his consent: (a) any material diminution in his duties, authorities, or responsibilities, or the assignment to him of duties that are materially inconsistent with, or that significantly impair his ability to perform, his duties as our CEO; (b) any material adverse change in his positions or reporting structures, including ceasing to be our CEO or ceasing to be a member of our Board; (c) any reduction in his base salary or target annual bonus opportunity (other than a general reduction in base salary or target annual bonus opportunity that affects all members of senior management proportionately); (d) any material failure by us to pay compensation or benefits when due under his employment agreement; (e) any relocation of our principal office or of his principal place of employment to a location more than 50 miles from its current location in Somerset, New Jersey; or (f) any failure by us to obtain the assumption in writing of our obligation to perform his employment agreement by any successor to all or substantially all of our assets. No termination of his employment based on a specified good reason event will be effective as a termination for good reason unless (x) Mr. Chiminski gives notice to us of such event within 90 days after he learns that such event has occurred (or, in the

44         CATALENT, INC.  |  2018 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

case of any event described in clauses (e) or (f), within 30 days after he learns that such event has occurred), (y) such good reason event is not fully cured within 30 days after such notice, and (z) Mr. Chiminski’s employment terminates within 60 days following the end of the cure period.

In the event of any termination of Mr. Chiminski’s employment, other than in the limited circumstances described with respect to a termination for death or disability, without good cause, with good reason, or because of non-renewal of the term (each, a “Good Termination”), all unvested options granted under the Pre-IPO Stock Plan that remained outstanding would be immediately forfeited under these agreements without consideration as of the termination date. In the event of a Good Termination, Mr. Chiminski would retain the opportunity through the expiration of a portion of the grant of options to him in June 2013 to become vested, subject to attaining any specified performance goal, in a portion of the unvested grant equal to a fraction, not greater than one, the numerator of which is the number of days elapsing from the grant date through the termination date and the denominator of which is the number of days elapsing from the grant date through the date of the event that triggers additional option vesting.

For grants under the Omnibus Plan, if Mr. Chiminski incurred a termination, other than for death, disability, or a change of control that occurs during the period commencing on the date of the consummation of a change of control and ending on the date that is eighteen months following the consummation of such change of control, we could cancel any unvested option, RSU, or PSU and he would forfeit any unvested Restricted Stock or Performance Shares.

Unless otherwise specifically provided for in the stock option agreement, any options that are not vested and exercisable upon Mr. Chiminski’s termination of employment will be immediately cancelled. Any option that already vested at the time of a Good Termination will remain outstanding and exercisable generally for one year from the termination date or the date on which the option vested, as applicable, although the period is reduced to 90 days in the case of a termination of employment that is not a good termination and vested options will terminate immediately if we terminate Mr. Chiminski’s employment for cause. Any vested option that he does not exercise within the applicable post-termination exercise period will terminate.

SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS FOR MESSRS. JOSEPH, ARNOLD, DOWNIE, AND FASMAN

Mr. Joseph’s, Mr. Arnold’s, Mr. Downie’s, and Mr. Fasman’s severance agreements, the Omnibus Plan, and the grant agreements thereunder provide for certain benefits to be paid to each of them if their employment terminates for one of the reasons described below. Under the Omnibus Plan, if the employment of any of the foregoing was to terminate due to death, any unvested grant would become fully vested and exercisable; however, if termination was due to disability, any unvested awards under the Omnibus Plan would continue to vest as if the executive had continued employment through each applicable anniversary of the date of grant.

Should Mr. Joseph’s or Mr. Fasman’s employment terminate due to death, their respective beneficiaries would receive a death benefit equal to 1.5 times their current base salary (currently $750,000 and $825,000, respectively) under our group life insurance program, which covers all eligible active employees. Should Mr. Arnold’s employment be terminated due to death, his beneficiaries would receive a death benefit equal to 100% of his current base salary (totaling $401,377 after converting to U.S. dollars) under our benefit plans applicable to Swiss-based employees. Should Mr. Downie’s employment be terminated due to death, his beneficiaries would receive a death benefit equal to 4 times his current base salary (totaling $1,562,636 after converting to U.S. dollars) under our U.K. life assurance plan.

If the employment of Mr. Joseph, Mr. Arnold, Mr. Downie or Mr. Fasman was terminated by us without cause or by the executive for good reason, he would become entitled to a severance payment equal to the sum of annual base salary and target annual bonus, payable in equal installments over the one-year period following the date of termination. Messrs. Joseph and Fasman would also be entitled to continued participation in our group health plans (to the extent the executive was receiving such coverage as of the termination date), at the same premium rates as may be charged from time to time for our employees generally, which coverage would be provided until the earlier of (1) the expiration of one year following the date of termination and (2) the date the executive becomes eligible for coverage under at least one group health plan of any other employer. Each NEO is required to enter into a binding general release of claims as a condition of receiving most severance payments and benefits.

COMPENSATION DISCUSSION AND ANALYSIS        2018 Proxy Statement  |  CATALENT, INC.        45

Under the Omnibus Plan, in the event of a change in control, to the extent the acquiring or successor entity does assume, continue or substitute for a granted option, if the NEO were to incur a termination without cause during the period commencing on the date of the consummation of a change in control and ending on the date that is eighteen months following the consummation of such change in control, the grants thereunder would become fully vested and exercisable. Other than in the cases of change of control, death, or disability, a termination will result in the cancellation of unvested awards under the Omnibus Plan held by any of Messrs. Joseph, Arnold, Downie, and Fasman.

MR. WALSH’S SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS

Mr. Walsh’s employment agreement, the Pre-IPO Stock Plan, the Omnibus Plan, and the grant agreements thereunder each provided for certain benefits to be paid to him upon termination. None of them were applicable upon Mr. Walsh’s voluntary departure in February of 2018.

Other Compensation Practices and Policies

EXECUTIVE AGREEMENTS

The following is a description of Mr. Chiminski’s employment agreement, as well as of the provisions of agreements and offer letters with our other NEOs, as in effect during fiscal 2018. In addition, our NEOs have entered into agreements with respect to the long-term incentive grants they have received, the terms of which are described elsewhere in this Proxy Statement. Severance agreements and arrangements affecting our NEOs are further described above and in the table entitled the Fiscal 2018 Potential Payments upon Employment Termination or Change of Control Tables including the footnotes, beginning on page 60.

EMPLOYMENT AGREEMENT OF JOHN CHIMINSKI

Mr. Chiminski’s current employment agreement provides for a three-year employment term commencing August 23, 2017, which initial term will automatically extend for successive one-year periods thereafter unless one of the parties provides the other with written notice of non-renewal at least sixty days prior to the end of the applicable term.

The terms of the employment agreement include (1) an annual base salary of $1,025,000 (increased from $975,000), subject to discretionary increases from time to time, (2) continued participation in our MIP with an annual target amount of $1,350,000 (compared to target of $1,500,000 and a maximum of $2,000,000 previously), and (3) continued participation in our annual LTIP with target grant value of $5,625,000 for fiscal 2018 (compared to a target of $3,600,000 previously). The agreement permits us to grant Performance Shares and Restricted Stock in lieu of PSUs and RSUs, respectively.

Under his agreement, Mr. Chiminski is entitled to participate in all group health, life, disability, and other employee benefit and perquisite plans and programs in which our other senior executives generally participate. The employment agreement also provides for reimbursement to Mr. Chiminski, on an annual basis during each calendar year of the employment term, for the reasonable cost of (1) premiums for an executive life insurance policy (not to exceed $15,000) and (2) financial services/planning (not to exceed $15,000). He is also entitled to reimbursement for the reasonable legal fees and expenses incurred in connection with negotiating and documenting the 2017 amendment of his employment agreement, subject to customary documentation and an aggregate cap of $20,000.

Pursuant to the terms of the employment agreement, Mr. Chiminski is subject to a covenant not to (x) compete with us or solicit the business of any client or prospective client while employed and for one year following his termination of employment for any reason and (y) solicit our employees or consultants while employed and for two years following his termination of employment for any reason, in each case, subject to certain specified exclusions. The agreement also contains a covenant not to disclose confidential information, an assignment of intellectual property rights and customary indemnification provisions.

OFFER LETTER FOR WETTENY JOSEPH

On January 31, 2018, we provided a letter to Mr. Joseph, with an effective date of February 6, 2018, in connection with his appointment as a senior vice president and our chief financial officer, setting forth certain terms of his employment. The letter set his base salary at $475,000, his MIP target at $360,000, and his LTIP grant value for fiscal 2019 at $665,000.

46         CATALENT, INC.  |  2018 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

OFFER LETTER AND EMPLOYMENT AGREEMENT FOR JONATHAN ARNOLD

On October 4, 2017, we provided a letter to Mr. Arnold in connection with his appointment as president of our Oral Drug Deliveries business, setting forth certain terms of his employment. The letter set his base salary at $400,000, his MIP target at $300,000, and his LTIP grant value for fiscal 2018 at $440,000. The letter also provided for a one-time grant of 11,105 RSUs representing $400,000 in grant value, with a vest date of July 24, 2020, as well as relocation of Mr. Arnold and his family from our headquarters in Somerset, New Jersey to our office in Cham, Switzerland.

In addition, consistent with Swiss practice, our Swiss subsidiary entered into an employment agreement with Mr. Arnold in December 2017, setting forth certain terms of his employment. In addition to the base salary and MIP targets set forth in his above-referenced offer letter, the agreement provides for a monthly car allowance of 2,313 Swiss francs and tax preparation services in respect of calendar years 2017 and 2018.

RELOCATION AGREEMENT FOR WILLIAM DOWNIE

In connection with Mr. Downie’s repatriation in October 2014, from our corporate offices in the United States to our facility in Swindon, U.K., he entered into a letter agreement dated March 23, 2015 that provides an annual base salary of GBP 278,570 (it is GBP 290,000 as of the date of this Proxy Statement) and continued participation in the MIP with a target of 75% of base salary. Under this letter agreement, Mr. Downie is entitled to participate in employee benefit and perquisite plans and programs in which our other senior executives generally participate. In addition, Mr. Downie is also entitled to participate in our U.K. health benefit plan, continued participation in our U.K. pension plan and the U.K. national insurance contribution program (the U.K. statutory retirement plan), and continuation of his U.K. car allowance, and tax assistance for completing taxes for income earned through the end of his assignment in the U.S.

OFFER LETTER FOR STEVEN L. FASMAN

On October 6, 2014, we provided a letter to Mr. Fasman, with an effective date of October 14, 2014, setting forth certain terms of his employment. The letter set his initial base salary at $500,000 (it is $550,000 as of the date of this Proxy Statement) and grants participation in our MIP with a target set at 75% of base salary. The letter also provides that he will be recommended to receive an LTIP grant equal to 100% of base salary (increased to $650,000 for fiscal 2018).

EMPLOYMENT AGREEMENT OF MATTHEW WALSH

On October 11, 2011, we entered into an employment agreement with Mr. Walsh, with an effective date of September 26, 2011. The agreement provided for an initial term of three years commencing September 26, 2011, which was automatically extended for successive one-year terms thereafter unless one of the parties provided the other with notice of non-renewal no later than 60 days prior to such anniversary date.

The financial terms of the employment agreement included (1) an annual base salary of $600,000, effective September 2011, subject to discretionary increases from time to time (it was $675,000 as of the date of Mr. Walsh’s departure from the company) and (2) continued participation in our MIP, with a target annual bonus amount equal to 75% of Mr. Walsh’s annual base salary. Mr. Walsh’s agreement also entitled him to participate in all group health, life, disability, and other employee benefit and perquisite plans and programs in which our other senior executives generally participate. Mr. Walsh ceased receiving his salary and ceased participating in all benefit and incentive compensation programs when he left our employ in February 2018.

Pursuant to the terms of the employment agreement, Mr. Walsh is subject to a covenant not to (x) compete with us while employed and for two years following his termination of employment for any reason and (y) solicit our employees, consultants and certain actual and prospective clients while employed and for two years following his termination of employment for any reason, in each case, subject to certain specified exclusions. The employment agreement also contains a covenant not to disclose confidential information and an assignment of intellectual property rights.

COMPENSATION DISCUSSION AND ANALYSIS        2018 Proxy Statement  |  CATALENT, INC.        47

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our executive stock ownership guidelines for our CEO and certain of our executives, including the other NEOs, set a multiple of each executive’s base salary as the amount of qualifying equity to be acquired and held by each executive. In assessing compliance with the guidelines, we count shares held outright, 50% of the value of unvested Restricted Stock and RSUs, and 100% of shares held in benefit plans, if any. Our guidelines by executive level are as follows:

Class of Executive	Multiple of Base Salary

Mr. Chiminski	5X

Other NEOs	2.5X

If, on the date of any exercise of an option to purchase our common stock or the delivery of our common stock underlying any vested RSU or PSU, an executive has not reached the minimum ownership level under the guidelines, then the executive should retain and not sell that portion of the delivered shares whose market value is equal to at least 50% of the after-tax market value of all shares delivered on that date. For purposes of complying with this provision of the guidelines, the market value is equal to the average closing price per share of our common stock as reported on the NYSE for all trading days in the last month of the prior fiscal year.

All of our NEOs have complied with the retention provisions of these guidelines during fiscal 2018.

HEDGING AND PLEDGING

Our Securities Trading Policy prohibits directors and executive officers from hedging or monetization transactions involving our stock, including, but not limited to, through the use of financial instruments such as exchange funds, variable forward contracts, equity swaps, puts, calls, and other derivative instruments, or through the establishment of a short position in our securities. Though our Securities Trading Policy allows the pledging of our securities to those situations approved by our General Counsel, our current policy is that no such pledging is allowed.

48         CATALENT, INC.  |  2018 Proxy Statement        REPORT OF THE COMPENSATION COMMITTEE

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement as filed on Schedule 14A with the SEC.

Submitted by the Compensation Committee:

Gregory Lucier, Chair

J. Martin Carroll

John J. Greisch

Donald E. Morel, Jr.

Date: August 22, 2018

EXECUTIVE COMPENSATION TABLES         2018 Proxy Statement  |  CATALENT, INC.        49

Executive Compensation Tables

The following tables summarize our NEO compensation:

Fiscal 2018 Summary Compensation Table PAGE 50

This table summarizes the compensation earned by or paid to our NEOs for the fiscal years ended June 30, 2018, 2017, and 2016, to the extent applicable, including salary earned, annual incentive plan payments, the aggregate grant date fair value of stock awards and option awards granted to our NEOs, and all other compensation paid to our NEOs.

Fiscal 2018 Grants of Plan-Based Awards Table PAGE 53	This table summarizes all grants of plan-based awards made to our NEOs for the fiscal year ended June 30, 2018.
Fiscal 2018 Outstanding Equity-Based Awards at Year-End Table PAGE 55	This table summarizes the unvested stock awards and all stock options held by our NEOs as of June 30, 2018.
Fiscal 2018 Option Exercises and Stock Vested Table PAGE 58	This table summarizes our NEOs’ option exercises and stock award vesting during the fiscal year ended June 30, 2018.
Fiscal 2018 Non-Qualified Deferred Compensation Table PAGE 59

This table summarizes the activity during 2018 and account balances under our Deferral Plan as of June 30, 2018, as well as amounts attributable to RSUs that vested prior to fiscal 2018 but where delivery of the underlying shares of common stock was delayed until fiscal 2018. Following the table is a description of our Deferral Plan. For additional discussion of the Deferral Plan, see “Compensation Discussion and Analysis—Other Benefits under Our Executive Compensation Program—Deferred Compensation Plan” elsewhere in this Proxy Statement.

Fiscal 2018 Potential Payments upon Employment Termination or Change of Control Tables PAGE 60

These tables summarize payments, rights, and benefits that would be provided to our NEOs in the event of certain employment terminations or a change of control, assuming such event occurred on June 30, 2018.

50         CATALENT, INC.  |  2018 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Fiscal 2018 Summary Compensation Table

Name and Principal position	Year	Salary ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)(8)
John Chiminski	2018	1,017,610	3,937,714	1,687,513	1,774,400	109,631	8,526,868
Chair, President and Chief Executive Officer	2017	975,000	2,520,078	1,080,000	1,698,750	52,787	6,326,615
	2016	975,000	2,520,060	1,080,003	1,053,750	38,179	5,666,992
Wetteny Joseph(1)	2018	418,610	780,083	120,006	370,402	36,386	1,725,487
Senior Vice President and Chief Financial Officer
Jonathan Arnold(1)	2018	387,095	708,098	132,011	288,356	282,243	1,797,803
President, Oral Drug Delivery
William Downie	2018	390,659	350,088	150,008	335,040	626,895	1,852,690
Senior Vice President, Sales and Marketing	2017	365,333	289,558	124,074	306,156	781,171	1,866,292
	2016	413,565	307,189	131,627	269,076	251,192	1,372,649
Steven L. Fasman	2018	550,000	645,092	195,000	533,570	23,949	1,947,611
Senior Vice President, General Counsel, and Secretary	2017	550,000	385,047	165,001	485,719	8,285	1,594,052
	2016	510,275	687,246	150,005	355,225	7,615	1,710,366
Matthew Walsh(2)	2018	432,074	665,066	285,005	-	64,229	1,446,374
Executive Vice President and Chief Financial Officer	2017	675,000	472,538	202,502	580,922	41,462	1,972,424
	2016	661,676	455,043	195,003	416,091	20,267	1,748,080

(1)	As Messrs. Joseph and Arnold did not qualify as Named Executive Officers in any previous year, disclosure of their compensation for prior years is not required.

(2)	Mr. Walsh’s service as our chief financial officer ended on February 6, 2018 and his employment ended on February 16, 2018.

(3)

Values reflect the amount actually paid to the NEOs in each fiscal year reported. Mid-year base salary adjustments are not retroactive to the beginning of the fiscal year unless otherwise noted. Amounts reported include any compensation an NEO elected to defer under the Deferral Plan. During fiscal 2018, the Compensation Committee switched to an annual review for our most senior executives, including our NEOs. Prior to that, the Compensation Committee generally reviewed compensation of all employees with a salary of at least $275,000 on an 18-month cycle. Actual changes in compensation may occur earlier based on changes to an employment agreement, performance, and market competitiveness. Mr. Chiminski’s base salary increased from $975,000 to $1,025,000 effective August 23, 2017. Mr. Joseph’s base salary increased from $355,000 to $385,000 effective July 24, 2017 and from $385,000 to $475,000 effective February 6, 2018. Mr. Arnold’s base salary increased from $340,000 to $400,000 effective October 4, 2017, which was then converted to 389,195 Swiss francs effective January 1, 2018 in connection with his relocation to our office in Cham, Switzerland. Mr. Fasman’s base salary increased from $500,000 to $550,000 effective April 14, 2016. Mr. Downie’s base salary increased from GBP 278,570 to GBP 290,000 effective September 1, 2016. Mr. Walsh’s base salary increased from $650,000 to $675,000 effective January 1, 2016. The amounts in “Base Salary” that were paid to Mr. Arnold in Swiss francs were converted to U.S. dollars at an exchange rate of 1.0313 for fiscal 2018, which represents the average of the monthly rates during fiscal 2018. The amounts in “Base Salary” that were paid to Mr. Downie in pounds sterling were converted to U.S. dollars at an exchange rate of 1.3471 for fiscal 2018, 1.2681 for fiscal 2017, and 1.4846 for fiscal 2016, which represents the average of the monthly rates during each of those fiscal years, respectively.

EXECUTIVE COMPENSATION TABLES         2018 Proxy Statement  |  CATALENT, INC.        51

(4)

Represents the aggregate grant date fair value of stock awards for fiscal years 2018, 2017, and 2016 and computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 12, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2018. The amounts reported in this column for the Adjusted EPS PSUs and Performance Shares for fiscal years 2018, 2017, and 2016 assume, in accordance with FASB ASC Topic 718, that the NEOs will receive or retain the target number of PSUs or Performance Shares, respectively, awarded to them in each such fiscal year. If, instead, the performance during the 2018-20 performance period is such that the NEOs receive or retain the maximum number of Adjusted EPS PSUs or Performance Shares capable of being awarded/retained (200% of target), the value of the grants, calculated in accordance with FASB ASC Topic 718, would be as follows:

Name	Fiscal Year	ASC Topic 718 Value at Maximum ($)
John Chiminski	2018	4,922,260
Wetteny Joseph	2018	350,104
Jonathan Arnold	2018	385,116
William Downie	2018	437,603
Steven L. Fasman	2018	568,581
Matthew Walsh	2018	831,348

Relative Return PSUs and Performance Shares are subject to market conditions, and not performance conditions, as defined under ASC 718, and therefore do not have maximum grant date fair values that differ from the grant date fair values presented in the table. The actual value of the PSUs or Performance Shares, if any, that ultimately convert to shares of our common stock or are no longer subject to forfeiture, respectively, on the vesting dates will depend on (x) our share price on such dates and (y) our performance according to the applicable performance criteria.

The amount reported for Mr. Fasman in this column for fiscal 2016 includes a one-time equity award of 15,000 RSUs granted on January 28, 2016 to recognize his leading performance and dedication as our General Counsel and for fiscal 2018 a one-time equity award of 5,000 shares of Restricted Stock granted on November 10, 2017 for retention purposes. The amount reported for Mr. Joseph in this column includes a one-time equity award of 11,974 shares of Restricted Stock granted on February 6, 2018 to recognize his promotion to Chief Financial Officer. The amount reported for Mr. Arnold in the column includes a one-time equity award of 11,105 RSUs granted on July 24, 2017 to recognize his impending promotion to President, Oral Drug Delivery.

During fiscal 2018, the PSUs issued to the NEOs (other than Mr. Walsh) during fiscal 2017 were cancelled and reissued as Performance Shares with identical performance criteria in order to take full advantage of the Code § 162(m) Transitional Period. There was no incremental fair value compensation charge associated with this change.

(5)

Reflects options we granted to the NEOs to acquire shares of our common stock. Amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 12, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2018. The Black-Scholes value of each stock option granted on October 4, 2017, August 23, 2017, July 24, 2017, July 26, 2016, and August 27, 2015 was $12.12, $9.95, $10.41, $7.15, and $10.76, respectively.

(6)

Amounts reported reflect the MIP awards earned by each of our NEOs. Amounts reported include any compensation an NEO elected to defer under the Deferral Plan. Amounts reported were paid in pounds sterling and Swiss francs for Mr. Downie and Mr. Arnold, respectively, and converted to U.S. dollars at the exchange rates set forth in note (3) above.

(7)	The amounts set forth as “All Other Compensation” for fiscal 2018 are further detailed below:

Name	Employer 401(k) Matching Contributions ($)(A)	Employer Non- Qualified Deferred Compensation Matching Contributions ($)(B)	Employer Qualified Non-US DC/ Pension Plan Contributions ($)(C)	Relocation/ Ex-Pat Allowances & Benefits ($)(D)	Financial Services Reimbursement ($)(E)	Life Insurance Policy Reimbursement ($)(F)	Legal Fee Reimbursement ($)(G)	Employer Health Benefit Cost	Other ($)(H)	Total ($)
John Chiminski	4,125	66,337	-	-	15,126	8,775	7,219	8,409	-	109,631
Wetteny Joseph	7,419	20,918	-	-	-	-	-	8,049	-	36,386
Jonathan Arnold	1,660	11,222	30,760	234,576	-	-	-	4,025	-	282,243
William Downie	-	-	31,253	595,057	-	-	-	585	-	626,895
Steven Fasman	7,650	8,250	-	-	-	-	-	8,049	-	23,949
Matthew Walsh	3,544	30,668	-	-	-	-	-	5,366	24,651	64,229

(A)	Our 401(k) qualified defined contribution plan provides that we will match 50% of each participant’s contribution on the first 6% of such participant’s contributions, up to regulatory limits.

(B)

Represents contributions under our Deferral Plan, which, among other features, provides that we will match 50% of each participant’s contribution on the first 6% of eligible pay that such participant contributes to the plan, up to any applicable limit.

(C)

Mr. Downie participated in the Catalent Pharma Solutions UK Pension Plan, a qualified defined contribution plan, with an employer contribution of 8%. The amounts reported with respect to Mr. Downie in this column were paid in pounds sterling and converted to U.S. dollars at an exchange rate of 1.3471, which represents the average monthly rate during fiscal 2018. Starting in January 2018, Mr. Arnold participated in the Swiss Life Collective BVG Foundation pension plan, a qualified defined contribution plan for employees in Switzerland, with an employer contribution of 15%. The amounts reported with respect to Mr. Arnold in this column were paid in Swiss francs and converted to U.S. dollars at an exchange rate of 1.0313, which represents the average monthly rate during fiscal 2018.

52         CATALENT, INC.  |  2018 Proxy Statement        EXECUTIVE COMPENSATION TABLES

(D)

As a result of Mr. Downie repatriating to the UK in March 2015, we provided Mr. Downie with certain temporary lodging accommodations while visiting our Somerset, NJ site and tax equalization benefits. The amount reported in this column for Mr. Downie reflects the following: $49,275 for payment of U.S. housing expenses; $18,455 for his U.K. car and fuel allowance; $500 for tax preparation; and aggregate tax equalization benefits paid by the company of $526,827.

In January 2018, Mr. Arnold was relocated to our Cham, Switzerland office and pursuant to his employment agreement we provided him with permanent relocation benefits under Catalent’s International Relocation Policy, which provided international school education for his dependent children (subject to review three years after the date of relocation). The amount reported in this column for Mr. Arnold reflects the following: $161,323 for relocation-related costs; $53,718 for tuition reimbursement and school fees; $14,309 for his Swiss car allowance; and aggregate tax equalization benefits of $5,226 with respect to destination services and an acquisition title fee.

Amounts reported in this column were paid in Swiss francs (in respect of Mr. Arnold) and pounds sterling (in respect of Mr. Downie) and converted to U.S. dollars using an exchange rate of 1.0313 and 1.3471, respectively, which represents the average of the monthly rates during fiscal 2018 for each currency.

(E)

Pursuant to the terms of Mr. Chiminski’s employment agreement, with respect to each calendar year during the employment term, he is entitled to be reimbursed for the reasonable cost of financial services/planning, subject to an aggregate cap of $15,000 within the calendar year. For fiscal 2018, Mr. Chiminski received financial services/planning reimbursements in the amount of $15,126 (which amount was reimbursed in two calendar years and was in compliance with the aggregate cap for each of such years).

(F)

Pursuant to the terms of Mr. Chiminski’s employment agreement, with respect to each calendar year during the employment term, he is entitled to be reimbursed for the reasonable cost of premiums for an executive life insurance policy, subject to an aggregate cap of $15,000 within the calendar year. For fiscal 2018, Mr. Chiminski received a premium reimbursement in the amount of $8,775.

(G)

Pursuant to the terms of Mr. Chiminski’s employment agreement, he is entitled to be reimbursed for the reasonable cost of legal fees/expenses associated with the negotiation of his agreement, subject to an aggregate cap of $20,000. For fiscal 2018, Mr. Chiminski received legal fee reimbursements in the amount of $7,219.

(H)

Amount reported for Mr. Walsh in this column represents (a) the payout of earned/unused paid time-off due to his employment ending on February 16, 2018 in the amount of $14,278 and (b) additional compensation of $10,373 received upon his departure in recognition of his years of service to the company.

(8)

We have not included columns reporting any amounts as “Bonus” or as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because none of our Named Executive Officers received or earned any bonuses or above-market or preferential earnings during the 2016 to 2018 fiscal years, respectively.

EXECUTIVE COMPENSATION TABLES         2018 Proxy Statement  |  CATALENT, INC.        53

Fiscal 2018 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
John Chiminski	7/24/2017	480,123	1,371,780	2,392,521				19,989	103,747	$36.02	1,800,010
	8/23/2017				12,494	24,987	49,974				900,032
	8/23/2017				12,433	24,865	37,298				900,113
	8/23/2017				7,251	14,502	29,004	11,602	61,056	34.91	1,518,798
	8/23/2017				7,042	14,084	21,126				506,275
Wetteny Joseph	7/24/2017	110,474	315,640	550,508				2,221	11,528	36.02	200,007
	2/6/2018							11,974			500,034
	4/25/2018				1,389	2,777	5,554				100,028
	4/25/2018				1,382	2,763	4,145				100,021
Jonathan Arnold	7/24/2017	93,333	266,667	465,094				1,511	7,839	36.02	136,030
	7/24/2017							11,105			400,002
	10/4/2017							796	4,159	42.23	84,022
	4/25/2018				944	1,888	3,776				68,006
	4/25/2018				940	1,879	2,819				68,020
	4/25/2018				498	995	1,990				42,019
	4/25/2018				438	876	1,314				42,010
William Downie	7/24/2017	102,548	292,994	511,011				2,777	14,410	36.02	250,036
	4/25/2018				1,736	3,471	6,942				125,025
	4/25/2018				1,727	3,454	5,181				125,035
Steven L. Fasman	7/24/2017	144,375	412,500	719,441				3,610	18,732	36.02	325,032
	8/23/2017				2,256	4,512	9,024				162,522
	8/23/2017				2,245	4,490	6,735				162,538
	11/10/2017							5,000			190,000
Matthew Walsh(6)	7/24/2017	177,188	506,250	882,951	3,297	6,594	13,188	5,275	27,378	36.02	712,526
	7/24/2017				3,281	6,562	9,843				237,544

(1)

Represents potential payments for fiscal 2018 under our MIP. MIP awards are paid in cash. Pursuant to the terms of Mr. Chiminski’s employment agreement, his MIP target at the start of fiscal 2018 was $1,500,000 with a maximum of $2,000,000, which was amended effective August 23, 2017 to $1,350,000 with no maximum other than those inherent in the MIP. As a result, the target amount reported in this column for Mr. Chiminski represents a blended amount to account for the change. Mr. Joseph’s MIP target at the start of fiscal 2018 was 75% of base salary which was later increased to $360,000 pursuant to the terms of Mr. Joseph’s January 31, 2018 offer letter. Mr. Arnold’s MIP target at the start of fiscal 2018 was 75% of base salary which was later increased to $300,000 pursuant to the terms of Mr. Arnold’s October 4, 2017 offer letter. Messrs. Downie’s and Fasman’s MIP targets for fiscal 2018 are $292,994 and $412,500, respectively. Mr. Downie’s MIP target was converted U.S. dollars using an exchange rate of 1.3471, which represents the average of the monthly rates during fiscal 2018. For fiscal 2018, the payout range for the MIP is 0-174.41% of target. See the section in our CD&A entitled “Compensation Determinations for 2018—Management Incentive Plan” for a further description of our MIP.

(2)

Represents PSUs and Performance Shares granted during fiscal 2018 with respect to the 2018-20 performance period. The PSUs granted to the NEOs (other than Mr. Walsh) in fiscal 2017 and fiscal 2018 were cancelled and replaced by Performance Shares during fiscal 2018, which were issued at the maximum target (200% of target for Adjusted EPS Performance Shares and 150% of target for Relative Return Performance Shares) with identical vesting terms and performance measures as the PSUs in order to avoid deductibility issues under Code § 162(m). There was no incremental fair value compensation charge associated with these changes. All remaining grants reported in this column are Performance Shares with the exception of Mr. Walsh who received PSUs. In fiscal 2018, the Compensation Committee continued to set the performance metrics for the PSUs and Performance Shares awarded under our LTIP using Adjusted EPS and Relative Return, each of which will apply to 50% of target value awarded. The number of PSUs or Performance Shares earned or retained, respectively, can range from 0-200% of the target number of Adjusted EPS PSUs/Performance Shares and 0-150% of the target number of Relative Return PSUs/Performance Shares, depending on our achievement against the performance metrics that the Compensation Committee established at the beginning of the performance period. See the section in our CD&A entitled “Compensation Determinations for 2018—Long-Term Incentive Awards” for a further description of our long-term incentive compensation program.

(3)

Represents RSUs and Restricted Stock granted during fiscal 2018. All of the NEOs received RSUs on July 24, 2017. Mr. Chiminski received a Restricted Stock grant on August 23, 2017 which represented an incremental value as a result of the increase in his LTIP target from $3,600,000 to $5,625,000 effective August 23, 2017. Mr. Joseph received a one-time Restricted Stock grant on February 6, 2018 in recognition of his promotion to Chief Financial Officer. Mr. Fasman received a one-time Restricted Stock

54         CATALENT, INC.  |  2018 Proxy Statement        EXECUTIVE COMPENSATION TABLES

grant on November 10, 2017 for retention purposes. The vesting and settlement terms of the RSUs and Restricted Stock are described in more detail in the section in our CD&A entitled “Compensation Determinations for 2018—Long-Term Incentive Awards.”

(4)

Represents non-qualified stock options granted during fiscal 2018. Stock options have an exercise price based on the closing price per share of our common stock on the date of grant, as reported on the NYSE. All of the NEOs were granted stock options on July 24, 2017. In addition, Messrs. Chiminski and Arnold received an incremental option grant on August 23, 2017 and October 4, 2017, respectively. Mr. Chiminski’s LTIP target increased from $3,600,000 to $5,625,000 effective August 23, 2017 and Mr. Arnold’s LTIP target increased from $272,000 to $440,000 effective October 4, 2017. See the section in our CD&A entitled “Compensation Determinations for 2018—Long-Term Incentive Awards” for a further description of our long-term incentive compensation program.

(5)

The values of equity-based grants presented in this table were calculated in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 12, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2018. The stock price used in each calculation is the closing price per share of our common stock on each respective grant date, as reported on the NYSE. Option values are calculated using the Black-Scholes model. The values of Adjusted EPS PSU and Performance Share grants reported in this column assume that the awards will vest at their target values.

(6)

The grants awarded to Mr. Walsh in fiscal 2018 were cancelled in accordance with their terms when his employment ended on February 16, 2018, which also made him ineligible for a bonus under our MIP for fiscal 2018.

EXECUTIVE COMPENSATION TABLES         2018 Proxy Statement  |  CATALENT, INC.        55

Fiscal 2018 Outstanding Equity-Based Awards at Year-End Table

		Option Awards(1)					Stock Awards(1)
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stocks That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
(a)	Date	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John Chiminski	8/23/2017	-	-	-	-	-	-	-	49,974	2,093,411
	8/23/2017	-	-	-	-	-	-	-	37,298	1,562,413
	8/23/2017	-	61,056	-	34.91	8/23/2027	-	-	-	-
	8/23/2017	-	-		-	-	-	-	29,004	1,214,978
	8/23/2017	-	-	-	-	-	-	-	21,126	884,968
	8/23/2017	-	-	-	-	-	11,602	486,008	-	-
	8/23/2017	-	-	-	-	-	-	-	73,650	3,085,199
	8/23/2017	-	-	-	-	-	-	-	52,269	2,189,548
	7/24/2017	-	103,747	-	36.02	7/24/2027	-	-	-	-
	7/24/2017						19,989	837,339	-	-
	7/26/2016	37,762	113,287	-	24.44	7/26/2026	-	-	-	-
	7/26/2016	-	-	-	-	-	29,460	1,234,079	-	-
	8/27/2015	50,186	50,186	-	31.96	8/27/2025	-	-	-	-
	8/27/2015	-	-	-	-	-	-	-	28,161	1,179,664
	8/27/2015	-	-	-	-	-	-	-	23,930	1,002,428
	8/27/2015	-	-	-	-	-	22,529	943,740	-	-
	10/23/2014	29,370	9,790	-	24.26	10/23/2024	-	-	-	-
	7/30/2014	31,098	10,366	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	140,000	-	210,000	18.71	6/25/2023	-	-	-	-
Wetteny Joseph	4/25/2018	-	-	-	-	-		-	5,554	232,657
	4/25/2018	-	-	-	-	-	-	-	4,145	173,634
	4/25/2018	-	-	-	-	-	-	-	6,956	291,387
	4/25/2018	-	-	-	-	-	-	-	4,937	206,811
	2/6/2018	-	-	-	-	-	11,974	501,591	-	-
	7/24/2017	-	11,528	-	36.02	7/24/2027	-	-	-	-
	7/24/2017	-	-	-	-	-	2,221	93,038	-	-
	7/26/2016	3,566	10,700	-	24.44	7/26/2026	-	-	-	-
	7/26/2016	-	-	-	-	-	2,783	116,580	-	-
	10/13/2015	2,158	2,160	-	24.09	10/13/2025	-	-	-	-
	10/13/2015	-	-	-	-	-	-	-	1,104	46,247
	10/13/2015	-	-	-	-	-	-	-	1,203	50,394
	10/13/2015	-	-	-	-	-	883	36,989	-	-
	8/27/2015	3,256	3,259	-	31.96	8/27/2025	-	-	-	-
	8/27/2015	-	-	-	-	-	-	-	1,828	76,575
	8/27/2015	-	-	-	-	-	-	-	1,554	65,097
	8/27/2015	-	-	-	-	-	1,463	61,285		-
	7/30/2014	8,136	2,713	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	2,492	-	7,476	18.71	6/25/2023	-	-	-	-
	10/23/2009	1,333	-	-	10.71	10/23/2019	-	-	-	-
	10/23/2009	8,120	-	-	10.71	10/23/2019	-	-	-	-

56         CATALENT, INC.  |  2018 Proxy Statement        EXECUTIVE COMPENSATION TABLES

		Option Awards(1)					Stock Awards(1)
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stocks That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
(a)	Date	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jonathan Arnold	4/25/2018	-	-	-	-	-	-	-	1,990	83,361
	4/25/2018	-	-	-	-	-	-	-	1,314	55,043
	4/25/2018	-	-	-	-	-	-	-	3,776	158,177
	4/25/2018	-	-	-	-	-	-	-	2,819	118,088
	4/25/2018	-	-	-	-	-	-	-	5,566	233,160
	4/25/2018	-	-	-	-	-	-	-	3,950	165,466
	10/4/2017	-	4,159	-	42.23	10/4/2027	-	-	-	-
	10/4/2017	-	-	-	-	-	796	33,344	-	-
	7/24/2017	-	7,839	-	36.02	7/24/2027	-	-	-	-
	7/24/2017	-	-	-	-	-	1,511	63,296	-	-
	7/24/2017	-	-	-	-	-	11,105	465,188	-	-
	7/26/2016	-	8,560	-	24.44	7/26/2026	-	-	-	-
	7/26/2016	-	-	-	-	-	2,226	93,247	-	-
	7/26/2016	-	-	-	-	-	5,565	233,118	-	-
	8/27/2015	-	3,680	-	31.96	-	-	-	-	-
	8/27/2015	-	-	-	-	-	-	-	2,065	86,503
	8/27/2015	-	-	-	-	-	-	-	1,755	73,517
	8/27/2015	-	-	-	-	-	1,652	69,202	-	-
	7/30/2014	-	3,095	-	20.50	7/30/2024	-	-		-
	7/30/2014	-	8,750	-	20.50	7/30/2024	-	-	-	-
William Downie	4/25/2018	-	-	-	-	-	-	-	6,942	290,800
	4/25/2018	-	-	-	-	-	-	-	5,181	217,032
	4/25/2018	-	-	-	-	-	-	-	8,462	354,473
	4/25/2018	-	-	-	-	-	-	-	6,006	251,591
	7/24/2017	-	14,410	-	36.02	7/24/2027	-	-	-	-
	7/24/2017	-	-	-	-	-	2,777	116,329	-	-
	7/26/2016	-	13,015	-	24.44	7/26/2026	-	-	-	-
	7/26/2016	-	-	-	-	-	3,385	141,798		-
	8/27/2015	-	6,117	-	31.96	8/27/2025	-	-	-	-
	8/27/2015	-	-	-	-	-	-	-	3,433	143,808
	8/27/2015	-	-	-	-	-	-	-	2,917	122,193
	8/27/2015	-	-	-	-	-	2,746	115,030	-	-
	7/30/2014	-	5,061	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	-	-	18,606	18.71	6/25/2023	-	-	-	-

EXECUTIVE COMPENSATION TABLES         2018 Proxy Statement  |  CATALENT, INC.        57

		Option Awards(1)					Stock Awards(1)
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stocks That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
(a)	Date	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven L. Fasman	11/10/2017	-	-	-	-	-	5,000	209,450	-	-
	8/23/2017	-	-	-	-	-	-	-	9,024	378,015
	8/23/2017	-	-	-	-	-	-	-	6,735	282,129
	8/23/2017	-	-	-	-	-	-	-	11,254	471,430
	8/23/2017	-	-	-	-	-	-	-	7,986	334,534
	7/24/2017	-	18,732	-	36.02	7/24/2027	-	-	-	-
	7/24/2017	-	-	-	-	-	3,610	151,223	-	-
	7/26/2016	5,769	17,308	-	24.44	7/26/2026	-	-		-
	7/26/2016	-	-	-	-	-	4,501	188,547	-	-
	1/28/2016	-	-	-	-	-	15,000	628,350	-	-
	8/27/2015	6,970	6,971	-	31.96	8/27/2025	-	-	-	-
	8/27/2015	-	-	-	-	-	-	-	3,912	163,874
	8/27/2015	-	-	-	-	-	-	-	3,324	139,242
	8/27/2015	-	-	-	-	-	3,129	131,074		-
	10/23/2014	-	5,153	-	24.26	10/23/2024	-	-	-	-

(1)

Our common stock split 70-for-1 in connection with our IPO. All stock information for pre-split periods has been restated in this Proxy Statement as if the split had occurred prior to the events reported. Mr. Walsh’s service as our chief financial officer ended on February 6, 2018 and his employment ended on February 16, 2018. As such, Mr. Walsh had no equity-based award outstanding as of the end of fiscal 2018.

(2)

The number of outstanding time-based, performance-based, and exit options vested and exercisable is reported in column (b). Unvested outstanding time-based options are reported in column (c) and ordinarily become vested pursuant to the vesting schedule for time-based options described in the section in our CD&A entitled “Compensation Determinations for 2018—Long-Term Incentive Awards.” Unvested outstanding performance-based options are reported in column (d) and ordinarily vest when the financial performance criteria set at the granting of these options prior to fiscal 2018, are met, subject to the grantee remaining in our employ through the vesting date. The exit options outstanding as of June 30, 2018 vested in September 2016, when our former principal owner sold the last of its shares of common stock, triggering the vesting condition. Other than with respect to the options granted on June 25, 2013, which have a vesting reference date of June 30 for Mr. Chiminski and July 1 for Messrs. Joseph and Downie, all vesting of time-based and performance-based options granted to the NEOs occurs on the applicable anniversary of the grant date. The outstanding performance-based options granted on October 23, 2009 all vested no later than October 23, 2014. The first 20% of the performance-based options granted to Mr. Chiminski in fiscal 2013 vested on June 30, 2014 and the second 20% vested on September 2, 2015, which is the date we confirmed the performance metrics were achieved. The first 20% of the performance-based options granted to Messrs. Joseph and Downie in fiscal 2013 vested on July 1, 2014 and the second 20% vested on September 2, 2015, which is the date we confirmed the performance metrics were achieved. The fiscal 2016 and fiscal 2017 performance metrics were not achieved for the performance-based options granted on June 25, 2013 to Messrs. Chiminski, Joseph and Downie. The first, second, and third 25% of the time-based options granted to Messrs. Chiminski, Joseph, Arnold, Downie, and Fasman in fiscal 2015 vested on July 30, 2015, 2016, and 2017, respectively, for Messrs. Chiminski, Joseph, Arnold, and Downie, and on October 23, 2015, 2016, and 2017, respectively, for Mr. Fasman. The first, second, and third 25% of the time-based options granted to Mr. Chiminski on October 23, 2014 vested on October 23, 2015, 2016, and 2017, respectively. The first and second 25% of the time-based options granted to Messrs. Chiminski, Joseph, Arnold, Downie, and Fasman in fiscal 2016 vested on August 27, 2016 and 2017, respectively. The first and second 25% of the time-based options granted to Mr. Joseph on October 13, 2015 vested on October 13, 2016 and 2017, respectively. The first 25% of the time-based options granted to Messrs. Chiminski, Joseph, Arnold, Downie, and Fasman in fiscal 2017 vested on July 26, 2017. As described in the section of the CD&A entitled “Fiscal 2018 Potential Payments Upon Employment Termination or Change in Control Tables,” all or a portion of each option grant may vest earlier in connection with a change of control of the company or certain terminations of employment. The metrics for performance-based options granted to Messrs. Chiminski, Joseph, and Downie on June 25, 2013 were not achieved for fiscal 2016 and fiscal 2017. The terms and conditions of the Pre-IPO Stock Plan award agreements allow for catch-up vesting in the next fiscal year in the event the cumulative performance target is met in the following fiscal year; therefore, the performance-based options related to meeting the target/cumulative target for fiscal 2018 remain outstanding as of June 30, 2018.

(3)

Each expiration date shown is the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change of control of the company.

(4)

The number of outstanding RSUs and shares of Restricted Stock reported for Mr. Chiminski in column (g) above represents: 22,529 RSUs granted on August 27, 2015; 29,460 RSUs granted on July 26, 2016; 19,989 RSUs granted on July 24, 2017; and 11,602 shares of Restricted Stock granted on August 23, 2017. The RSUs and Restricted Stock granted to Mr. Chiminski in fiscal 2015, 2016, 2017, and 2018 will vest on the third anniversary of the grant date. The number of outstanding RSUs and shares of Restricted Stock reported for Mr. Joseph in column (g) above represents 1,463 RSUs granted on August 27, 2015, 883 RSUs granted on October 13, 2015, 2,783 RSUs granted on July 26, 2016, 2,221 RSUs granted on July 24, 2017, and a one-time equity award of 11,974 shares of Restricted Stock granted on February 6, 2018 to recognize his promotion as Chief Financial Officer, with each grant vesting on the third anniversary of the grant date. The number of outstanding RSUs reported for Mr. Arnold in column (h) above represents 1,652 RSUs granted on August 27, 2015, 5,565 RSUs and a one-time special performance award of 2,226 RSUs granted on July 26, 2016, 1,511 RSUs and a one-time award of 11,105 RSUs to recognize his upcoming promotion to President Oral Drug Delivery granted on July 24, 2017, and 796 RSUs granted on October 4, 2017. The number of outstanding RSUs reported for Mr. Downie in column (g) above represents 2,746 granted on August 27, 2015, 3,385 RSUs granted on July 26, 2016, and 2,777 RSUs granted on July 24, 2017. The number of outstanding RSUs and shares of Restricted Stock reported for Mr. Fasman in column (g) above represents 3,129 RSUs

58         CATALENT, INC.  |  2018 Proxy Statement        EXECUTIVE COMPENSATION TABLES

granted on August 27, 2015, a one-time equity award of 15,000 RSUs granted on January 28, 2016 to recognize Mr. Fasman’s leading performance and dedication as our General Counsel, 4,501 RSUs granted on July 26, 2016, 3,610 RSUs granted on July 24, 2017, and a one-time retention equity award of 5,000 shares of Restricted Stock granted on November 10, 2017. The RSUs granted to Messrs. Joseph, Arnold, Downie, and Fasman will vest on the third anniversary of their respective grant dates. As described in the section of the CD&A entitled “Fiscal 2018 Potential Payments Upon Employment Termination or Change in Control,” all or a portion of the RSUs or Restricted Stock may vest earlier in connection with a change of control of the company or BHP PTS Holdings LLC. or certain terminations of employment.

(5)	Shares are valued based on the $41.89 closing price per share of our common stock on June 29, 2018 (the last trading day of fiscal 2018), as reported on the NYSE.

(6)

The amounts reported in column (i) represent (a) PSU awards, assuming 100% payout due to achievement of the performance goals at 100% of target and (b) Performance Shares which have been issued at the maximum possible level (200% of target for Adjusted EPS Performance Shares and 150% of target for Relative Return Performance Shares). Actual payout levels will be set at such time that the Compensation Committee determines, following the end of the performance period, the cumulative performance levels achieved relative to the performance targets. On August 23, 2017, the PSUs granted during calendar years 2016 and 2017 to Messrs. Chiminski and Fasman were cancelled and an identical target number of Performance Shares with identical vesting terms and performance measures were issued at the maximum target for Adjusted EPS and Relative Return in order to avoid deductibility issues under Code § 162(m). A similar cancellation and issuance was done on April 25, 2018 in respect of PSUs granted during calendar years 2016 and 2017 to Messrs. Joseph, Arnold, and Downie. The number of outstanding PSUs and Performance Shares reported for Mr. Chiminski represents (a) 28,161 PSUs (Adjusted EPS) and 23,930 PSUs (Relative Return) granted on August 27, 2015, (b) 73,650 Performance Shares (Adjusted EPS) and 52,269 Performance Shares (Relative Return) granted on August 23, 2017, which represent a replacement grant of the previously awarded PSUs for fiscal 2017 granted on July 26, 2016, (c) 49,974 Performance Shares (Adjusted EPS) and 37,298 Performance Shares (Relative Return) granted on August 23, 2017, which represent a replacement grant of the previously awarded PSUs for fiscal 2018 granted on July 24, 2017, and (d) 29,004 Performance Shares (Adjusted EPS) and 21,126 Performance Shares (Relative Return) granted on August 23, 2017, which represent an incremental grant as a result of the increase in Mr. Chiminski’s LTIP target per the terms of his amended employment agreement. The number of outstanding PSUs and Performance Shares reported for Mr. Joseph represents (a) 1,828 PSUs (Adjusted EPS) and 1,554 PSUs (Relative Return) granted on August 27, 2015, (b) 1,104 PSUs (Adjusted EPS) and 1,203 PSUs (Relative Return) granted on October 13, 2015, which represent an incremental grant to recognize his promotion as President, Clinical Supply Services, (c) 6,956 Performance Shares (Adjusted EPS) and 4,937 Performance Shares (Relative Return) granted on April 25, 2018, which represent a replacement of previously awarded PSUs for fiscal 2017 granted on July 26, 2016, and (d) 5,554 Performance Shares (Adjusted EPS) and 4,145 Performance Shares (Relative Return) granted on April 25, 2018, which represent a replacement grant of previously awarded PSUs for fiscal 2018 granted on July 24, 2017. The number of outstanding PSUs and Performance Shares reported for Mr. Arnold represents (a) 2,065 PSUs (Adjusted EPS) and 1,755 PSUs (Relative Return) granted on August 27, 2015, (b) 5,566 Performance Shares (Adjusted EPS) and 3,950 Performance Shares (Relative Return) granted on April 25, 2018, which represent a replacement of previously awarded PSUs for fiscal 2017 granted on July 26, 2016, (c) 3,776 Performance Shares (Adjusted EPS) and 2,819 Performance Shares (Relative Return) granted on April 25, 2018, which represent a replacement grant of the previously awarded PSUs for fiscal 2018 granted on July 24, 2017, and (d) 1,990 Performance Shares (Adjusted EPS) and 1,314 Performance Shares (Relative Return) granted on April 25, 2018, which represent a replacement of previously awarded incremental PSUs for fiscal 2018 granted on October 4, 2017 to recognize Mr. Arnold’s promotion to President, Oral Drug Delivery. The number of outstanding PSUs and Performance Shares reported for Mr. Downie represents (a) 3,433 PSUs (Adjusted EPS) and 2,917 PSUs (Relative Return) granted on August 27, 2015, (b) 8,462 Performance Shares (Adjusted EPS) and 6,006 Performance Shares (Relative Return) granted on April 25, 2018, which represent a replacement of previously awarded PSUs for fiscal 2017 granted on July 26, 2016, and (c) 6,942 Performance Shares (Adjusted EPS) and 5,181 Performance Shares (Relative Return) granted on April 25, 2018, which represent a replacement grant of the previously awarded PSUs for fiscal 2018 granted on July 24, 2017. The number of outstanding PSUs and Performance Shares reported for Mr. Fasman represents (a) 3,912 PSUs (Adjusted EPS) and 3,324 PSUs (Relative Return) granted on August 27, 2015, (b) 11,254 Performance Shares (Adjusted EPS) and 7,986 Performance Shares (Relative Return) granted on August 23, 2017, which represent a replacement of previously awarded PSUs for fiscal 2017 granted on July 26, 2016, and (c) 9,024 Performance Shares (Adjusted EPS) and 6,735 Performance Shares (Relative Return) granted on August 23, 2017, which represent a replacement grant of the previously awarded PSUs for fiscal 2018 granted on July 24, 2017. Achievement with respect to the metrics used to determine the final payout of the PSUs and Performance Shares is based on a performance period from July 1, 2017 to June 30, 2020 for the grants related to fiscal 2018; July 1, 2016 to June 30, 2019 for the grants related to fiscal 2017; and July 1, 2015 to June 30, 2018 for the grants related to fiscal 2016. Performance Shares are issued at the maximum possible level and then forfeited in part or completely based on the level of performance achieved during the performance period.

Fiscal 2018 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
John Chiminski	206,685	5,991,178	108,925	4,108,288
Wetteny Joseph	-	-	7,711	270,984
Jonathan Arnold	37,064	691,622	8,798	309,183
William Downie	15,515	230,101	14,387	505,595
Steven L. Fasman	15,458	270,824	15,254	568,140
Matthew Walsh	39,921	684,662	22,533	791,865

(1)

We report the value realized on exercise as the difference between the fair market value of the shares acquired on exercise, as determined by the closing price per share of our common stock on the exercise date, as reported on the NYSE, and the exercise price of the stock option. As a result, the value realized on exercise does not make any adjustment for those shares forfeited to us by the option holder in order to pay (a) the exercise price and (b) the amount of withholding tax due from the option holder upon exercise, pursuant to the “cashless” exercise provisions of the plan under which each stock option was granted.

(2)

Represents RSU and PSU grants awarded for the fiscal 2015-17 performance period which fully vested in fiscal 2018 upon the third anniversary of the applicable date of grant. In addition to the vesting of the fiscal 2015-17 grants, Mr. Chiminski’s September 16, 2011 grant of 50,480 RSUs, which vested 100% on the date of grant, were settled on September 16, 2017.

EXECUTIVE COMPENSATION TABLES         2018 Proxy Statement  |  CATALENT, INC.        59

Fiscal 2018 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
John Chiminski
Deferred Compensation	545,500	66,637	241,910	-	2,984,882
Vested but Undelivered RSUs	-	-	342,759	1,993,455	-
Total	545,500	66,637	584,669	1,993,455	2,984,882
Wetteny Joseph
Deferred Compensation	95,092	20,918	63,382	-	666,761
Jonathan Arnold
Deferred Compensation	83,240	11,222	10,750		151,872
William Downie
Deferred Compensation	-	-	-	-	-
Steven L. Fasman
Deferred Compensation	16,500	8,250	8	-	24,758
Matthew Walsh
Deferred Compensation	126,859	30,668	162,597	-	1,464,297

(1)

The amounts reported as “Deferred Compensation” in this column represent (a) salary deferrals during fiscal 2018 as reported in the Summary Compensation Table and (b) bonuses earned for fiscal 2017 which were deferred during fiscal 2018 (as they were paid in September 2017) and reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for fiscal 2017. Each NEO’s deferral election amount during fiscal 2018 is summarized below.

Name	Fiscal 2017 Bonus Deferral ($)	Fiscal 2018 Salary Deferral ($)	Total Executive Contributions ($)
John Chiminski	509,625	35,875	545,500
Wetteny Joseph	70,074	25,018	95,092
Jonathan Arnold	66,735	16,505	83,240
William Downie	-	-	-
Steven Fasman	-	16,500	16,500
Matthew Walsh	87,138	39,721	126,859

(2)	The amounts reported for Messrs. Chiminski, Joseph, Arnold, Fasman, and Walsh are reported as compensation for fiscal 2018 under “All Other Compensation” in the Summary Compensation Table.

(3)

Mr. Chiminski was granted RSUs that settle by their terms on a date after they fully vest. The amounts reported under “Vested but Undelivered RSUs” in this column reflect the increase or (decrease) in fair market value between July 1, 2017 and June 30, 2018 of RSUs that vested prior to the 2018 fiscal year and settled during fiscal 2018. The amounts reported in this column are not considered compensation reportable in the Summary Compensation Table.

(4)

Amount reported for Mr. Chiminski in this column as “Vested but Undelivered RSUs” reflects the settlement of 50,480 RSUs on September 16, 2017, which have been valued based on the $39.49 price per share of our common stock as reported on the NYSE on the prior day (because the settlement date was a non-trading day).

(5)

Includes $1,651,264 previously reported as compensation to Mr. Chiminski in the columns “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” in the Summary Compensation Table in previous years. Includes $792,301 previously reported as compensation to Mr. Walsh in the columns “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” in the Summary Compensation Table in previous years.

Deferred Compensation

We provide certain of our U.S.-based executives, including our U.S.-based NEOs, with the opportunity to participate in the Deferral Plan, which allows participating executives to defer receipt of a portion of their compensation. Deferrals occur and may be invested on a pre-tax basis, in addition to the amounts that the executive is allowed to contribute to our tax-qualified 401(k) plan.

The Deferral Plan permits a broad group of U.S.-based executives, including our U.S.-based NEOs, to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus. In addition, these executives may defer their PSU and RSU grants. We credit the first 6% of cash compensation deferred with a matching contribution equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service.

60         CATALENT, INC.  |  2018 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Under the Deferral Plan, we also credit each participant’s deferral account with earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives we make available from time to time. Participants select the investment alternatives in which they wanted their accounts to be deemed to be invested and are credited with earnings and/or losses based on the performance of the relevant investments. Participants are able to change the investment elections for their accounts on a daily basis.

Newport Group serves as the plan administrator of our Deferral Plan. Participants in the Deferral Plan may elect from a variety of forms of payout under the plan, including lump-sum payment and various types of annual installments, with the timing depending on the form selected.

The accounts of participants in the prior version of the Deferral Plan that are paid out in a lump-sum cash payment are paid on the 15th day of the month immediately following the month that includes the six-month anniversary of the participant’s separation from our service (other than due to death) (“separation” as defined by Section 409A of the Internal Revenue Code). In the event of the death of a participant prior to the commencement of the distribution of benefits under the plan, such benefits will be paid no later than the later of (x) December 31 of the year in which the participant’s death occurs and (y) the 90th day following the date of the participant’s death.

A participant in the prior version of the Deferral Plan may also elect to receive a payout in annual installments over a period of 5 or 10 years after the participant’s separation from service (including death), although, notwithstanding any such election, the participant’s account will be paid in a lump-sum cash payment in connection with a participant’s separation from service within two years following a change of control. The Deferral Plan also permits participants to receive a distribution in connection with an unforeseeable emergency, in accordance with the requirements of Section 409A of the Internal Revenue Code.

Cash and equity deferrals, company contributions, and applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the Deferral Plan this way permits participants to defer recognition of income for tax purposes on the amounts deferred until they are paid to the participants.

Fiscal 2018 Potential Payments upon Employment Termination or Change of Control Tables

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL—JOHN CHIMINSKI (CEO)

Triggering Event	Value of Option/RSU/PSU/ Restricted Stock/ Performance Share Acceleration ($)(1)	Value of Base Salary and Target Bonus Payment ($)(2)	Value of Continued Benefits Participation ($)(3)	Total ($)
Death	15,876,022	-	-	15,876,022
Termination by Us Without Cause or By Mr. Chiminski for Good Reason	-	4,750,000	25,959	4,775,959
Change of Control (assuming awards are not assumed, continued, or substituted)	4,867,800	-	-	4,867,800
Termination by Us Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted)	20,743,822	4,750,000	25,959	25,519,781

(1)

The amount reported for death represents accelerated vesting of (a) 71,978 RSUs, 52,091 PSUs, 11,602 shares of Restricted Stock, 76,314 Performance Shares (Adjusted EPS) and 73,795 Performance Shares (Relative Return), the value of which is calculated based on the $41.89 closing price per share of our common stock on June 29, 2018 (the last trading day of fiscal 2018), as reported on the NYSE, and (b) the “spread” value of the options, equal to $6.98 per share for 61,056 options granted on August 23, 2017, $5.87 per share for 103,747 options granted on July 24, 2017, $17.45 per share for 113,287 options granted on July 26, 2016, $9.93 per share for 50,186 options granted on August 27, 2015, $17.63 per share for 9,790 options granted on October 23, 2014, and $21.39 per share for 10,366 options granted on July 30, 2014, in each case representing the difference between the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and the exercise price of the option. The amount reported for a change of control represents the accelerated vesting of the “spread” value of the options, equal to $23.18 per share for the 210,000 performance-based options granted on June 25, 2013, representing the difference between the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents (a) accelerated vesting of 71,978 RSUs, 52,091 PSUs, 11,602 Restricted Stock Shares, 76,314 Performance Shares (Adjusted EPS), and 73,795 Performance Shares (Relative Return), the value of which is calculated based on the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and (c) the “spread” value of the options, equal to $6.98 per share for 61,056 options granted on August 23, 2017, $5.87 per share for 103,747 options granted on July 24, 2017, $17.45 per share for 113,287 options granted on July 26, 2016, $9.93 per share for 50,186 options granted on August 27, 2015, $17.63 per share for 9,790 options granted on October 23, 2014, $21.39 per share for 10,366 options granted on July 30, 2014, and $23.18 per share for the 210,000 performance-based options granted on June 25, 2013, representing the difference between the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and the exercise price of the option. Amounts reported assume that the June 25, 2013 performance-based options vest upon a change of control.

EXECUTIVE COMPENSATION TABLES         2018 Proxy Statement  |  CATALENT, INC.        61

Amounts reported also assume that the Adjusted EPS/Relative Return PSUs and the Adjusted EPS/Relative Return Performance Shares vest at target upon death and for a termination following a change in control; however, the number of Relative Return PSUs and Performance Shares to vest may vary based on the timing of a change in control during the three-year performance period, Options with a negative “spread” value are reported as $0.

(2)	The amount reported represents 2 times the sum of (a) his annual base salary and (b) his target annual bonus.

(3)

The amount reported represents income attributable to the health care premiums paid by us with respect to Mr. Chiminski’s participation in our employee benefit plans for a two-year period. Mr. Chiminski would also be entitled to be paid for any unused paid-time-off days accrued during 2018.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL—WETTENY JOSEPH (CFO)(1)

Triggering Event	Value of Option/RSU/PSU/ Restricted Stock/ Performance Shares Acceleration ($)(2)	Value of Base Salary and Target Bonus Payment ($)(3)	Value of Continued Benefits Participation ($)(4)	Total ($)
Death	1,946,644	-	-	1,946,644
Termination by Us Without Cause or By Mr. Joseph for Good Reason	-	835,000	12,979	847,979
Change in Control	173,294	-	-	173,294
Termination Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted)	2,119,938	835,000	12,979	2,967,917

(1)

Mr. Walsh’s employment agreement, the Pre-IPO Stock Plan, the Omnibus Plan, and the grant agreements thereunder each provided for certain benefits to be paid to Mr. Walsh, our former chief financial officer, upon termination. None of them were applicable upon Mr. Walsh’s voluntary departure in February of 2018. As a result, information with respect to him is not included in these tables.

(2)

Amounts reported represent accelerated vesting of unvested equity-based awards. The amounts reported for death reflect (a) the “spread” value of the options of $5.87 per share for the 11,528 options granted on July 24, 2017, $17.45 per share for the 10,700 options granted on July 26, 2016, $17.80 per share for the 2,160 options granted on October 13, 2015, $9.93 per share for the 3,259 options granted on August 27, 2015, and $21.39 per share for the 2,713 options granted on July 30, 2014, representing the difference between the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and the exercise price of the option, and (b) 2,221 RSUs granted on July 24, 2017, 2,783 RSUs granted on July 26, 2016, 883 RSUs granted on October 13, 2015, 1,463 RSUs granted on August 27, 2015, 1,104 PSUs (Adjusted EPS) and 1,203 (Relative Return) granted on October 13, 2015, 1,828 PSUs (Adjusted EPS) and 1,554 PSUs (Relative Return) granted on August 27, 2015, 11,974 shares of Restricted Stock granted on February 6, 2018, and 6,255 Performance Shares (Adjusted EPS) and 6,054 Performance Shares (Relative Return) granted on April 25, 2018, the value of which is calculated based on the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE. The amount reported for a change in control represents the “spread” value of the option of $23.18 per share for the 7,746 performance-based options granted on June 25, 2013, representing the difference between the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents (a) the “spread” value of the options of $5.87 per share for the 11,528 options granted on July 24, 2017, $17.45 per share for the 10,700 options granted on July 26, 2016, $17.80 per share for the 2,160 options granted on October 13, 2015, $9.93 per share for the 3,259 options granted on August 27, 2015, $21.39 per share for the 2,713 options granted on July 30, 2014, and $23.18 per share for the 7,476 performance-based options granted on June 25, 2013, representing the difference between the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and the exercise price of the option, and (b) 2,221 RSUs granted on July 24, 2017, 2,783 RSUs granted on July 26, 2016, 883 RSUs granted on October 13, 2015, 1,463 RSUs granted on August 27, 2015, 1,104 PSUs (Adjusted EPS) and 1,203 PSUs (Relative Return) granted on October 13, 2015, 1,828 PSUs (Adjusted EPS) and 1,554 PSUs (Relative Return) granted on August 27, 2015, 11,974 shares of Restricted Stock granted on February 6, 2018, and 6,255 Performance Shares (Adjusted EPS) and 6,054 Performance Shares (Relative Return) granted on April 25, 2018, the value of which is calculated based on the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE. Amounts reported assume that the June 25, 2013 performance-based options vest upon a change of control. Amounts reported also assume that the Adjusted EPS/Relative Return PSUs and the Adjusted EPS/Relative Return Performance Shares vest at target upon death and for a termination following a change in control; however, the number of Relative Return PSUs and Performance Shares to vest may vary based on the timing of a change in control during the three-year performance period. Options with a negative “spread” value are reported as $0.

(3)	The amount reported represents the sum of (a) his annual base salary and (b) his target annual bonus.

(4)

The amount reported represents income attributable to the health care premiums paid by us with respect to Mr. Joseph’s participation in our employee benefit plans for a one-year period. Mr. Joseph would also be entitled to be paid out for any unused paid-time-off days accrued during 2018.

62         CATALENT, INC.  |  2018 Proxy Statement        EXECUTIVE COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL—MESSRS. ARNOLD, DOWNIE, AND FASMAN

Triggering Event	Value of Option/RSU/PSU/ Restricted Stock/ Performance Shares Acceleration(1)	Value of Base Salary and Target Bonus Payment(2)	Value of Continued Benefits Participation(3)	Total ($)
Death
Jonathan Arnold	2,065,762	-	-	2,065,762
William Downie	1,754,905	-	-	1,754,905
Steven L. Fasman	3,019,642	-	-	3,019,642
Termination by Us Without Cause or By the Executive Officer for Good Reason
Jonathan Arnold	-	701,377	-	701,377
William Downie	-	683,653	-	683,653
Steven L. Fasman	-	962,500	12,979	975,479
Change of Control
Jonathan Arnold	-	-	-	-
William Downie	431,287	-	-	431,287
Steven L. Fasman	-	-	-	-
Termination by Us Without Cause Within 18 Months Following a Change of Control
Jonathan Arnold	2,065,762	701,377	-	2,767,139
William Downie	2,186,192	683,653	-	2,869,845
Steven L. Fasman	3,019,642	962,500	12,979	3,995,121

(1)

Amounts reported represent accelerated vesting of unvested equity-based awards and assume that the June 25, 2013 performance-based options vest upon a change of control. Amounts reported also assume that the Adjusted EPS/Relative Return PSUs and the Adjusted EPS/Relative Return Performance Shares vest at target upon death and for a termination following a change in control; however, the number of Relative Return PSUs and Performance Shares to vest may vary based on the timing of a change in control during the three-year performance period. Options with a negative “spread” are reported as $0.

For Mr. Arnold, the amount reported for death and a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the spread value of -$0.34 per share for the 4,159 options granted on October 4, 2017, $5.87 per share for the 7,839 options granted on July 24, 2017, $17.45 per share for the 8,560 options granted on July 26, 2016, $9.93 per share for the 3,680 options granted on August 27, 2015, and $21.39 per share for the 8,750 and 3,095 options granted on July 30, 2014, representing the difference between the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and the exercise price of the options, and (b) 796 RSUs granted on October 4, 2017, 12,616 RSUs granted on July 24, 2017, 7,791 RSUs granted on July 26, 2016, 1,652 RSUs granted on August 27, 2015, 2,065 PSUs (Adjusted EPS) and 1,755 PSUs (Relative Return) granted on August 27, 2015, and 5,666 Performance Shares (Adjusted EPS) and 5,388 Performance Shares (Relative Return) granted on April 25, 2018, the value which is calculated based on the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE.

For Mr. Downie, the amount reported for death reflects (a) the “spread” value of $5.87 per share for the 14,410 options granted on July 24, 2017, $17.45 per share for the 13,015 options granted on July 26, 2016, $9.93 per share for the 6,117 options granted on August 27, 2015, and $21.39 per share for the 5,061 options granted on July 30, 2014, representing the difference between the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and the exercise price of the option, and (b) 2,777 RSUs granted on July 24, 2017, 3,385 RSUs granted on July 26, 2016, 2,746 RSUs granted on August 27, 2015, 3,433 PSUs (Adjusted EPS) and 2,917 PSUs (Relative Return) granted on August 27, 2015, and 7,702 Performance Shares (Adjusted EPS) and 7,458 Performance Shares (Relative Return) granted on April 25, 2018, the value of which is calculated based on the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE. The amount reported for change of control reflects the “spread” value of $23.18 per share for the 18,606 performance-based options, representing the difference between the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents (a) the “spread” value of $5.87 per share for the 14,410 options granted on July 24, 2017, $17.45 per share for the 13,015 options granted on July 26, 2016, $9.93 per share for the 6,117 options granted on August 27, 2015, $21.39 per share for the 5,061 options granted on July 30, 2014, $23.18 per share for the 18,606 performance-based options, representing the difference between the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and the exercise price of the option and (b) 2,777 RSUs granted on July 24, 2017, 3,385 RSUs granted on July 26, 2016, 2,746 RSUs granted on August 27, 2015, 3,433 PSUs (Adjusted EPS) and 2,917 PSUs (Relative Return) granted on August 27, 2015, and 7,702 Performance Shares (Adjusted EPS) and 7,458 Performance Shares (Relative Return) granted on April 25, 2018, the value of which is calculated based on the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE.

For Mr. Fasman, the amounts reported for death and for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $5.87 per share for the 18,732 options granted on July 24, 2017, $17.45 per share for the 17,308 options granted on July 26, 2016, $9.93 per share for the 6,971 options granted on August 27, 2015, and $17.63 per share for the 5,153 options granted on October 23, 2014, representing the difference between the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE, and the exercise price of the option, and (b) 3,610 RSUs granted on July 24, 2017, 4,501 RSUs granted on July 26, 2016, 15,000 RSUs granted on January 28, 2016, 3,129 RSUs granted on August 27, 2015, 3,912 PSUs (Adjusted EPS) and 3,324 PSUs (Relative Return) granted on August 27, 2015, 5,000 shares of Restricted Stock granted on November 10, 2017, and 10,139 Performance Shares (Adjusted EPS) and 9,814 Performance Shares (Relative Return) granted on August 23, 2017, the value of which is calculated based on the $41.89 closing price per share of our common stock on June 29, 2018, as reported on the NYSE.

EXECUTIVE COMPENSATION TABLES         2018 Proxy Statement  |  CATALENT, INC.        63

(2)	The amounts reported for Messrs. Arnold, Downie, and Fasman represent, for each executive, the sum of that executive’s annual base salary and target annual bonus.

For Mr. Downie and Mr. Arnold, amounts in pounds sterling (Downie) and Swiss francs (Arnold) were converted to U.S. dollars at an exchange rate of 1.3471 and 1.0313, respectively, which represents the average monthly rate for those currencies during fiscal 2018.

(3)

The amount reported for Mr. Fasman represents income attributable to the health care premiums paid by us with respect to his continued participation in our employee benefit plans for a one-year period. Under these circumstances, Messrs. Arnold and Downie would become ineligible for any continued health benefits in Switzerland and the U.K., respectively, under our plans.

64         CATALENT, INC.  |  2018 Proxy Statement        PAY RATIO

Pay Ratio

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). We believe the ratio presented below is a reasonable estimate calculated in a manner consistent with the rules set forth in Item 402(u) of Regulation S-K promulgated under the Exchange Act (the “Pay Ratio Rule”).

In identifying our median employee, we calculated the target annual total cash compensation for fiscal 2018 of each employee as of June 30, 2018. For these purposes, annual total cash compensation included base salary or hourly wages, cash incentives, commissions, and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources records. All amounts were annualized for permanent employees who did not work for the entire year, such as new hires, employees on paid or unpaid leave of absence and employees called for active military duty. We did not apply any cost-of-living adjustment as part of the calculation.

We selected the median employee from among 10,111 full-time and part-time workers who were employed as of June 30, 2018. As permitted by the Pay Ratio Rule, we excluded 813 employees who joined the company during fiscal 2018 as part of our acquisition of Cook Pharmica LLC when making this determination. We did not exclude any other employee (whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion).

In accordance with the Pay Ratio Rule, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the Fiscal 2018 Summary Compensation Table on page 50. The median employee’s annual total compensation was $50,005, which includes other forms of compensation including financial and wellness benefits. The CEO’s annual total compensation was $8,526,868, the amount reported in the “Total” column of the Summary Compensation Table plus the same other forms of compensation as are included in the calculation of the median employee’s annual total compensation. As calculated in this manner, the ratio of our CEO’s total compensation to our median employee’s total compensation for fiscal 2018 was 170.5 to 1.

In considering this pay ratio, please note that the Pay Ratio Rule permits companies to calculate pay ratios using a variety of methods, both in determining the median employee and in determining the compensation to be used in calculating the ratio. Thus, our ratio may not be comparable to the ratio determined by any other company.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL 2019        2018 Proxy Statement  |  CATALENT, INC.        65

Proposal 2:

Ratification of Appointment of Independent Auditor for Fiscal 2019

(ITEM 2 ON THE PROXY CARD)

The Audit Committee of our Board has selected Ernst & Young LLP (“Ernst & Young”) as our independent auditor for the fiscal year ending June 30, 2019. Ernst & Young has served as our independent auditor since prior to our IPO. Our Board unanimously recommends this appointment, and we are asking shareholders to ratify the appointment of Ernst & Young for 2019. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of Ernst & Young to our shareholders for ratification because we value our shareholders’ views on the choice of independent auditor. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment of such firm. A representative of Ernst & Young is expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions, and to make a statement if desired.

Our Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as our independent auditor for fiscal 2019 because it believes that Ernst & Young has appropriately and professionally audited our financial statements for the last several years, it has the resources to do a proper audit of a company of our size and complexity, and it is familiar with our business, our business model, and our personnel, which will enhance the efficiency and effectiveness of the audit and is in our best interest and in the best interests of our shareholders. The Audit Committee, under its charter, reviews, at least annually, the qualifications, performance, and independence of the auditor and considers, among other matters, the following: the auditor’s internal quality control procedures, the selection of the lead audit partner, the rotation of the audit partners on the audit engagement team, the qualifications and experience of the members of the audit engagement team, and the views of management, including our internal audit group, concerning the performance and capabilities of the auditor.

The following table presents the fees for professional services rendered by Ernst & Young for the audit of our annual financial statements for the fiscal years that ended on June 30, 2018 and June 30, 2017, and the fees billed for other services rendered by Ernst & Young during those same periods.

SERVICES	2018	2017

Audit Fees	$4,974,000	$4,569,000

Audit-Related Fees(1)	$321,000	49,000

Tax Fees(2)	$1,153,000	607,000

All Other Fees	-	-

Total	$6,448,000	$5,225,000

(1)

Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young that are reasonably related to the performance of the audit of our financial statements. Specifically, these costs include fees for audits of employee benefit plans, accounting and audit consultation and other attest services.

(2)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice, and tax planning.

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee, and all approved non-audit services performed by Ernst & Young were consistent with maintaining Ernst & Young’s independence.

66         CATALENT, INC.  |  2018 Proxy Statement        PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL 2019

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee charter provides that the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of the independent auditor. Accordingly, all audit and permitted non-audit services for which Ernst & Young was engaged were pre-approved by the Audit Committee.

Prior to engagement of the independent auditor for 2019, management will submit for Audit Committee approval a list of services and related fees expected to be rendered in 2019 within each of the following categories of services:

•

Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•

Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•

Tax services include all services, except those services specifically related to the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; tax planning; and tax compliance and reporting.

•	All Other services are those services not captured in the audit, audit-related or tax categories.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTEFOR THE RATIFICATION OF THE APPOINTMENT OFERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORFOR FISCAL 2019.

REPORT OF THE AUDIT COMMITTEE        2018 Proxy Statement  |  CATALENT, INC.        67

Report of the Audit Committee

The Audit Committee assists our Board in its oversight of our financial reporting process. All four members of the Audit Committee qualify as independent directors under the listing standards of the NYSE for public companies and the independence requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all are qualified as audit committee financial experts within the meaning of Item 407(d)(5) of Regulation S-K, promulgated under the Exchange Act. Additionally, our Board has also determined that each Audit Committee member has accounting and related financial management expertise within the meaning of the NYSE’s listing standards. The Audit Committee’s charter can be viewed online on our website at http://investor.catalent.com/corporate-governance.

In fulfilling its duties, the Audit Committee reviewed and discussed the audited financial statements contained in Catalent’s 2018 Annual Report on Form 10-K with management and the independent auditor, Ernst & Young LLP. Management is responsible for the financial statements and the reporting process, including the systems for internal control over financial reporting. The independent auditor is responsible for performing an independent audit of Catalent’s financial statements in conformance with accounting principles generally accepted in the United States, and for expressing an opinion on these financial statements based on the audit.

The Audit Committee met with the independent auditor with and without management present and discussed those matters required to be discussed by Auditing Standard No. 1301, “Communications With Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and discussed with the independent auditor its independence.

Based on the above reviews and discussions, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in Catalent’s 2018 Annual Report on Form 10-K for the fiscal year ended June 30, 2018, for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee:

John J. Greisch, Chair

Rolf Classon

Rosemary A. Crane

Dr. Donald E. Morel, Jr.

Date: August 22, 2018

68         CATALENT, INC.  |  2018 Proxy Statement        PROPOSAL 3: ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION (SAY-ON-PAY)

Proposal 3:

Advisory Vote on the Approval of Executive Compensation (Say-on-Pay)

(ITEM 3 ON THE PROXY CARD)

The compensation we provide to our Named Executive Officers is described in detail in the Compensation Discussion and Analysis section of this Proxy Statement. Section 14A of the Exchange Act requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our Named Executive Officers. Accordingly, you are being asked to vote on the following resolution:

“RESOLVED, that Catalent’s shareholders APPROVE, on an advisory basis, the compensation of the named executive officers, as disclosed in Catalent’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Our Board unanimously recommends that you vote FOR this resolution because it believes that our executive compensation program promotes the following objectives and philosophies, as described in detail in the Compensation Discussion and Analysis section of this Proxy Statement:

•	competitive compensation to attract, maintain, retain, and reward high-caliber executive talent,

•	paying for performance, and

•	alignment with shareholder interests.

This vote is advisory, which means that the vote is not binding on us, our Board, or the Compensation Committee. Nonetheless, our Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions.

Consistent with the outcome of a shareholder vote that occurred during our 2015 Annual Meeting of Shareholders, our Board has resolved that a shareholder advisory vote on named executive officer compensation should occur every year. Unless this changes, the next advisory vote on named executive officer compensation will be at the 2019 Annual Meeting of Shareholders. A shareholder advisory vote on the frequency of advisory votes on named executive officer compensation will be conducted again no later than our 2021 Annual Meeting of Shareholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FORTHE APPROVAL ON AN ADVISORY BASIS OFTHE COMPENSATION OF OUR NAMEDEXECUTIVE OFFICERS AS DISCLOSED IN THISPROXY STATEMENT.

PROPOSAL 4: APPROVAL OF 2018 OMNIBUS INCENTIVE PLAN        2018 Proxy Statement  |  CATALENT, INC.        69

Proposal 4:

Approval of 2018 Omnibus Incentive Plan

(ITEM 4 ON THE PROXY CARD)

We are asking our shareholders to approve our 2018 Omnibus Incentive Plan (the “2018 Plan”), which will supersede our existing Omnibus Plan and therefore play a pivotal role in our effort to attract and retain key personnel essential to our long-term growth and financial success. Like the Omnibus Plan, the 2018 Plan is structured to provide flexibility in designing equity incentive programs with a broad array of equity incentives, including stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and performance compensation awards, so that we may implement competitive incentive compensation programs for our employees, officers and non-employee directors. Critically, the 2018 Plan will include a replenished reserve of up to 15,600,000 shares of our common stock, subject to adjustment as described below, for issuance to our officers and employees, non-employee members of our Board (or the boards of our affiliates), as well as consultants and other independent advisors in our employ or service. The share reserve may be adjusted, and additional or fewer shares may be awarded under the 2018 Plan, as described in more detail in the section titled “Securities Subject to 2018 Plan” below. Our Board adopted the 2018 Plan on August 23, 2018, subject to shareholder approval at the 2018 Annual Meeting of Shareholders. If approved, the 2018 Plan will become effective as of the date of that approval (the “Plan Effective Date”).

We are asking you to adopt the 2018 Plan because the Omnibus Plan does not have sufficient shares available for continued equity awards to our employees, non-employee directors, consultants, and advisors over the next few years. If you approve the 2018 Plan, we will not make any future award under the Omnibus Plan, although it will continue to govern outstanding awards granted under it. We also have options outstanding under the Pre-IPO Stock Plan, the predecessor to the Omnibus Plan. The Pre-IPO Stock Plan terminated on May 7, 2017; accordingly, we cannot make any future awards under the Pre-IPO Stock Plan, although it will continue to govern outstanding awards granted under it. Upon approval, the 2018 Plan will be the only discretionary plan under which we may grant new equity awards to our employees and other service providers, although grants may be made outside of a plan under certain circumstances. If this proposal is not approved, we believe we would be at a disadvantage against our competitors for recruiting, retaining, and motivating individuals critical to our success and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs.

We seek your approval of the 2018 Plan in order to (i) meet NYSE listing requirements, (ii) allow for incentive stock options that meet the requirements of the Code, and (iii) allow equity awards and other bonuses that may be grandfathered under Code § 162(m) to continue to be exempt from the deductibility limit of one million dollars ($1,000,000) per person imposed by Code § 162(m) on compensation paid to certain of our executive officers.

The Number of Shares Available for Awards under the 2018 Plan

If you approve this Proposal, the maximum aggregate number of shares of our common stock that may be issued under the 2018 Plan will be 15,600,00 shares, which is comprised of (i) 13,415,141 new shares authorized for issuance under the 2018 Plan, plus (ii) 2,184,859 shares, which is the number of shares that remained available for awards under the Omnibus Plan as of June 30, 2018, subject to the adjustments described in the section titled “Securities Subject to the 2018 Plan” and further detailed in the text of the 2018 Plan, which is annexed to this Proxy Statement as Appendix B. We will use the so-called “fungible” share counting method to reduce the share reserve as we issue shares under the 2018 Plan, pursuant to which (a) each share of stock issued under the 2018 Plan pursuant to a stock option or stock appreciation right will reduce the number of shares of our common stock reserved for issuance under the 2018 Plan on a one-for-one basis, and (b) each share of stock issued under the 2018 Plan pursuant to an award other than a stock option or stock appreciation right, such as restricted stock or restricted stock units, will reduce the number of reserved shares by 2.25 shares. For example, if we issue 1,000 shares pursuant to a vested award of 1,000 restricted stock units, the share reserve under the 2018 Plan will be reduced by 2,250 shares.

70         CATALENT, INC.  |  2018 Proxy Statement        PROPOSAL 4: APPROVAL OF 2018 OMNIBUS INCENTIVE PLAN

In determining the number of shares to recommend for the reserve under the 2018 Plan, our Board considered a number of factors, including the number of shares remaining available under the Omnibus Plan, our past share usage (sometimes called our “burn rate”), our estimate of the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, and the current and anticipated future accounting expenses associated with our equity award practices.

Current Overview of Outstanding Equity Awards

We currently have awards outstanding under the Omnibus Plan and the Pre-IPO Stock Plan. As of June 30, 2018, there were 1,414,086 shares subject to outstanding options, 1,004,236 shares of unvested Restricted Stock or subject to outstanding RSUs, and 1,060,953 shares of unvested Performance Shares or subject to outstanding PSUs under the Omnibus Plan, and 966,840 shares subject to outstanding options under the Pre-IPO Stock Plan, as summarized in the table below. The total shares of our common stock outstanding as of June 30, 2018 was 133,423,628.

Plans as of June 30, 2018	Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Full-Value Awards(2)	Shares Remaining Available for Future Grant	Total Aggregate Shares

Omnibus Plan	1,414,086	2,065,189	2,184,859	5,664,134

Pre-IPO Stock Plan	966,840	-	-	966,840

Shares Available for Future Grant Upon Approval of the 2018 Plan(3)			13,415,141	15,600,000

(1)

As of June 30, 2018, the 1,414,086 stock options outstanding under the Omnibus Plan had a weighted average exercise price per share of $28.07 and a weighted average life of 7.70 years and the 966,840 stock options outstanding under the Pre-IPO Stock Plan had a weighted average exercise price per share of $16.99 and a weighted average life of 4.28 years.

(2)	Consists of RSUs, Restricted Stock, PSUs, and Performance Shares.

(3)	This is subject to adjustment, up or down, for grants and non-delivery terminations of awards under the Omnibus Plan as discussed in the section titled “Securities Subject to 2018 Plan” below.

Based on our shares of common stock outstanding as of June 30, 2018, the 6,630,974 shares issuable under existing grants or available for future grants under the Omnibus Plan and the Pre-IPO Stock Plan, as set forth in the table above, represent an “overhang” of approximately 4.7% of shares. If you approve the 2018 Plan, the additional 13,415,141 shares available for issuance would increase the overhang to approximately 13.1% if shares available for future grant are expressed in stock options, or 8.6% if shares available for future grant are expressed in full-value shares. We calculate “overhang” as (a) the total number of shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards, and shares available for issuance under future equity awards.

PROPOSAL 4: APPROVAL OF 2018 OMNIBUS INCENTIVE PLAN        2018 Proxy Statement  |  CATALENT, INC.        71

We recognize that equity awards dilute existing shareholders. In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our stock award “burn rate” each year. Our annual burn rate is determined by dividing the number of shares of our common stock subject to stock-based awards we grant in a fiscal year by the weighted average number of our fully diluted shares of our common stock outstanding for that fiscal year.

Fiscal Year	Options	RSUs & Restricted Stock	PSUs & Performance Shares(1)	Total Granted	Weighted Average Common Stock Outstanding	Burn Rate
2018	441,901	487,080	787,555	1,716,536	131,226,110	1.3%
2017	515,671	549,271	435,068	1,500,010	124,954,248	1.2%
2016	368,995	283,976	323,013	975,984	124,787,819	0.8%
3-Year Average	442,189	440,109	515,212	1,397,510	126,989,392	1.1%

(1)	Reported at target in the case of PSUs, which does not include additional shares that may vest should performance exceed target.

Based on our current equity award practices, the Compensation Committee’s independent consultant, FW Cook, has estimated that the authorized shares under the 2018 Plan should be sufficient to provide us with an opportunity to grant equity awards for approximately three to five years, in amounts determined appropriate by the Compensation Committee, which will administer the 2018 Plan (as discussed below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of our common stock, the mix of options and full-value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.

Highlights of the 2018 Plan

The 2018 Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and protect our shareholders’ interests, as described below.

•	No evergreen authorization: The 2018 Plan does not have an evergreen provision, which would permit an automatic annual increase in the share pool without further shareholder approval.

•

Reasonable limit on full-value awards: For purposes of calculating the shares that remain available for issuance under the 2018 Plan, grants of options and stock appreciation rights will be counted as the grant of one share for each one share actually granted. All grants of full-value awards will be deducted from the 2018 Plan’s share reserve as 2.25 shares for every one share actually granted.

•

Prohibition on repricing: The 2018 Plan prohibits reducing the exercise price in effect for outstanding options or stock appreciation rights, cancelling and replacing stock options or stock appreciation rights with a grant with a lower exercise price, or a cash buyout of an underwater option or stock appreciation right (except as permitted in a change in control or in the case of an adjustment event as described in the section titled “Changes in Capitalization and Similar Events” below or with shareholder approval).

•

No automatic vesting upon a change in control: The 2018 Plan allows for an acquiring corporation to assume or cancel outstanding awards and does not provide for automatic vesting upon a change in control. The Compensation Committee also has the discretion to take alternative actions such as accelerating the vesting of outstanding awards or requiring that participants exchange outstanding accelerated awards for cash.

•

No discounted stock options or stock appreciation rights: Stock options and stock appreciation rights must have an exercise price at or above the fair market value on the date of grant of the shares subject to the option or right.

•

Limit on director pay: The maximum number of shares subject to awards made to a non-employee director under the 2018 Plan in a single fiscal year, taken together with any cash fees (including the annual retainer and any other compensation) paid to such non-employee director in respect of such fiscal year, shall not exceed $600,000 in total value.

72         CATALENT, INC.  |  2018 Proxy Statement        PROPOSAL 4: APPROVAL OF 2018 OMNIBUS INCENTIVE PLAN

•	No tax gross-ups: The 2018 Plan does not provide for any tax gross-ups.

•	No liberal change-in-control definition: The 2018 Plan defines change in control based on the consummation of the transaction rather than the announcement or shareholder approval of the transaction.

•

Limitation on dividends and dividend equivalents: Any dividend or dividend equivalent will be subject to the same vesting restrictions as the underlying award and will not be paid until and unless such vesting restrictions are satisfied.

•

Administered by an independent committee: The 2018 Plan will be administered by our Compensation Committee, which consists entirely of independent directors. Our Board or the Compensation Committee may delegate administration of certain aspects of the 2018 Plan to one or more officers, and our Board retains certain authority as described in more detail below.

Summary Description of 2018 Plan

The principal terms and provisions of the 2018 Plan are set forth below. The summary, however, is not intended to be a complete description of all the terms of the 2018 Plan and is qualified in its entirety by reference to the complete text of the 2018 Plan, annexed to this Proxy Statement as Appendix B.

Purpose. The purpose of the 2018 Plan is to assist the company and its affiliates in attracting and retaining selected employees, directors, consultants and/or advisors by providing such individuals with equity compensation, thereby strengthening their long-term commitment to the welfare of the company and its affiliates.

Types of Awards. The following types of awards may be granted under the 2018 Plan: options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and performance compensation awards. The principal features of each type of award are described below.

Administration. The Compensation Committee has the authority to administer the 2018 Plan. However, the Board may grant awards and administer the Plan with respect to such awards, subject to applicable securities exchange rules. Additionally, to the extent permitted by law, the Compensation Committee may delegate any or all of its authority to administer the 2018 Plan to one or more officers (other than with respect to grants to executive officers and non-employee directors). For purposes of this Proposal, the term “Compensation Committee” will mean our Compensation Committee or such other entity or person, as applicable, that may be properly delegated authority to administer the 2018 Plan.

Eligibility. Officers and employees, non-employee directors, as well as consultants and other advisors, in our employ or service or in the employ or service of our affiliates (and any prospective employee, non-employee director, consultant, or advisor) are eligible to participate in the 2018 Plan. As of July 31, 2018, approximately 10,200 employees (including 11 executive officers) and contractors and nine non-employee directors were eligible to participate in the 2018 Plan.

Securities Subject to 2018 Plan. Subject to the capitalization adjustments and the add-back provisions related to outstanding awards under the Omnibus Plan, each as described below, an aggregate of up to 15,600,00 shares shall be reserved for issuance under the 2018 Plan. This share reserve is comprised of (i) 13,415,141 new shares authorized for issuance under the 2018 Plan, plus (ii) 2,184,859 shares, which is the number of shares that remained available for awards under the Omnibus Plan as of June 30, 2018. In addition, the number of shares subject to outstanding awards under the Omnibus Plan that expire or are cancelled, forfeited, or terminated, settled in cash, or otherwise settled without delivery to the participant of the full number of shares to which the award related, after June 30, 2018 will be available for issuance under the 2018 Plan. Further, the number in clause (ii) above will be reduced (using the exchange ratio described below) by all awards granted (and not later forfeited) under the Omnibus Plan between July 1, 2018 and the Plan Effective Date (the aggregate share limit after such reduction and after adding back any shares as described above relating to an award under the Omnibus Plan, the “Absolute Share Limit”).

Shares subject to outstanding awards under the 2018 Plan and, after June 30, 2018, under the Omnibus Plan that expire or are canceled, forfeited, terminated, settled in cash, or otherwise settled without delivery to the participant of the full number of shares to which the award related (for purposes of this Proposal, such awards will be known as “retired” awards) will be available for subsequent issuance under the 2018 Plan as follows: (a) for each share subject to a retired option or stock appreciation right, one share shall become available for subsequent issuance under the 2018 Plan, and (b) for each share

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subject to an retired award other than an option or stock appreciation right, 2.25 shares of our common stock shall become available for subsequent issuance under the 2018 Plan.

The Absolute Share Limit shall be reduced on a one-for-one basis for each share of our common stock subject to an outstanding option or stock appreciation right granted under the 2018 Plan and by a fixed ratio of 2.25 shares for each share of our common stock subject to an outstanding award other than an option or stock appreciation right granted under the 2018 Plan.

In addition, the following share counting procedures will apply in determining the number of shares available from time to time for issuance under the 2018 Plan, subject to compliance with any applicable securities exchange rules:

•

Should the exercise price of an option or any withholding taxes incurred in connection with the exercise of an option granted under the 2018 Plan or (after June 30, 2018) the Omnibus Plan be paid in shares of our common stock (whether through the withholding of a portion of the otherwise-issuable shares or through tender of actual outstanding shares), then in each such case the number of shares so tendered or withheld will be added to the shares reserved for issuance under the 2018 Plan on a one-for-one basis.

•

Should shares of our common stock be withheld by us, or if shares are tendered by the participant, in each case in satisfaction of the withholding taxes incurred in connection with the issuance, vesting, or settlement of an award other than an option or stock appreciation right, granted under the 2018 Plan or (after June 30, 2018) the Omnibus Plan, then in each case the number of shares so tendered or withheld will be added to the shares available for issuance under the 2018 Plan on a 2.25-for-one basis.

With respect to any stock appreciation right granted under the 2018 Plan, the share reserve will be reduced by the net number of shares subject to the award.

The maximum number of shares of our common stock that may be issued pursuant to options intended to qualify as incentive stock options under the federal tax laws shall be limited to the Absolute Share Limit.

The Compensation Committee may grant awards in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us or with which we combine. Such substitute awards will not reduce the shares of our common stock authorized for issuance under the 2018 Plan (but will count against the aggregate number of incentive stock options available for awards, as described above). Additionally, subject to applicable stock exchange requirements, if the acquired company’s equity plan has shares available, such shares may be available for grant under the 2018 Plan, which will not reduce (or be added back to) the shares authorized for issuance under the 2018 Plan.

Shares of our common stock that we issue in settlement of awards may be authorized and unissued shares, shares held in our treasury, shares purchased on the open market or in private transactions, or a combination of the foregoing.

Participant Award Limits. No more than 1,500,000 shares may be issued under the 2018 Plan in any fiscal year to any single participant pursuant to options or stock appreciation rights that are settled in shares.

During any fiscal year, no participant may be granted performance compensation awards that are denominated in shares under which more than 750,000 shares may be earned in the aggregate.

During any fiscal year, no participant may be granted performance compensation awards that are denominated in cash under which more than $10,000,000 may be earned in the aggregate.

The maximum number of shares subject to awards made to a non-employee director under the 2018 Plan in a single fiscal year, taken together with any cash fees (including the annual retainer and any other compensation) paid to such non-employee director in respect of such fiscal year, shall not exceed $600,000 in total value.

Awards. The Compensation Committee has discretion to determine (a) which eligible individuals are to receive awards, (b) the type or types of awards to be made, (c) the number of shares or amount of payment subject to each such award, (d) the terms and conditions of any award, (e) the circumstances under which awards may be settled or exercised in cash, shares of our common stock, other securities, other awards, or other property, or cancelled, forfeited, or suspended, and the method by which awards may be settled, exercised, cancelled, forfeited, or suspended, and (f) whether the delivery of cash, shares, other securities, or other awards with respect to an award will be deferred. The Compensation Committee also has

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the authority to interpret and administer the 2018 Plan, establish or amend any rule or regulation related to the 2018 Plan, appoint such agents as the Compensation Committee deems appropriate for the proper administration of the 2018 Plan, adopt sub-plans for purposes of granting awards to eligible individuals located outside of the United States, and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2018 Plan.

Stock Options. Each granted option will have an exercise price per share determined by the Compensation Committee, but the exercise price will not be less than the fair market value on the grant date of the shares subject to the option (except possibly with respect to substitute awards in the case of acquired businesses, as described above). No granted option will have a term in excess of ten (10) years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date or upon the achievement of pre-established performance objectives. Payment of the exercise price may be paid in one or more of the following forms: cash, shares of our common stock, or by such other method as the Compensation Committee may permit, including through a cashless exercise procedure pursuant to which the optionee effects a same-day exercise of the option and sale of the purchased shares through a broker in order to cover the exercise price for the purchased shares and the applicable withholding taxes or through a net exercise procedure pursuant to which we withhold a number of shares otherwise issuable upon exercise of the option having a value equal to the exercise price and applicable withholding taxes. All options under the 2018 Plan will be nonqualified stock options unless the applicable award agreement expressly states that the option is intended to be an incentive stock option (i.e., an option described in Section 422 of the Code).

Upon cessation of service, the optionee will have a limited period (generally, 90 days) in which to exercise outstanding vested options. The Compensation Committee will have discretion to waive certain terms of the options when an optionee departs, including waiving the time limit on the post-service exercise period, waiving the requirement of continued service for vesting, or accelerating the vesting of options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

Stock Appreciation Rights. We will be able to issue two types of stock appreciation rights under the 2018 Plan:

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A tandem stock appreciation right granted in conjunction with an option, which provides the holder with the right to surrender the related option following its vesting in exchange for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares subject to the surrendered option over (ii) the aggregate exercise price payable under the option for those shares.

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A stand-alone stock appreciation right, which allows the holder to exercise the right as to that number of shares stated in the grant of the right and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares as to which the right is exercised over (ii) the aggregate exercise price under the right for those shares.

The exercise price per share for each stock appreciation right may not be less than the fair market value per share of our common stock on the date we grant the stock appreciation right, and the right may not have a term in excess of ten (10) years.

The appreciation distribution on any exercised stock appreciation right will be paid in (i) cash, (ii) shares of our common stock, or (iii) a combination of cash and shares. Upon cessation of service with us, the holder of a vested stock appreciation right will have a limited period (generally, 90 days) in which to exercise that right. The Compensation Committee will have discretion to waive certain terms of the stock appreciation rights when a holder departs, including waiving the time limit on the post-service exercise period, waiving the requirement of continued service for vesting, or accelerating the vesting of stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding.

Repricing. The Compensation Committee may not implement any of the following repricing programs (except in the case of a corporate transaction as described in the section titled “Changes in Capitalization and Similar Events” below) without shareholder approval: (i) a reduction of the exercise price in effect for an outstanding option or stock appreciation right, (ii) cancellation of an outstanding option or stock appreciation right in return for a new option or stock appreciation right with a lower exercise price per share, (iii) cancellation of an outstanding option or stock appreciation right with an exercise price per share in excess of the then-current fair market value per share for consideration payable in cash or another award,

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or (iv) any other action that is considered a “repricing” under a rule of the NYSE (or such other securities exchange on which our securities are listed).

Restricted Stock and Restricted Stock Units. Shares of our common stock may be issued under the 2018 Plan subject to specified restrictions. Shares of our common stock may also be issued under the 2018 Plan pursuant to restricted stock units that entitle the recipients to receive those shares (or cash in lieu of shares), upon vesting or a later date determined by the Compensation Committee, subject to specified restrictions. In either case, the specified restrictions may include a requirement that the recipient remain continuously employed or providing services to us for a specified period or a requirement that certain performance-based goals are met.

Unless otherwise provided in the award agreement, the holder of a share of restricted stock will have the rights of a shareholder from the date of grant of the award to which the share relates, including the right to vote the shares of common stock and the right to receive dividends; however, any dividend will be subject to the same restrictions as the underlying share of restricted stock, so, if such share is forfeited because the restrictions are not satisfied, the holder will also forfeit the right to such dividends. To the extent provided in an award agreement, the holder of a restricted stock unit will be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our common stock, either in cash or shares; however, any such dividend equivalent will be subject to the same restrictions as the underlying restricted stock unit, so, if such restricted stock unit is forfeited because the restrictions are not satisfied, the holder will also forfeit the right to collect such dividend equivalents.

Should the recipient cease to remain in service while holding one or more unvested shares of restricted stock or restricted stock units or otherwise fail to satisfy any of the specified restrictions, then those shares or units will automatically be canceled and will not vest. The Compensation Committee, however, will have discretion to waive certain of the specified restrictions, including the requirement of continued employment or service.

Other Stock-Based Awards. Under the 2018 Plan, the Compensation Committee may grant other types of awards that are denominated in shares of our common stock to anyone eligible to participate in the 2018 Plan. The Compensation Committee will determine the terms and conditions of such awards.

Performance Compensation Awards. The Compensation Committee may designate any award granted under the 2018 Plan, including a cash bonus, as a performance compensation award. The Compensation Committee will determine the length of performance periods, the performance criteria that will be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award has been earned for the performance period. Such performance criteria may be based on the attainment of specific levels of our performance (or the performance of any affiliate, division or operational or business unit, product line, brand, business segment, administrative department or any combination of the foregoing) and may include one or more of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after interest, taxes, depreciation, amortization or rent (including EBIT, EBITDA and EBITDAR); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return, whether measured on an absolute or relative basis); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) shareholder return; (xxi) client retention; (xxii) competitive market metrics; (xxiii) employee retention; (xxiv) timely completion of new product rollouts; (xxv) timely launch of new facilities; (xxvi) measurements related to a new purchasing “co-op”; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations, achieving specified operational objectives, and meeting divisional or project budgets); (xxviii) system-wide revenues; (xxix) royalty income; (xxx) comparisons of continuing operations to other operations; (xxxi) market share; (xxxii) cost of

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capital, debt leverage year-end cash position or book value; (xxxiii) strategic objectives, development of new product lines and related revenue, sales and margin targets, co-branding or international operations; or (xxxiv) any combination of the foregoing. The Compensation Committee may also grant awards that are based on performance goals other than those set forth above.

The Compensation Committee may specify adjustments or modifications to be made to the calculation of a performance goal for such performance period, based on and in order to appropriately reflect the following events: (i) an asset write-down; (ii) litigation or any claim judgment or settlement; (iii) the effect of a changes in tax law, an accounting principle, or another law, stock exchange listing standard, or regulatory rule affecting reported results; (iv) any reorganization or restructuring program; (v) any unusual, infrequently occurring or nonrecurring item or event or as described in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year; (vi) any acquisition or divestiture; (vii) any other specific, unusual, infrequently occurring or nonrecurring event, or objectively determinable category thereof; (viii) any foreign exchange gain or loss; (ix) discontinued operations and nonrecurring charges; and (x) a change in our fiscal year.

Unless otherwise provided in the applicable award agreement, (i) a participant must be employed by us on the last day of a performance period to be eligible for payment in respect of a performance compensation award for such performance period and (ii) a participant will only be eligible to receive payment in respect of a performance compensation award to the extent that the performance goals for such period are achieved. However, unless otherwise provided in the applicable award agreement, the Compensation Committee shall have the discretion to (i) provide payment in respect of performance compensation awards for a performance period if the performance goals have not been attained or (ii) increase a performance compensation award, subject to the applicable limitations set forth in the section titled “Securities Subject to 2018 Plan” above.

Dividends and Dividend Equivalents. The Compensation Committee may provide a participant as part of an award (other than options or stock appreciation rights) with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property, on such terms as determined by the Compensation Committee. However, any dividend or dividend equivalent will only be paid if the underlying award vests and will be subject to a risk of forfeiture to the same extent as the underlying award.

New Plan Benefits

No awards have been granted under the 2018 Plan. Any awards following approval of this Proposal shall be at the discretion of the Compensation Committee. Accordingly, except as otherwise discussed below, the benefits or amounts that may be received by or allocated to each of (i) the officers listed in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all non-employee directors as a group, (iv) all of our present executive officers as a group, and (v) all of our employees, including all other current officers, as a group under the 2018 Plan are not determinable at this time.

Under the terms of his employment agreement, our CEO, John Chiminski, is entitled to receive through August 2020 an annual grant of incentive compensation under the 2018 Plan having a target total grant date value of $5,625,000. Under the non-employee director compensation program, our non-employee directors (currently, there are 9), are each entitled to receive an annual grant of restricted stock units with a grant-date value of $175,000.

General Provisions

Changes in Capitalization and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of common stock or other of our securities, issuance of warrants or other rights to acquire shares of common stock or other of our securities, or other similar corporate transaction or event (including a change in control) that affects the shares of our common stock, or (b) unusual or nonrecurring events (including a change in control) affecting us, any affiliate, or our financial statements or those of any affiliate, or changes in applicable rules, rulings, regulations, or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles, or

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law, such that in either case an adjustment is determined by the Compensation Committee in its sole discretion to be necessary or appropriate, then the Compensation Committee shall make any such adjustments in such manner as it may deem equitable, including any or all of the following:

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adjusting any or all of (A) the number of shares available for grant under the 2018 Plan, (B) the number of shares of common stock or other securities (or number and kind of other securities or other property) that may be issued in respect of awards or with respect to which awards may be granted under the 2018 Plan (including adjusting any or all of the limitations as set forth above in the section titled “Securities Subject to 2018 Plan”) and (C) the terms of any outstanding award;

•

providing for a substitution or assumption of awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period (which shall not be required to be more than ten (10) days) for participants to exercise outstanding awards prior to the occurrence of such event (and any such award not so exercised shall terminate upon the occurrence of such event); and

•

cancelling any one or more outstanding awards and causing to be paid to the holders holding vested awards (including any award that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Compensation Committee (which if applicable may be based upon the price per share of common stock received or to be received by our other shareholders in such event), including, in the case of an outstanding option or stock appreciation right, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Compensation Committee) of the shares of common stock subject to such option or stock appreciation right over the aggregate exercise price of such option or stock appreciation right, respectively (it being understood that, in such event, any option or stock appreciation right having a per-share exercise price equal to, or in excess of, the fair market value of a share of common stock subject thereto may be canceled and terminated without any payment or consideration therefor).

Unless the Compensation Committee establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the 2018 Plan in the event (a) we are acquired (by asset sale, purchase, merger, consolidation, combination or other similar transaction) or (b) there is a change in the majority of our Board effected through one or more contested elections for membership on our Board.

Valuation. The fair market value per share of our common stock on any relevant date under the 2018 Plan is deemed to be equal to the closing selling price per share on that date as determined by the NYSE (or if there was no sale on that date, on the last preceding date on which a sale was reported). As of September 14, 2018, the fair market value of our common stock determined on such basis was $43.00 per share.

Shareholder Rights and Transferability. No option holder has or may exercise, by reason of holding such option, any right that a shareholder would have with respect to the shares subject to that option unless and until such holder has exercised the option and paid or otherwise satisfied the exercise price for the purchased shares. No holder of a stock appreciation right has or may exercise, by reason of holding such right, any right that a shareholder would have with respect to the shares subject to that right unless and until such holder has exercised the right (and paid or otherwise satisfied the exercise price relating to such right, if any) and thereby becomes the holder of record of one or more shares distributed upon such exercise.

Awards under the 2018 Plan (a) may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a participant other than by will or the laws of descent and distribution and (b) may only be exercised by a participant during the participant’s lifetime or, if permissible under applicable law, by the participant’s legal guardian, representative or devisee. However, the Compensation Committee may permit awards (other than incentive stock options) to be transferred (without consideration) to one or more members of the award recipient’s family, to a trust established for the award recipient or one or more such family members, or to such other transferee as permitted under the 2018 Plan, subject to such rules as the Compensation Committee may adopt.

Withholding taxes. A participant shall be required to pay us, and we shall have the right to withhold, from any cash, share, or other securities or property issuable under any award or from any other compensation, any required withholding or any other applicable taxes or other amounts due from the participant in respect of an award. The Compensation Committee may

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provide one or more holders of awards under the 2018 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, vesting, exercise, or settlement of those awards. Alternatively, the Compensation Committee may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability. Notwithstanding the foregoing, any shares withheld in excess of the shares required to satisfy a withholding liability at the minimum statutory withholding rates will not be added back to the share reserve under the recycling rules of the plan.

Clawback/Forfeiture. An award agreement may provide that the Compensation Committee may cancel such award, or require that the participant forfeit any gain realized on the vesting, exercise, or settlement of such award, if the participant has engaged in or engages in any detrimental activity (as set forth in the 2018 Plan). The Compensation Committee may also provide in an award agreement that, if the participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including by reason of a financial restatement, mistake in calculation, or other error or problem), then the participant shall be required to repay to us any such excess amount. Without limiting the generality of the foregoing, all awards shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law.

Amendment and Termination. Our Board may amend the 2018 Plan at any time, subject to shareholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded. Unless sooner terminated by our Board, the 2018 Plan will terminate on the earliest of (i) the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the 2018 Plan have been issued as fully vested shares, or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.

Summary of Federal Income Tax Consequences

The following is a summary of certain material aspects of the U.S. federal income tax consequences applicable to us and the participants who receive awards under the 2018 Plan but does not purport to be a complete analysis of all potential tax consequences. This summary is based on the provisions of the Code and related regulations, administrative rulings, and judicial decisions as in effect on the date of this proxy statement. Those authorities may change, perhaps retroactively, and are subject to differing interpretations that may result in consequences other than those described in this section. Further, individual participant circumstances not anticipated in this summary may also result in different consequences. This summary does not address other possibly applicable laws, including other kinds of U.S. tax laws or foreign, state, or local tax laws.

Option Grants. Options granted under the 2018 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options. The holder of an incentive stock option does not ordinarily recognize taxable income at the time of the option grant, and no ordinary taxable income is recognized at the time the option is exercised, although there may be taxable income at that time under the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal income tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be a capital gain or loss.

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If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. The holder of a non-statutory option does not ordinarily recognize taxable income at the time of the option grant. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Stock Awards. The recipient of unvested shares of common stock issued under the 2018 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units. No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Other Stock-Based Award. In general, no taxable income is recognized upon receipt of other stock-based awards. The holder will recognize ordinary income in the year in which the stock-based awards are actually settled, and the participant will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time of settlement. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance Compensation Award. In general, no taxable income is recognized upon receipt of performance awards. The holder will recognize ordinary income in the year in which the performance awards are settled. The amount of that income will be equal to the fair market value of the common shares or cash received in settlement of the performance awards, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance awards at the time those awards are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividend and Dividend Equivalent Rights. No taxable income is recognized upon receipt of a right to dividend or dividend equivalents. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities, or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the

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cash, securities, or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Section 162(m) of the Code. Prior to 2018, Code § 162(m) imposed a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation did not apply to compensation that meets the tax code requirements for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders, including stock options).

The performance-based compensation exemption and the exemption of the chief financial officer from Code § 162(m)’s deduction limit have been repealed, among other changes, effective for taxable years beginning after December 31, 2017, such that awards paid to our covered executive officers (including our chief executive officer) in excess of $1 million will not be deductible in future years, unless it is grandfathered by qualifying for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter.

As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. Our Board and the Compensation Committee retain the flexibility to authorize compensation that may not be deductible if they believe it is in our best interests.

Accounting Treatment

Pursuant to FASB ASC Topic 718, we must expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock, restricted stock units and all other stock-based awards under the 2018 Plan. Accordingly, stock options and stock appreciation rights which are granted to our employees and non-employee directors and payable in shares will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. Stock appreciation rights that are to be settled in cash will be subject to variable mark-to-market accounting until the settlement date. For shares issuable upon the vesting of restricted stock units awarded under the 2018 Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals, although, for performance-based awards, the grant date fair value will initially be determined on the basis of the probable outcome of performance goal attainment. The issuance of a fully vested stock bonus will result in an immediate charge to our earnings equal to the fair value of the bonus shares on the issuance date. Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. If the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

Finally, it should be noted that the compensation expense accruable for performance-based awards under the 2018 Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expense accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of shares of our common stock) under FASB ASC Topic 718.

Vote Required

Approval of the 2018 Plan requires the affirmative vote of a majority of the votes cast, with abstentions considered “votes cast” under current NYSE rules and therefore having the effect of a vote against. Should such shareholder approval not be

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obtained, then the 2018 Plan will not become effective and awards will continue to be granted under the Omnibus Plan, subject to previously authorized share limits.

Recommendation of the Board of Directors

Our Board recommends that the shareholders vote FOR the approval of the implementation of the 2018 Plan. Our Board believes that it is in our best interests and yours to provide certain employees, non-employee directors, and certain consultants and advisors with the opportunity to acquire an ownership interest in the company through their participation in the 2018 Plan and thereby encourage them to remain in the company’s service and more closely align their interests with those of the shareholders. Our Board believes that the 2018 Plan is necessary for us to be able to attract and retain the services of individuals essential to our long-term growth and success.

OUR BOARD UNANIMOUSLY RECOMMENDSA VOTE FOR THE APPROVAL OFOUR 2018 OMNIBUS INCENTIVE PLANAS DISCLOSED IN THIS PROXY STATEMENT.

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Proposal 5:

Approval of 2019 Employee Stock Purchase Plan

(ITEM 5 ON THE PROXY CARD)

We are asking our shareholders to approve the adoption of our 2019 Employee Stock Purchase Plan (the “Purchase Plan”), under which 3,800,000 shares of our common stock will be reserved for issuance. Our Board adopted the Purchase Plan on August 23, 2018, subject to shareholder approval of the Purchase Plan at the 2018 Annual Meeting of Shareholders.

The Purchase Plan is designed to allow our eligible employees as well as those of any participating parent corporation or of our participating subsidiaries and other related entities (whether now existing or subsequently established or acquired) to purchase shares of our common stock at designated intervals at a discounted price through their accumulated payroll deductions or other contributions. The Purchase Plan will be broadly available to all employees (other than employees in non-U.S. jurisdictions where such participation is prohibited by local law or would otherwise be impractical). We believe that the Purchase Plan will help us attract, retain, and motivate employees and promote stock ownership by employees, which aligns their interests with those of our shareholders.

The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code (“Section 423”). Favorable tax treatment is available for United States tax residents participating in a Section 423 plan. The Purchase Plan also authorizes the grant of rights to purchase shares that do not qualify under Section 423 pursuant to offerings implemented by the plan administrator to achieve tax, securities law, or other compliance requirements and objectives in particular locations outside of the United States.

We currently anticipate implementing the Purchase Plan on July 1, 2019. However, the plan administrator may delay the start date of one or more offerings under the Purchase Plan.

The following is a summary of the principal features of the Purchase Plan. The summary, however, is not intended to be a complete description of all the provisions of the Purchase Plan and is qualified in its entirety by reference to the complete text of the Purchase Plan, which is attached as Appendix C to this Proxy Statement.

Administration

The Purchase Plan will be administered by the Compensation Committee, which as plan administrator shall have full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Securities Subject to the Purchase Plan

The number of shares of our common stock reserved for issuance under the Purchase Plan will be limited to 3,800,000 shares. The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of common stock or from shares of common stock that we may repurchase, including shares repurchased on the open market.

In the event of any (i) dividend (other than regular cash dividends) or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, reincorporation, other reorganization, split-up, spin-off, combination, repurchase, or exchange of common stock or other of our securities, issuance of warrants or other rights to acquire shares of common stock or other of our securities, or other similar corporate transaction or event that affects the shares of common stock, or (ii) unusual or nonrecurring events affecting us, any of our affiliates, or the financial statements of us or any affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body, securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the plan administrator in its sole discretion to be necessary or appropriate, then the plan administrator will, in such manner as it deems equitable, adjust the maximum number of shares and class of common stock that may be issued under the Purchase Plan, the purchase price per share and the number of shares of common stock covered by each outstanding purchase right under the Purchase Plan, and the maximum number of shares purchasable per participant during any offering period.

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Offering Periods and Purchase Rights

Shares of our common stock will be offered for purchase under the Purchase Plan through a series of successive offering periods which will be of such duration as determined by the plan administrator. Unless otherwise specified by the plan administrator prior to the start of the applicable offering period, offering periods will commence on the first trading day in January, April, July, and October each year and end on the last trading day in March, June, September and December, respectively, each year. The initial offering period under the Purchase Plan is expected to commence on July 1, 2019.

On the first day of each offering period, each participant will be granted a purchase right to acquire shares of our common stock on the last day of that offering period, subject to certain limitations described below.

Eligibility and Participation

All of our employees (though as a holding company, we currently do not have any of our own) or of any participating parent or subsidiary corporation (whether any such corporation is currently a parent or subsidiary or subsequently acquired or is subsequently established at any time during the term of the Purchase Plan) will be eligible to participate in any offering period implemented under the Purchase Plan, subject to any restriction imposed by the plan administrator. In addition, with respect to offerings not intended to qualify under Section 423, the plan administrator may permit employees of other entities in which we have a significant equity or other ownership interest to participate in the Purchase Plan. The Purchase Plan provides that an employee who is employed on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year is eligible to participate in an offering period under the Purchase Plan; however, the plan administrator may waive one or all of the service requirements. Individuals employed outside the United States may be subject to similar eligibility restrictions, unless prohibited by the laws of the jurisdiction in which they are employed. The plan administrator may also exclude from participation in offerings not intended to qualify under Section 423 employees in jurisdictions where participation is not advisable or practicable

To participate in a particular offering period, an eligible employee must complete and file the requisite enrollment forms during the enrollment period for that offering period.

As of July 31, 2018, almost all of our approximately 10,200 employees, including our 11 executive officers, would have been eligible to participate in the Purchase Plan had it been in effect on such date.

Contributions and Stock Purchases

Each participant may authorize contributions in any multiple of one percent up to a maximum of fifteen percent (or such other limit established by the plan administrator) of the base salary paid to such participant for the offering period.

Participants contribute to the Purchase Plan through payroll deductions or, if permitted, through other means specified by the plan administrator. Currently, contributions are expected to be permitted only through payroll deductions.

The accumulated contributions will automatically be applied to the acquisition of common stock at quarterly intervals. Accordingly, on each such purchase date (the last business day in March, June, September and December each year), each participant’s contributions accumulated for the offering period ending on that purchase date will automatically be applied to the purchase of whole and fractional shares of common stock at the purchase price in effect for that purchase date. The first purchase under the Purchase Plan is expected to occur on September 30, 2019.

Purchase Price

The purchase price of the common stock acquired on each purchase date will not be less than eighty-five percent of the lower of the fair market value per share of the common stock on the first day of the offering period or the fair market value on the last day of that offering period (such lower amount, the “Look-Back Price). Initially, the purchase price will be ninety percent of the Look-Back Price.

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The fair market value per share of our common stock on any particular date under the Purchase Plan will be deemed to be equal to the closing price per share on such date on the primary national securities exchange on which the shares are listed at that time (or if there is no closing price on such date, then the closing price per share on the last preceding date for which such quotation exists). On September 14, 2018, the fair market value of our common stock determined on such basis was $43.00 per share, the closing price per share on that date on the New York Stock Exchange.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of the company’s affiliates.

No participant may purchase more than 5,000 shares of our common stock during any offering period (subject to adjustment as indicated above). The plan administrator will have the discretionary authority to increase or decrease the per-participant limitation as of the start date of any new offering period under the Purchase Plan, with the new limit to be in effect for that offering period.

Termination of Purchase Right

The participant may withdraw from the Purchase Plan at any time prior to the next scheduled purchase date, and his or her accumulated contributions for the offering period in which that withdrawal occurs will be refunded promptly.

The participant’s purchase right will immediately terminate upon his or her cessation of employment or other loss of eligible employee status. Any contribution that the participant may have made for the offering period in which such cessation of employment or loss of eligibility occurs will be refunded or used to purchase shares on the purchase date for that offering period.

Shareholder Rights

No participant will have any of the rights of a shareholder with respect to the shares covered by his or her purchase rights until such shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase right will be assignable or transferable by the participant, and purchase rights will be exercisable only by the participant.

Change of Control

In the event of a change of control, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change in control. The purchase price for any abbreviated offering period will be based on the purchase price formula in effect for the offering period in which such change in control occurs.

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Share Pro-Ration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the contributions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Amendment and Termination

The Purchase Plan will terminate on October 30, 2028, unless terminated earlier by our Board or the plan administrator.

Either our Board or the plan administrator may alter or amend the Purchase Plan at any time. In no event may the plan administrator effect either of the following amendments or revisions to the Purchase Plan without the approval of the shareholders: (i) increase the number of shares of our common stock issuable under the Purchase Plan, except for permissible adjustments in the event of certain changes in the company’s capitalization or (ii) modify the class of corporations that may be designated for participation in the Purchase Plan.

New Plan Benefit

The Purchase Plan will not become effective unless it is approved by the shareholders at the 2018 Annual Meeting of Shareholders, and no purchase right will be granted under the Purchase Plan until after such approval. Participation in the Purchase Plan is entirely within the discretion of the eligible employees. Because we cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the Purchase Plan, it is not possible to determine the value of benefits which may be received by participants under the Purchase Plan.

Summary of Federal Income Tax Consequences

The following is a summary of certain material aspects of the U.S. federal income tax consequences applicable to us and the participants under the Purchase Plan but does not purport to be a complete analysis of all potential tax consequences. This summary is based on the provisions of the Code and related regulations, administrative rulings, and judicial decisions as in effect on the date of this proxy statement. Those authorities may change, perhaps retroactively, and are subject to differing interpretations that may result in consequences other than those described in this section. Further, individual participant circumstances not anticipated in this summary may also result in different consequences. This summary does not address other possibly applicable laws, including other kinds of U.S. tax laws or foreign, state, or local tax laws.

The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an equivalent income tax deduction, for the taxable year in which such sale or disposition occurs.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market

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value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of that offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of death, then the participant will recognize ordinary income at such time equal to the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period in which those shares were acquired.

Foreign Taxation

The income tax consequences to participants in the Purchase Plan who reside outside the U.S. will vary by country. Generally, those participants will be subject to taxation at the time the shares are purchased.

Registration with the SEC

If the Purchase Plan is approved by shareholders, we expect to file a Registration Statement on Form S-8 with the SEC to register the shares of common stock that will be issuable under the Purchase Plan.

Vote Required

Approval of the Purchase Plan requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting of Shareholders. Should such shareholder approval not be obtained, the Purchase Plan will not become effective.

Recommendation of Our Board

Our Board unanimously recommends that our shareholders vote FOR the approval of the Purchase Plan. Our Board believes that it is in our best interests and yours to provide our employees with the opportunity to acquire an ownership interest in the company through their participation in the Purchase Plan and thereby encourage them to remain in the company’s employ and more closely align their interests with yours.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FORTHE APPROVAL OF OUR 2019 EMPLOYEE STOCK PURCHASE PLANAS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 6: AMENDMENT AND RESTATEMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS	2018 Proxy Statement | CATALENT, INC. 87

Proposal 6:

Amendment and Restatement of Second Amended and Restated Certificate of Incorporation to Declassify Our Board of Directors

(ITEM 6 ON THE PROXY CARD)

Our Board unanimously recommends that our shareholders approve our proposal to amend and restate our Current Certificate to remove provisions that (i) provide for a classified board of directors and (ii) require a super-majority vote to amend the classified Board provisions. If this Proposal 6 is approved, we will cause the amendments set forth in this Proposal to become effective by filing a certificate of amendment setting forth the amendments with the Office of the Delaware Secretary of State.

Summary of the Proposal

Article VI of the Current Certificate requires that our Board be divided into three staggered classes, with the directors in each class serving three-year terms and only one class facing election each year. Thus, each year, shareholders elect only one class of directors, constituting approximately one-third of the entire Board.

When fully implemented, Board declassification will permit our shareholders to vote annually for all directors. If this Proposal is adopted by the shareholders and thereafter implemented, declassification of the Board would be phased-in over a period of three years and three annual meetings of shareholders beginning with the 2019 Annual Meeting of Shareholders and concluding at the 2021 Annual Meeting of Shareholders. Directors elected at or after the 2019 Annual Meeting of Shareholders would be elected to one-year terms expiring at the next Annual Meeting of Shareholders following their election. However, directors elected or appointed to the Board before the 2019 Annual Meeting of Shareholders, including the current nominees described in Proposal 1 above, would complete the remainder of their respective three-year terms. Similarly, any directors elected or appointed to fill a vacancy opened by the departure of a director serving a classified term would serve the remainder of such departed director’s term. Declassification of our Board would be complete as of the 2021 Annual Meeting of Shareholders, and as of that year and going forward, all directors would serve one-year terms.

In addition, Article VI currently provides that a director may only be removed for cause by the affirmative vote of a majority of our common stock. Consistent with the declassification of the Board, directors serving a one-year term would become subject to removal, with or without cause, by that same majority vote.

Pursuant to Article V.A of our Current Certificate, the provisions of Article VI that provide for a classified Board are subject to amendment only by the affirmative vote of a 66-2/3% super-majority of our common stock. While our Board believes this is an appropriate protection of the classified Board provisions, the elimination of these provisions would render the super-majority requirement unduly restrictive. Therefore, as part of the declassification proposal, we propose to amend Article V.A of our Current Certificate to provide for the expiration of the super-majority requirement applicable to the classified Board provisions of Article VI as of the 2021 Annual Meeting of Shareholders. Thereafter, other than with respect to Article VI.B, amendment of Article VI would require the affirmative vote of a simple majority of our common stock.

The text of our proposed amended and restated certificate of incorporation implementing the revisions to Articles V and VI of the Current Certificate that are proposed to be amended by this Proposal 6 is attached to this Proxy Statement as Appendix D, with additions of text indicated by bold double underlining and deletions of text indicated by strike-outs. The text of Appendix D is incorporated into this discussion by reference. This description of the proposed amendment to the Current Certificate is only a summary and is qualified in its entirety by reference to the actual, full text of the proposed amendment as set forth in Appendix D, which you are encouraged to read.

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Corresponding Amendments to our Bylaws

Our Board also has conditionally approved conforming amendments to our bylaws. If this Proposal is approved by shareholders, these conforming amendments would become effective. Shareholder approval is not required for these conforming amendments to our bylaws, and shareholders are not being asked to vote on those amendments.

Background

Our Board recognizes that many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. Similarly, many institutional investors believe that a classified structure may reduce directors’ accountability to shareholders because such a structure does not enable shareholders to express their approval or other views on each director’s performance on an annual basis. Upon thoughtful consideration and consistent with the feedback received from shareholders, our Board determined that it is in the best interests of the company and its shareholders to propose a declassification of the Board. Our Board believes that declassification supports the company’s commitment to strong corporate governance and shareholder democracy.

Vote Required

Approval of this Proposal requires the affirmative vote of 66 2⁄3% of the outstanding shares of our common stock entitled to vote on the Proposal (each share conferring one vote). Because the vote required for the Proposal is based on the total number of shares outstanding rather than the votes cast at the meeting, abstentions and broker non-votes (if any) will have the effect of a vote against the Proposal.

OUR BOARD UNANIMOUSLYRECOMMENDS A VOTE FOR THE APPROVAL OFTHE AMENDMENT AND RESTATEMENT OF OUR SECOND AMENDED AND RESTATED CERTIFICATE INCORPORATION TO DECLASSIFY OUR BOARD AS DISCLOSED IN THIS PROXY STATEMENT.

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Annual Meeting, Voting, And Procedures

Annual Meeting Information

We are making this proxy statement available to our shareholders in connection with the solicitation of proxies by our Board for our 2018 Annual Meeting of Shareholders. We are holding our 2018 Annual Meeting of Shareholders at 8:30 a.m. on Wednesday, October 31, 2018 at our corporate headquarters located at 14 Schoolhouse Road, Somerset, New Jersey. You may obtain directions from our Corporate Secretary (address on page 94).

We do not require tickets for admission to the meeting, but we do limit attendance to shareholders of record on the record date, September 4, 2018, or their proxy holders. Please bring proof of your common stock ownership, such as a current brokerage statement, the 16-digit number included on your proxy card or Notice of Internet Availability, and valid government-issued photo identification. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the meeting.

For safety and security purposes, no camera, camcorder, videotaping equipment, or other recording device, and no large package, banner, placard, or sign will be permitted in the meeting. Since seating may be limited, admission to the Annual Meeting of Shareholders will be on a first-come, first-served basis.

Only shareholders or their valid proxy holders may address the meeting.

Availability of Proxy Materials

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS MEETING TO BE HELD ON OCTOBER 31, 2018.

We are furnishing proxy materials to our shareholders via “Notice and Access” delivery. On or about September 21, 2018, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials. This notice contains instructions on how to access our 2018 Proxy Statement and 2018 Annual Report and vote online. Our 2018 Proxy Statement and 2018 Annual Report are available online at www.proxyvote.com.

You will not receive a printed, paper copy of our proxy materials unless you request one. To view this material, you must have available the 16-digit control number located on the notice mailed on or about September 21, 2018 or the proxy card, or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form. To request a paper copy of our proxy materials, visit www.proxyvote.com, call 1-800-579-1639 or send an email, with your 16-digit control number in the subject line, to sendmaterial@proxyvote.com. Please make the request on or before October 17, 2018 to facilitate timely delivery.

Who is Entitled to Vote at the Annual Meeting

Only holders of Catalent, Inc. common stock at the close of business on September 4, 2018, the record date fixed by our Board, may vote the shares of common stock that they hold on that date at the Annual Meeting of Shareholders with respect to the matters submitted for vote at the Annual Meeting of Shareholders. Each share of common stock is entitled to one vote. As of September 4, 2018, there were 145,205,935 shares of our common stock outstanding (which includes unvested shares of Restricted Stock and Performance Shares issued pursuant to our long-term incentive compensation program, described above under the heading “Long-Term Incentive Awards” beginning on page 39).

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How to Vote

We encourage you to vote as soon as possible, even if you plan to attend the meeting in person. Your vote is important. You may vote shares that you owned as of the close of business on September 4, 2018, which is the record date set by our Board.

If you own shares registered directly in your name as the shareholder of record, you are a “record owner” and have the right to give your proxy directly to our vote tabulating agent. You may vote by proxy in the following ways:

Review Your Proxy Statement and Vote in One of Four Ways:

IN PERSON	Catalent, Inc., 14 Schoolhouse Road, Somerset, New Jersey 08873. 8:30 a.m. Eastern Daylight Time on Wednesday, October 31, 2018.	BY INTERNET	Online at www.proxyvote.com. 24 hours a day until 11:59 p.m. Eastern Daylight Time on October 30, 2018.

BY TELEPHONE	By calling 1-800-690-6903 (toll free) in the United States or Canada. 24 hours a day until 11:59 p.m. Eastern Daylight Time on October 30, 2018.	BY MAIL

By returning a properly completed, signed and dated proxy card in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.

Allow sufficient time for us to receive your proxy card before the date of the meeting.

For telephone and internet voting, you will need the 16-digit control number included on your notice or on your proxy card.

If you own shares in street name, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your broker, bank, or plan trustee, and you may direct them how to vote on your behalf by complying with those voting instructions. Those instructions will include a control number for telephone and internet voting, and applicable deadlines.

If you are a shareholder of record and wish to vote your shares in person at the meeting, you should so notify our Corporate Secretary when you arrive at the meeting. If you hold shares in street name, you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting. You should contact your bank, broker, or other nominee to obtain a legal proxy.

Revoking a proxy

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before the vote occurs by:

•

Submitting a written revocation to our Corporate Secretary, which must be received no later than 5:00 p.m. Eastern Daylight Time on October 30, 2018 at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873, Attention: Corporate Secretary;

•	Submitting a later-dated proxy;

•	Providing subsequent telephone or internet voting instructions no later than 11:59 p.m. Eastern Daylight Time on October 30, 2018; or

•	Voting in person at the meeting.

If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.

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Only the latest, validly executed proxy that you submit will be counted.

Your attendance at the Annual Meeting of Shareholders will not revoke a proxy you have given unless you file a written notice of such revocation as noted above.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the Annual Meeting of Shareholders if a majority of the outstanding shares of our common stock entitled to vote at the meeting are present, either in person or by proxy. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting of Shareholders. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our bylaws and Delaware law, for the election of directors and the approval of the other items on the agenda for the meeting.

PROPOSALS TO BE VOTED ON AND BOARD RECOMMENDATION
Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes*
Elect Four Members of Our Board of Directors	Majority of the votes cast.	Abstentions and broker non-votes will have no effect on the outcome of the election.
Ratification of Appointment of Independent Auditor for Fiscal 2019	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against.
Advisory Vote on the Approval of Executive Compensation (Say-on- Pay)	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome.
Approval of 2018 Omnibus Incentive Plan	Majority of the votes cast.	Abstentions are considered “votes cast” under current NYSE rules and therefore will have the effect of a vote against. Broker non-votes will have no effect on the outcome.
Approval of 2019 Employee Stock Purchase Plan	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome.
Amendment and Restatement of Second Amended and Restated Certificate of Incorporation to Declassify our Board of Directors	66 2⁄3% in voting power of all outstanding shares entitled to vote thereon.	Abstentions and broker non-votes will have the effect of a vote against.

*

A broker non-vote occurs when a broker submits a proxy but does not vote on a Proposal because it is not a “routine” item under NYSE rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Proposal 2—Ratification of Appointment of Independent Auditor for Fiscal 2019.

Effect of not Casting your Vote

If we timely receive a proxy specifying your voting choice, your shares will be voted in accordance with that choice.

If you are a registered shareholder and you do not cast your vote, no vote will be cast on your behalf on any of the Proposals at the Annual Meeting of Shareholders. If you sign and return a proxy card without specific voting instructions, your shares will be voted in accordance with our Board’s voting recommendations stated above.

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If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting of Shareholders agenda is Proposal 2—Ratification of Appointment of Independent Auditor for Fiscal 2019. If you hold your shares in street name, and you wish to have your shares voted on all proposals in this Proxy Statement, you must complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any item, except that your broker may vote in its discretion on Proposal 2.

Solicitation

We will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our directors, officers, or employees may solicit proxies or votes for us in person, or by mail, telephone, or electronic communication. They will not receive any additional compensation for these solicitation activities. In addition, we have retained Innisfree M&A Incorporated (“Innisfree”) to assist in soliciting proxies for a fee of $20,000 plus an additional nominal fee per incoming and outgoing telephone contact. We have also agreed to reimburse Innisfree for certain out-of-pocket fees and expenses and to indemnify Innisfree against certain losses, claims, damages, liabilities, or expenses.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Shareholders may call toll-free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

Availability of Voting Results

We expect to announce preliminary voting results at the Annual Meeting of Shareholders. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) following the Annual Meeting of Shareholders.

INFORMATION ABOUT 2019 ANNUAL MEETING        2018 Proxy Statement  |  CATALENT, INC.        93

Information About 2019 Annual Meeting

Shareholder Proposals for the 2019 Annual Meeting of Shareholders

We currently intend to hold our 2019 Annual Meeting of Shareholders on October 30, 2019.

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), shareholders may present proper proposals for inclusion in our Proxy Statement. To be eligible for inclusion in our 2019 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on May 24, 2019 and must otherwise comply with Rule 14a-8. While our Board will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act and its implementing rules, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the shareholders at the 2019 Annual Meeting of Shareholders, you must comply with the advance notice eligibility and procedural requirements specifically described in our bylaws (unless you wish to nominate a director in accordance with the eligibility and procedural requirements set forth in the proxy access provision included in our bylaws, as described below). In addition, assuming the date of the 2019 Annual Meeting of Shareholders is not more than 30 days before and not more than 70 days after the anniversary date of the 2018 Annual Meeting of Shareholders, you must notify us in writing, and such written notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 no earlier than July 3, 2019, and no later than August 2, 2019.

Shareholder Proxy Access. In August 2017, we amended and restated our bylaws to implement proxy access, which allows a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years or more at least 3% of our outstanding common stock to nominate and include in our Proxy Statement for each Annual Meeting of Shareholders at which directors may be elected their own qualifying director nominees constituting up to the greater of two or 20% of the number of directors then serving on our Board (subject to certain limitations as set forth in our bylaws). Pursuant to our bylaws, each of our Board (prior to each Annual Meeting of Shareholders) or the chair of any Annual Meeting of Shareholders shall have the power to determine whether a director nominee has been nominated by a shareholder in accordance with the eligibility and procedural requirements of the proxy access provisions included in our bylaws. Notice of director nominees submitted under the proxy access bylaw provision must include the information required under our bylaws. Such notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 no earlier than the close of business on April 24, 2019 and no later than the close of business on May 24, 2019 unless the date of the fiscal 2019 Annual Meeting of Shareholders is more than thirty (30) days before or after October 31, 2019, in which case such notice must be received by our Corporate Secretary by the close of business on the later of the 180th day prior to the 2018 Annual Meeting of Shareholders or the close of business on the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting of Shareholders is first made. The foregoing description of the shareholder proxy access provision included in our bylaws does not purport to be complete and is qualified in its entirety by reference to our bylaws.

A copy of our bylaws setting forth the requirements for the nomination of director candidates by shareholders and the requirements for proposals by shareholders may be obtained free of charge from our website, http://investor.catalent.com/corporate-governance, or from our Corporate Secretary. We are not required to consider a nomination or proposal that does not comply with the eligibility requirements and procedures set forth in our bylaws and compliance with these procedures does not necessarily require us to include the proposed nominee or proposal in our proxy solicitation material.

Householding of Shareholder Documents

SEC rules permit us to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces the cost of the proxy solicitation process. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received

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notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and we will promptly deliver, a separate copy of the Notice of Internet Availability or the proxy materials by writing our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 or CorpSec@catalent.com or by calling (732) 537-6200.

Notice of Amendment to Bylaws

On November 2, 2017, our Board amended our bylaws to implement majority voting by the shareholders for the amendment of our bylaws. The full text of our bylaws, as amended, is filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2017. It is also available free of charge from our website, http://investor.catalent.com/corporate-governance, or by contacting our Corporate Secretary as indicated above.

APPENDIX A: NON-GAAP FINANCIAL MEASURES        2018 Proxy Statement  |  CATALENT, INC.        A-1

Appendix A:

Non-GAAP Financial Measures

Use of EBITDA from Continuing Operations and Adjusted EBITDA

Management measures operating performance based on consolidated earnings from continuing operations before interest expense, expense/(benefit) for income taxes, and depreciation and amortization, and this amount is adjusted for the income or loss attributable to non-controlling interest (“EBITDA from continuing operations”). EBITDA from continuing operations is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”) and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations.

We believe that the presentation of EBITDA from continuing operations enhances an investor’s understanding of its financial performance. We believe this measure is a useful financial metric to assess its operating performance from period to period by excluding certain items that it believes are not representative of its core business and uses this measure for business planning purposes.

In addition, given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of our cost structure. We believe that EBITDA from continuing operations will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because it eliminates depreciation and amortization expense. We present EBITDA from continuing operations in order to provide supplemental information that we consider relevant for the readers of our consolidated financial statements, and such information is not meant to replace or supersede U.S. GAAP measures. Our definition of EBITDA from continuing operations may not be the same as similarly titled measures used by other companies.

Under our credit agreement, our ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments and paying certain dividends, is tied to ratios based on “Adjusted EBITDA,” which is not defined under U.S. GAAP and is subject to important limitations. Set forth below is a calculation showing the adjustments made to EBITDA from continuing operations to obtain Adjusted EBITDA. Adjusted EBITDA is the covenant compliance measure used in the credit agreement governing debt incurrence and restricted payments. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The most directly comparable U.S. GAAP measure to EBITDA from continuing operations and Adjusted EBITDA is earnings/(loss) from continuing operations. Included in this appendix is a reconciliation of earnings/(loss) from continuing operations to EBITDA from continuing operations and Adjusted EBITDA.

Use of Constant Currency, Budget-Based Revenue, and Budget-Based EBITDA

Because we are a company with substantial foreign operations, changes in exchange rates, over which we have no control, can be an important factor in understanding period-to-period comparisons. We therefore use results on a constant currency basis, including revenue and EBITDA computed using constant currency exchange rates, as one means to evaluate our performance as we operate our business. We also believe the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period over period. We calculate constant currency results by calculating current-year results using foreign currency exchange rates from earlier periods. We generally refer to such amounts calculated on a constant-currency basis as excluding the impact of foreign exchange or being on a constant-currency basis.

When we set the financial goals that we use to operate the business, including the goals that our executives must meet to qualify for our fiscal 2018 performance-based incentive compensation, and when we determine whether those goals have

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been met, we use, among other metrics, revenue and Adjusted EBITDA computed using the currency exchange rates that we use internally in budgeting and in measuring performance against budget, in part because we believe that the compensation of our executives should not be affected, to the extent practicable, by factors beyond those executives’ control. We refer in this Proxy Statement to revenue and Adjusted EBITDA computed on this type of constant-currency basis as “Budget-Based Revenue” and “Budget-Based EBITDA,” respectively.

Results at constant currency, Budget-Based Revenue, and Budget-Based EBITDA should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, Budget-Based Revenue, and Budget-Based EBITDA, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP.

The reconciliation in this Appendix of Earnings/(Loss) from Continuing Operations to Adjusted EBITDA also includes a reconciliation to Budget-Based EBITDA. The reconciliation of fiscal 2018 consolidated revenue reported in accordance with U.S. GAAP to revenue on a constant-currency basis is as follows (in millions of U.S. dollars):

Revenue	$2,463.42
Foreign exchange impact	(46.7)
Budget-Based Revenue	$2,416.75

APPENDIX A: NON-GAAP FINANCIAL MEASURES        2018 Proxy Statement  |  CATALENT, INC.        A-3

Catalent, Inc.

Reconciliation of Earnings from Continuing Operations

To EBITDA from Continuing Operations, Adjusted EBITDA and Budget-Based EBITDA

	Fiscal Year Ended June 30,
(In millions of U.S. dollars)	2018	2017
Earnings from continuing operations	83.6	109.8
Interest expense, net	111.4	90.1
Income tax provision/(benefit)	68.4	25.8
Depreciation and amortization	190.1	146.5
EBITDA from continuing operations	453.5	372.2
Non-cash stock compensation expense	27.2	20.9
Impairment charges and loss on sale of assets	8.7	9.8
Financing related expenses	11.8	4.3
U.S. GAAP restructuring amounts	10.2	8.0
Acquisition, integration and other special items	44.1	25.6
Foreign exchange (gain)/loss	(5.0)	9.6
Other (sponsors’ fee, severance, other items)	0.2	(0.4)
Total adjustments	97.2	77.8
Estimated cost savings		-
Adjusted EBITDA	550.7	450.0
Foreign exchange impact	10.8	(18.9)
Adjusted EBITDA at constant currency	539.9	468.9
Adjusted EBITDA	550.7	450.0
Foreign exchange impact at internal budget rates	(9.0)	(5.5)
Budget-Based EBITDA	541.7	444.5

APPENDIX B: PROPOSED 2018 OMNIBUS INCENTIVE PLAN OF CATALENT, INC.        2018 Proxy Statement  |  CATALENT, INC.        B-1

Appendix B:

Proposed 2018 Omnibus Incentive Plan of Catalent, Inc.

Catalent, Inc.

2018 Omnibus Incentive Plan

1. Purpose. The purposes of the Catalent, Inc. 2018 Omnibus Incentive Plan are to provide a means through which the Company and its Affiliates (each as defined below) may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock (as defined below), thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

The Plan (as defined below) shall serve as the successor to the 2014 Omnibus Incentive Plan (the “2014 Plan”). If the Company’s stockholders approve this Plan, no additional grant of awards will be made under the 2014 Plan after the Effective Date. All outstanding awards under the 2014 Plan, however, shall continue in effect in accordance with their terms, consistent with the 2014 Plan.

2. Definitions.

2.1 The following definitions shall be applicable throughout the Plan.

(a) “Absolute Share Limit” has the meaning given such term in Section 5(b) of the Plan.

(b) “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(c) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, as to any Participant, unless the applicable Award agreement states otherwise, “Cause” as such term or any correlative term may be defined in any employment agreement with respect to such Participant in effect at the time of the Participant’s termination of employment with a Service Recipient, or, if there is no such employment agreement or such term or any correlative term is not defined therein, (i) the Participant’s willful failure to perform duties, which is not cured within 15 days following written notice, (ii) the Participant’s conviction or confessing to or becoming subject to proceedings that provide a reasonable basis for the Company to believe that the Participant has engaged in a (x) felony, (y) crime involving dishonesty, or (z) crime involving moral turpitude and which is demonstrably injurious to the Company or its Subsidiaries, (iii) the Participant’s willful malfeasance or misconduct that is demonstrably injurious to the Company or its Subsidiaries, or (iv) breach by the Participant of the material terms of any agreement with the Company or its Subsidiaries, including any non-competition, non-solicitation or confidentiality provision thereof. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by the Participant other than in good faith.

(f) “Change in Control” means, unless the applicable Award agreement provides otherwise, any of the following:

(i) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50%

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(on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

(ii) during any period of twenty-four months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any Person that is not an Affiliate of the Company.

(g) “Code” means the Internal Revenue Code of 1986 and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulation or other interpretative guidance under such section, and any amendment or successor provision to such section, regulation or guidance.

(h) “Committee” means the Compensation and Leadership Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(j) “Company” means Catalent, Inc., a Delaware corporation, and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(m) “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or its Affiliates; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) whether in writing or orally, maligning, denigrating or disparaging the Company, its Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether electronically, in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light; (iv) the breach of any non-competition, non-solicitation or other agreement containing restrictive covenants, with the Company or its Affiliates; or (v) fraud or conduct contributing to any financial restatement or irregularity, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, this definition is not intended to, and shall not be interpreted in a manner that limits or restricts a Participant (or any other person or entity) from (1) initiating communications directly with, cooperating with, providing relevant information to, or otherwise assisting in an investigation by (A) the SEC or any other governmental, regulatory, or legislative body regarding a possible violation of any federal law relating to fraud or any SEC

APPENDIX B: PROPOSED 2018 OMNIBUS INCENTIVE PLAN OF CATALENT, INC.        2018 Proxy Statement  |  CATALENT, INC.        B-3

rule or regulation; or (B) the U.S. Equal Employment Opportunity Commission or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws; (2) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority; or (3) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation

(n) “Disability” means, as to any Participant, unless the applicable Award agreement states otherwise, “Disability” as such term may be defined in any employment agreement in effect at the time of the Participant’s termination of employment with a Service Recipient, or, if there is no such employment agreement or such term is not defined therein, the Participant becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform the Participant’s duties.

(o) “Effective Date” means October 31, 2018, the date of the Company’s 2018 Annual Meeting of Shareholders (or, if such Annual Meeting is adjourned or otherwise postponed, such later date).

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) if required to comply with Section 162(m) of the Code, an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate, (ii) director or officer of the Company or an Affiliate, (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, or (iv) any prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or consultancy from the Company or one of its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or one of its Affiliates).

(r) “Exchange Act” means the Securities Exchange Act of 1934 and any successor thereto. Reference in the Plan to any section of (or rule under) the Exchange Act shall be deemed to include any rule or interpretative guidance under such section or rule, and any amendment or successor provision to such section, rule or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported, or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(u) “GAAP” means those accounting principles generally accepted in the United States from time to time.

(v) “Immediate Family Members” has the meaning given such term in Section 14(b) of the Plan.

(w) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x) “Indemnifiable Person” has the meaning given such term in Section 4(e) of the Plan.

(y) “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code, to the extent applicable.

(z) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

B-4         CATALENT, INC.  |  2018 Proxy Statement        APPENDIX B: PROPOSED 2018 OMNIBUS INCENTIVE PLAN OF CATALENT, INC.

(aa) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(bb) “NYSE” means the New York Stock Exchange.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ff) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(gg) “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(hh) “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.

(ii) “Performance Formula” means, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(jj) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(kk) “Performance Period” means one or more periods, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(ll) “Permitted Transferee” has the meaning given such term in Section 14(b) of the Plan.

(mm) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(nn) “Plan” means this Catalent, Inc. 2018 Omnibus Incentive Plan, as it may be amended from time to time.

(oo) “Restricted Period” means the period determined by the Committee during which an Award is subject to restrictions or, as applicable, the period within which performance is measured for purposes of determining whether an Award has been earned.

(pp) “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include a requirement that the Participant remain continuously employed or provide continuous services for a specified period), granted under Section 9 of the Plan.

(qq) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include a requirement that the Participant remain continuously employed or provide continuous services for a specified period), granted under Section 9 of the Plan.

(rr) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(ss) “SEC” means the U.S. Securities and Exchange Commission.

(tt) “Securities Act” means the Securities Act of 1933 and any successor thereto. Reference in the Plan to any section of (or rule under) the Securities Act shall be deemed to include any rule or interpretative guidance under such section or rule, and any amendment or successor provision to such section, rule or guidance.

(uu) “Service Recipient” means, with respect to a Participant holding a given Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently,

APPENDIX B: PROPOSED 2018 OMNIBUS INCENTIVE PLAN OF CATALENT, INC.        2018 Proxy Statement  |  CATALENT, INC.        B-5

principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ww) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(xx) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(yy) “Substitute Award” has the meaning given such term in Section 5(g) of the Plan.

(zz) “Sub-Plan” means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees (and other service providers) of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with such sub-plan designed to comply with local laws applicable to offerings in applicable foreign jurisdictions or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(aaa) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient.

2.2 Rules of Construction. Unless the context otherwise requires:

(a) a capitalized term has the meaning assigned to it in this Plan;

(b) “or” shall be deemed in all cases, unless expressly noted otherwise, to be both inclusive and exclusive;

(c) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(d) any contract, instrument, law, or regulation defined or referred to in this Plan means such contract, instrument, law, or regulation as from time to time amended, modified. or supplemented;

(e) references to “hereof”, “herein”, “hereunder”, “hereby” and similar terms shall refer to this entire Plan;

(f) references to “including” in this Plan shall mean “including, without limitation,” whether or not so specified;

(g) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean “if”; and

(h) masculine pronouns and other words of masculine gender shall refer to individuals of any gender.

3. Effective Date; Duration. The Plan shall become effective as of the Effective Date, provided that the Plan is approved by the Company’s stockholders on such date. The expiration date of the Plan, on and after which date no Award may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for

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performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan that is subject to Rule 16b-3, or Section 162(m) of the Code, as applicable, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (x) adopt Sub-Plans.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are Non-Employee Directors or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any document evidencing an Award granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company or any Subsidiary (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including reasonable attorneys’ fees and expenses) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its

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intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that any act, omission or determination of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or the Company’s or any Subsidiary’s organizational documents or its Standards of Business Conduct or other applicable code of conduct. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other right of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation, bylaws or other organizational document, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such action by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b) Subject to Section 12 and Section 5(d) of the Plan, no more than 15,600,000 shares of Common Stock shall be available for Awards under the Plan (which share limit is comprised of (i) 13,415,141 new shares of Common Stock authorized for issuance under the Plan plus (ii) 2,184,859 shares of Common stock that remained available for future grants under the 2014 Plan as of June 30, 2018). The number of shares set forth in clause (ii) above will be reduced by one share for each share subject to an option or stock appreciation right granted under the 2014 Plan on or after July 1, 2018 and prior to the Effective Date and by 2.25 shares for each share subject to awards (other than options and stock appreciation rights) granted under the 2014 Plan on or after July 1, 2018 and prior to Effective Date (the aggregate share limit after such reduction and after adding any share added back to the Plan under Section 5(d) relating to an award under the 2014 Plan, the “Absolute Share Limit”). The Absolute Share Limit shall be reduced on a one-for-one basis for each share of Common Stock subject to an Option or Stock Appreciation Right granted under the Plan and by a fixed ratio of 2.25 shares of Common Stock for each share of Common Stock subject to an Award other than Option or Stock Appreciation Right granted under the Plan.

(c) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 1,500,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (ii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iii) subject to Section 12 of the Plan, during any single fiscal year of the Company, no individual Participant may be granted Performance Compensation Awards that are denominated in shares of Common Stock pursuant to Section 11 of the Plan under which more than 750,000 shares of Common Stock may be earned in the aggregate; (iv) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director for services rendered for such fiscal year, shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and counting compensation towards this limit for the year in which it is earned, and not a later year, in the event payment of the compensation is deferred); and (v) subject to Section 12 of the Plan, during any single fiscal year of the Company, no individual Participant may be granted Performance Compensation Awards that are denominated in cash under which more than $10,000,000 may be earned in the aggregate.

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(d) Other than with respect to Substitute Awards, (i) to the extent that an Award under the Plan expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without a delivery to the Participant of the full number of shares of Common Stock to which the Award related, and (ii) after June 30, 2018, an award granted under the 2014 Plan expires or is cancelled, forfeited, terminated, settled in cash, or otherwise is settled without a delivery to the Participant of the full number of shares of Common Stock to which the award related, then in each case the undelivered shares shall be added to the shares available for Awards under the Plan in accordance with Section 5(e) below. Shares of Common Stock withheld by the Company or tendered by the Participant in payment of the Exercise Price or taxes and other amounts relating to an Award (or, after June 30, 2018, shares withheld or tendered to pay the exercise price or taxes or other amounts relating to an award under the 2014 Plan), shall be deemed to constitute shares not issued to the Participant and shall in each case be added to the shares available for Awards under the Plan in accordance with Section 5(e); provided, however, that such shares shall not become available for issuance hereunder if either (i) the applicable shares are withheld or surrendered following the termination of the Plan or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Common Stock is listed. Upon the exercise of any SAR under the Plan, the Absolute Share Reserve shall be reduced only by the net number of shares issued upon such exercise and not by the gross number of shares as to which such right is exercised.

(e) Any shares that again become available for Awards under the Plan pursuant to this Section 5 shall be added as (A) one share for every one share subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under the 2014 Plan, and (B) as 2.25 shares for every one share subject to Awards other than Options or SARs granted under the Plan or awards other than options or stock appreciation rights granted under the 2014 Plan.

(f) Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing. Following the Effective Date, no further award shall be granted under the 2014 Plan.

(g) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit (nor shall Substitute Awards be added to the Absolute Share Limit as provided above); provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce (or be added back to) the number of shares of Common Stock available for issuance under the Plan.

6. Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7. Options.

(a) General. Each Option granted under the Plan shall be evidenced by an Award agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may

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be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration; Termination.

(i) Options shall vest and become exercisable in such manner and on such date or dates or upon such events as determined by the Committee; provided, however, that notwithstanding any such vesting date or event, the Committee may, in its sole discretion, accelerate the vesting of any Option at any time and for any reason. Options shall expire upon a date determined by the Committee, not to exceed ten years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

(ii) Unless otherwise provided by the Committee, whether in an Award agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient for Cause or should a Participant engage in conduct constituting Cause while holding one or more Options, all outstanding Options granted to such Participant shall immediately terminate and expire, (B) a Participant’s Termination due to death or Disability, each outstanding Option shall remain exercisable for one year thereafter (but in no event beyond the expiration of the Option Period) and (C) a Participant’s Termination for any other reason, each outstanding Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period). During the applicable post-Termination exercise period under the foregoing clauses (B) and (C), the Option may not be exercised for more than the number of vested shares for which the Option is at the time exercisable. No additional shares shall vest under the Option following the Participant’s Termination except to the extent (if any) specifically authorized by the Committee in its sole discretion pursuant to an express written agreement with the Participant. Upon the expiration of the applicable exercise period under the foregoing clauses (B) and (C) or (if earlier) upon the expiration of the Option Period, the Option shall terminate and cease to be outstanding for any shares for which the Option has not been exercised.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any income, employment or other applicable taxes or other amounts required to be withheld or accounted for to any applicable tax authority. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held for the requisite period (if any) necessary to avoid any resulting charge to the Company’s earnings for financial reporting purposes; or (ii) by such other method as the Committee may permit in its sole discretion, including: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the shares of

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Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding and any other applicable taxes or other amount. Any fractional share of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002 or any other applicable law, any applicable rule of the SEC or any applicable rule or regulation of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) General. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration; Termination.

(i) (i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such events as determined by the Committee; provided, however, that, notwithstanding any such vesting date or event, the Committee may, in its sole discretion, accelerate the vesting of any SAR at any time and for any reason. SARs shall expire upon a date determined by the Committee, not to exceed ten years from the Date of Grant (the “SAR Period”); provided that, if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(ii) Unless otherwise provided by the Committee, whether in an Award agreement or otherwise, in the event of (A) a Participant’s Termination by the Service Recipient for Cause or should a Participant engage in conduct constituting Cause while holding one or more SARs, all outstanding SARs granted to such Participant shall immediately terminate and expire, (B) a Participant’s Termination due to death or Disability, each outstanding SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period) and (C) a Participant’s Termination for any other reason, each outstanding SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period). During the applicable post-Termination exercise period under the foregoing clauses (B) and (C), the SAR may not be exercised for more than

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the number of vested shares for which the SAR is at the time exercisable. No additional share shall vest under the SAR following the Participant’s Termination except to the extent (if any) specifically authorized by the Committee in its sole discretion pursuant to an express written agreement with the Participant. Upon the expiration of the applicable exercise period under the foregoing clauses (B) and (C) or (if earlier) upon the expiration of the SAR Period, the SAR shall terminate and cease to be outstanding for any shares for which the SAR has not been exercised.

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any income, employment, or other applicable taxes or other amount required to be withheld or accounted for to any tax authority. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional share of Common Stock shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Stock Certificates and Book Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock; provided that any dividend payable on a share of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividend shall be forfeited upon the forfeiture of the Restricted Stock to which such dividend relates). To the extent any share of Restricted Stock is forfeited, any stock certificate issued to the Participant evidencing such share shall be returned to the Company, and all rights of the Participant to such share and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Restricted Period; Termination.

(i) The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates or upon such events as determined by the Committee; provided, however, that, notwithstanding any such date or event, the Committee may, in its sole discretion, accelerate the lapse of the Restricted Period at any time and for any reason.

(ii) Unless otherwise provided by the Committee, whether in an Award agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock or Restricted Stock Units, as applicable, have vested, (x) all vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units shall cease and (y) unvested shares of Restricted Stock and unvested Restricted Stock Units, as applicable, shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

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(d) Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the issuance of shares of Common Stock (or cash or part shares of Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(e) Legends on Restricted Stock. Each certificate, if any, representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE CATALENT, INC. 2018 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN CATALENT, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CATALENT, INC.

10. Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement, including those set forth in Section 14(c) of the Plan.

11. Performance Compensation Awards.

(a) General. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award.

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(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula. To the extent required under Section 162(m) of the Code, within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (or the performance of one or more Affiliates, divisions or operational or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and may include one or more of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after interest, taxes, depreciation, amortization or rent (including EBIT, EBITDA and EBITDAR); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return, whether measured on an absolute or relative basis); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) stockholder return; (xxi) client retention; (xxii) competitive market metrics; (xxiii) employee retention; (xxiv) timely completion of new product rollouts; (xxv) timely launch of new facilities; (xxvi) measurements related to a new purchasing “co-op”; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations, achieving specified operational objectives, and meeting divisional or project budgets); (xxviii) system-wide revenues; (xxix) royalty income; (xxx) comparisons of continuing operations to other operations; (xxxi) market share; (xxxii) cost of capital, debt leverage year-end cash position or book value; (xxxiii) strategic objectives, development of new product lines and related revenue, sales and margin targets, co-branding or international operations; or (xxxiv) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company or one or more Affiliates as a whole or any divisions or operational or business units, product lines, brands, business segments, administrative departments of the Company or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. The Committee may also grant Performance Compensation Awards that are based on Performance Criteria other than those set forth above.

(d) Modification of Performance Goal(s). The Committee may specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events, provided that, to the extent required under Section 162(m) of the Code, unless otherwise determined by the Committee at the time the Performance Compensation Award is granted, such adjustment or modification shall be specified during the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as

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“performance-based compensation” under Section 162(m) of the Code: (i) an asset write-down; (ii) litigation or any claim judgment or settlement; (iii) the effect of a changes in tax law, an accounting principle, or another law, stock exchange listing standard, or regulatory rule affecting reported results; (iv) any reorganization or restructuring program; (v) any unusual, infrequently occurring or nonrecurring item or event or as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) any acquisition or divestiture; (vii) any other specific, unusual, infrequently occurring or nonrecurring event, or objectively determinable category thereof; (viii) any foreign exchange gain or loss; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award agreement, the Committee shall have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award, subject to the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii) of the Plan).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any

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Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including any or all of the following:

(i) adjusting any or all of (A) the Absolute Share Limit, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan (including adjusting any or all of the limitations under Section 5 of the Plan) and (C) the terms of any outstanding Award, including (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders holding vested Awards (including any Award that would vest as a result of the occurrence of such event but for such cancellation) the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes. Payments to holders pursuant to clause (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price). In addition, prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including as necessary to comply with any rule or regulation of any securities exchange

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or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for any change in GAAP, (ii) it would increase the number of securities that may be issued under the Plan (except for increases pursuant to Section 5 or 12 of the Plan), or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any condition or right under, amend any term of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s Termination); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR, (iii) the Committee may not cancel an Option or SAR (when the Exercise Price or Strike Price per share exceeds the Fair Market Value of one share) in exchange for cash or another Award and (iv) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rule applicable thereto, including the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian, representative or devisee. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the SEC (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

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(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution, (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the Termination of the Participant under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on such terms and conditions as may be determined by the Committee in its sole discretion, including accumulation of dividends or dividend equivalents, or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided that no dividend or dividend equivalent shall be payable in respect of outstanding (i) Options or SARs or (ii) other unearned Awards subject to any vesting condition (although dividends and dividend equivalents may be accumulated in respect of unearned Awards and paid within fifteen (15) days after such Awards are earned and become payable or distributable). Any dividend or dividend equivalent payable in connection with an unvested Award shall not be paid until and unless the underlying Award vests and shall be subject to risk of forfeiture to the same extent as the underlying Award.

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, share of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding or any other applicable taxes or other amount in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding or any other applicable taxes and other amount.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability at a withholding rate determined by the Company in its sole discretion (but in no event to exceed the maximum statutory tax rates of the Participant’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact)). Any shares withheld in excess of the shares required to satisfy withholding liability at the minimum statutory withholding rates shall not be added back to the share reserve under Section 5(e).

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder

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shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, to the extent applicable, the Committee may in its sole discretion amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death to the extent such beneficiary designation is valid under local law. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h) Termination. Except as otherwise provided in an Award agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(i) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to such person.

(j) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any term or condition of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any share of Common Stock pursuant to an Award unless such share has been properly registered for sale pursuant to the Securities Act or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such share may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any share of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common

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Stock or other securities of the Company or any Affiliate issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the SEC, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. law, rule, regulation or other requirement, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional term or provision to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions or blockage or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable.

(k) No Section 83(b) Election Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any asset in a trust or other entity to which contributions are made or otherwise to segregate any asset, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no right under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accounting firm of the Company or any Affiliate or any other information furnished in connection with the Plan by any agent of the Company, the Committee or the Board, other than himself.

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(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefit under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise expressly provided in such other plan or as required by applicable law.

(q) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(r) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t) Section 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding any tax or penalty under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of any tax or penalty that may be imposed on or in respect of such Participant in connection with this Plan (including any tax or penalty under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any such tax or penalty. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payment in respect of any Award that is “deferred compensation” subject to Section 409A of the Code and would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee in an Award agreement or otherwise, in the event that the timing of any payment in respect of any Award (that otherwise is “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “disability” pursuant to Section 409A of the Code.

(u) Clawback/Forfeiture. Notwithstanding anything to the contrary in the Plan, an Award agreement may provide that the Committee may, in its sole discretion, cancel such Award if the Participant has engaged in or engages in any Detrimental Activity. The Committee may also provide in an Award agreement that, if the Participant otherwise has engaged in or engages in any Detrimental Activity, the Participant will forfeit any gain realized on the vesting or exercise of such Award and must repay the gain to the Company. The Committee may also provide in an Award agreement that, if the

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Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including by reason of a financial restatement, mistake in calculation or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

(v) Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*     *     *

APPENDIX C: PROPOSED 2019 EMPLOYEE STOCK PURCHASE PLAN OF CATALENT, INC.        2018 Proxy Statement  |  CATALENT, INC.        C-1

Appendix C:

Proposed 2019 Employee Stock Purchase Plan of Catalent, Inc.

Catalent, Inc. 2019

Employee Stock Purchase Plan

I. PURPOSE OF THE PLAN

This 2019 Employee Stock Purchase Plan is intended to promote the interests of Catalent, Inc., a Delaware corporation, by providing Eligible Employees with the opportunity to acquire a proprietary interest in the Company.

The Company intends that the Plan qualify as an “employee stock purchase plan” under Code Section 423 for one or more specified offerings made under the Plan. The Company may, however, establish one or more offerings under the Plan that are not designed to comply with the requirements of Code Section 423 but are intended to comply with the tax, securities and other compliance requirements of, and obtain tax and other objectives in, the foreign jurisdictions in which those offerings are conducted in order to allow participants in such offerings to purchase shares in a manner similar to the Plan. Such offerings shall be separate from any offering designed to comply with the Code Section 423 requirements but may be conducted concurrently with any such offering.

II. ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Committee. The Committee may in turn delegate such portions of its authority and responsibilities (other than the authority to designate Participating Corporations or make adjustments pursuant to Section III.B) to such officers(s) of the Company as it deems appropriate. Notwithstanding the foregoing, the Board may itself take any action under the Plan in its discretion at any time.

B. The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to administer the Plan in accordance with the Plan Documents, bring one or more offerings under the Plan into compliance with the requirements of Code Section 423 or accommodate the specific requirements of local laws and procedures for foreign jurisdictions.

C. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock in the Company’s treasury or purchased on the open market. The number of shares of Common Stock reserved for issuance under the Plan shall be limited to the Absolute Share Limit.

B. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (ii) unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Plan Administrator in its sole discretion to be necessary or appropriate, then the Plan Administrator shall make any such adjustment in such manner as it may deem equitable, to the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock purchasable per Participant on a Purchase Date, the number and kind of shares in effect under each outstanding purchase right, and the price per share in effect under each outstanding purchase right of Common Stock to preclude, to the extent practicable, the

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enlargement or dilution of rights and benefits under the Plan and such outstanding purchase rights; provided, however, that any fractional share resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section VII.G shall apply. Any adjustment to outstanding purchase rights shall be consistent with Code Section 424, to the extent applicable. Any adjustment determined by the Plan Administrator shall be final, binding and conclusive.

IV. OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed twenty-seven (27) months) as determined by the Plan Administrator prior to the start date of such offering period. Until such time as otherwise provided by the Plan Administrator, offering periods shall commence on the first Trading Day in January, April, July and October each year and end on the last Trading Day in March, June, September and December, respectively, each year.

C. The terms and conditions of each offering period may vary, and two or more offerings periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special offering periods may be established with respect to entities that are acquired by the Company (or any subsidiary of the Company) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any offering period contravene the express limitations and restrictions of the Plan, and to the extent required by Code Section 423, the Participants in each separate offering shall have equal rights and privileges under that offering in accordance with the requirements of Code Section 423(b)(5).

D. An Eligible Employee may participate in only one offering period at a time.

V. ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date unless the Plan Administrator determines that, with respect to an offering not intended to comply with Code Section 423, participation of such Eligible Employee is not advisable or practicable.

B. Each U.S. corporation that is a Corporate Affiliate on the Effective Date shall automatically be a Participating Corporation as of such date. Each U.S. corporation that becomes a Corporate Affiliate after the Effective Date shall automatically become a Participating Corporation effective as of the start date of the first offering period coincident with or next following the date on which it becomes such an affiliate, unless the Plan Administrator determines otherwise prior to the start date of that offering period. Each non-U.S. Corporate Affiliate shall become a Participating Corporation when authorized by the Plan Administrator to extend the benefits of the Plan to its Eligible Employees.

C. The Eligible Employee must, in order to participate in the Plan for a particular offering period, complete and timely submit the Enrollment Agreement in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing the website designated by the Company and electronically completing and submitting the Enrollment Agreement), including, as to all U.S.-resident Eligible Employees, the undertaking described in Section VII.J(ii), on or before the start date of the offering period, or such earlier date as the Plan Administrator or the Company may determine. Once an Eligible Employee becomes a Participant in an offering period, then such Participant will automatically participate in each subsequent offering period commencing immediately following the last day of such prior offering period at the same Contribution level unless the Participant withdraws or terminates further participation in the offering period as set forth in Section VII.G below or otherwise notifies the Company of a change in the Participant’s Contribution level in accordance with Section VII.F VII.G.

VI. PAYROLL DEDUCTIONS

A. Except to the extent otherwise determined by the Plan Administrator, payment for shares of Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. The Contributions (whether through payroll deductions or other contributions permitted under the Plan) that each Participant may authorize in the Enrollment Agreement for any offering period for purposes of acquiring shares of Common Stock during such offering

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period may be in any multiple of one percent (1%) of the Base Salary paid to that Participant during such offering period, up to a maximum of fifteen percent (15%), unless the Plan Administrator establishes a different maximum percentage prior to the start date of the applicable offering period.

B. Except as provided in Section VII.G, Section VII.G, or as otherwise determined by the Plan Administrator, during an offering period, a Participant may not increase or reduce the rate of his or her Contributions; the Participant may, however, change his or her rate of Contributions to be effective beginning with the first offering period that begins no earlier than 10 business days after the receipt of a new authorization form from the Participant, unless otherwise determined by the Plan Administrator.

C. If Contributions are made in the form of payroll deductions, such payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. Contributions collected from a Participant shall be credited to the Participant’s book account under the Plan, but, except to the extent otherwise required by applicable law or the terms of that offering period, no interest shall be paid on the balance from time to time outstanding in such account. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period, Contributions collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

D. Contributions collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars as of the date collected, with such conversion to be based on the exchange rate determined by the Plan Administrator in its sole discretion. Any change or fluctuation in the exchange rate at which Contributions collected on the Participant’s behalf are converted into U.S. Dollars shall be borne solely by the Participant.

E. Notwithstanding anything to the contrary in this Plan, contributions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

F. The Plan Administrator may permit Eligible Employees of one or more Participating Corporations to participate in the Plan by making contributions other than through payroll deductions, whether in cash, by check or using other means permitted under applicable laws.

G. The Plan Administrator may adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate, in its sole and absolute discretion, to facilitate contributions under this Section. Except as required by law, such rules and regulations need not be uniform, need not apply to all Eligible Employees, and need not be the same from one offering period to another.

H. The Participant’s participation in any offering period under the Plan shall neither limit nor require the Participant’s participation in any other offering period, except as and to the extent set forth in Article VIII.

VII. PURCHASE RIGHTS

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the start date of the offering period.

Notwithstanding anything to the contrary in this Plan, no Participant shall be granted a purchase right with respect to any offering period if such Participant would, immediately after the grant of any such purchase right, own (within the meaning of Code Section 424(d)) or hold outstanding options on or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised as of the Purchase Date for the offering period, and shares of Common Stock shall accordingly be issued to or otherwise acquired by or on behalf of each Participant (other than Participants whose Contributions have previously been refunded or suspended pursuant to Section VII.F or Section VII.G) on such Purchase Date. The purchase shall be effected by applying the Participant’s Contributions (in each case in or as converted to U.S. Dollars in accordance with Section VI.D) for the offering period to the purchase of whole and, to the extent required and subject to Section VI.D, fractional shares of Common Stock (subject to the limitations set forth in the Plan on the maximum number of shares purchasable) at the purchase price in effect for that Purchase Date.

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Notwithstanding anything to the contrary in the foregoing provisions of this Section VII.B, the Plan Administrator may exercise discretion in the treatment of any fractional share, including, without limitation, electing to refund Contributions attributable to fractional shares to the Participant as soon as administratively practicable or hold such amounts for the purchase of Common Stock at the next Purchase Date in lieu of purchasing fractional shares on behalf of the Participant.

C. Purchase Price. The purchase price per share of Common Stock applicable at any Purchase Date shall be determined by the Plan Administrator at the start of the offering period to which the Purchase Date relates and shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. Until such time as otherwise determined by the Plan Administrator, the purchase price per share of Common Stock applicable at any Purchase Date shall be equal to ninety percent (90%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period to which the Purchase Date relates or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. Unless the Plan Administrator determines otherwise prior to the start of an offering period, the most recent prior determination by the Plan Administrator of a different purchase price formula shall apply for such offering period.

D. Number of Purchasable Shares. Notwithstanding anything to the contrary in this Article VII, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 5,000, as such limitation may be adjusted in accordance with Section III.B. In addition, prior to the start of an offering period, the Plan Administrator shall determine the maximum number of shares of Common Stock purchasable in total by all Participants on the Purchase Date for that offering period, subject to any adjustment in accordance with Section III.B; provided, however, that such maximum for all Participants shall never be greater than and, in the absence of any determination by the Plan Administrator prior to the start of an offering period for any reason, shall be deemed to be equal to the Offering Period Limit with respect to such offering period. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitation to be in effect for the number of shares purchasable per Participant on the Purchase Date for that offering period and to establish the maximum number of shares purchasable in total by all Participants on such Purchase Date. Unless the Plan Administrator determines otherwise prior to the start of an offering period, the most recent prior determinations by the Plan Administrator of the maximum number of shares purchasable per Participant and in total by all Participants on any Purchase Date shall apply for such offering period.

E. Excess Payroll Deductions. Any portion of any Contribution not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded in the currency in which the Participant made such Contribution.

F. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock as of a Purchase Date for the offering period in which he or she is enrolled, then no further Contribution for that offering period shall be collected from such Participant with respect to that Purchase Date.

G. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may withdraw from the offering period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designee) at any time prior to the scheduled Purchase Date for that offering period, and no further Contribution shall be collected from the Participant with respect to the offering period once the paperwork for such withdrawal is processed. Any Contribution collected during the offering period in which such withdrawal occurs shall, at the Participant’s election, be promptly refunded (in the currency in which the Participant made such Contribution) or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the Contributions collected with respect to the offering period in which such withdrawal occurs shall be refunded.

(ii) Any permitted withdrawal from an offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start of that offering period.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability, separation from employment for any reason, the Eligible Employee’s employer ceasing to be a Corporate Affiliate, or change

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in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s Contributions for the offering period in which the purchase right so terminates shall be promptly refunded in the currency in which the Participant made such Contributions. A Participant shall be deemed to have ceased to be an Eligible Employee either upon an actual termination of employment or upon the Participating Corporation employing the Participant during an offering period ceasing to be a Corporate Affiliate under the Plan. Notwithstanding the foregoing, the Plan Administrator may establish different rules to govern when a Participant ceases to be an Eligible Employee and to otherwise govern transfers of employment among Participating Corporations including, without limitation, transfers of employment between any separate offering established under the Plan, consistent with the applicable requirements of Code Section 423.

(iv) Should the Participant cease to remain in active service as an Eligible Employee by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the offering period in which such leave commences, to (a) withdraw all the Contributions collected to date on his or her behalf for that offering period or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further Contributions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, his or her payroll deductions or other contributions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period above will be treated as a new Eligible Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the offering period.

H. Change of Control. In the event of a Change of Control, (i) notwithstanding the provisions of Section IV.B to the contrary, any offering period during which such Change of Control shall otherwise have occurred shall be deemed to have ended on the day immediately prior to the date on which such Change of Control occurred, and (ii) each outstanding purchase right with respect to such offering period shall automatically be exercised on the amended Purchase Date with respect to such offering period; provided that the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.

The Company shall use reasonable efforts to provide at least ten (10) days prior written notice of the occurrence of any Change of Control to all Participants in the then current offering period in such form and through such method as the Plan Administrator determines (including, without limitation, by email to the Participant’s Company email address), and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control in accordance with Section IV.B.

I. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the Contributions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be promptly refunded.

J. ESPP Broker Account.

(i) The shares of Common Stock purchased by or on behalf of each Participant under this Plan shall be deposited directly into the Participant’s ESPP Broker Account.

(ii) Each U.S.-resident Participant shall, prior to the start of each offering period undertake not to transfer the deposited shares (either electronically or in certificate form) from the ESPP Broker Account or designate such shares as collateral for a loan until the later of: (a) the end of the two (2)-year period measured from the start date of the offering period in which the shares were purchased and (b) the end of the one (1)-year period measured from the actual purchase date of those shares; provided, however, that the limitations imposed by the foregoing undertaking shall not in any way limit when the Participant may sell or gift his or her shares. The limitations set forth in this Section VII.J(ii) shall apply to all shares purchased by each Participant resident in the United States, whether or not that Participant continues in Employee status.

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K. Assignability; Beneficiary Designation. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant. The Plan Administrator may, at its sole discretion, permit a Participant to file with the Plan Administrator, a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive (i) any Contributions not applied to purchase of shares of Common Stock prior to the Participant’s death and (ii) any shares of Common Stock and cash (including cash attributable to any fractional shares), if any, from the Participant’s ESPP Broker Account in the event of such Participant’s death prior to delivery of such shares and cash.

L. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

M. No Fractional Shares. Notwithstanding anything to the contrary in the Plan, no fractional shares will be issued to a Participant under the Plan. Any fractional shares purchased on behalf of a Participant on any Purchase Date will be allocated as a book entry to the Participant’s ESPP Broker Account to be aggregated with other fractional shares on future Purchase Dates and a Participant shall have no rights as a stockholder with respect to amounts credited to his or her ESPP Broker Account that are denominated as fractional shares. Upon withdrawal or transfer of shares from a Participant’s ESPP Broker Account, the Participant will receive cash in lieu of any fractional shares credited to the account based on the Fair Market Value per share on the date prior to the date of such withdrawal or transfer or such other date as determined by the Plan Administrator.

N. Withholding Taxes. The Company’s obligation to deliver shares upon exercise of a purchase right under the Plan shall be subject to the satisfaction of all income, employment and payroll taxes, social insurance, social security, national insurance and other contributions, payment on account obligations or other payments required to be collected, withheld or accounted for in connection with the purchase right. The Company or appropriate Corporate Affiliate may, but shall not be obligated to, withhold from any compensation or other accounts payable to the Participant the amount necessary to satisfy such obligations.

VIII. ACCRUAL LIMITATIONS

A. Notwithstanding any other provision of this Plan, no Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plan (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would permit such Participant to purchase more than twenty-five thousand U.S. Dollars (US$25,000.00) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying the limitations to the purchase rights granted under the Plan set forth in Section VIII.A, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date for the offering period on which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to twenty-five thousand U.S. Dollars (US$25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If, by reason of the limitations set forth in Section VIII.A, any purchase right of a Participant does not accrue for a particular offering period, then the Contributions which the Participant made during that offering period with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

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IX. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective on the Effective Date; provided, however, that (i) the Plan shall have been approved by the stockholders of the Company and (ii) no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by federal, state or non-U.S. laws, rules or regulations.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) October 30, 2028, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, or (iii) the date on which all remaining purchase rights are exercised in connection with a Change of Control. Notwithstanding anything in Section IV.B to the contrary, any offering period still in effect at the termination date shall be deemed to have ended and reached its Purchase Date as of such termination date, and, notwithstanding the termination of the Plan, shares may be purchased and distributed as of such Purchase Date in the manner and to the extent permitted by the Plan. No offering period may continue in effect, no new purchase right may be granted or exercised, and no further Contribution may be collected, under the Plan, following termination in accordance with this Article IX.

C. Notwithstanding the termination of the Plan pursuant to this Article IX, the rights and obligations set forth in Sections VII.J, VII.K, and VII.N and Articles II and XI shall remain in full force and effect.

X. AMENDMENT OF THE PLAN

A. The Board may alter or amend the Plan at any time to become effective as of the start date of the next offering period thereafter under the Plan. In addition, the Board may suspend or terminate the Plan at any time to become effective immediately following the close of any offering period then in effect.

B. In no event may the Board amend the Plan without the approval of the Company’s stockholders to the extent such stockholder approval is required under Code Section 423 or other applicable law; in the event that stockholder approval is needed and obtained, the date of the Plan amendment for purposes of Section X.A shall be the date of stockholder approval

XI. GENERAL PROVISIONS

A. The Company shall pay all costs and expenses incurred in the administration of the Plan; provided, however, that each Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any share purchased under the Plan.

B. Nothing in the Plan shall confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way any right that may otherwise exist of the Company (or any Corporate Affiliate employing such person) or of the Eligible Employee or Participant, which rights are hereby expressly reserved by each, to terminate such individual’s employment at any time for any reason, with or without cause.

C. Nothing in this Plan shall confer any right on any Person other than as expressly set forth in this Plan.

D. The provisions of the Plan shall be governed by the laws of the State of Delaware, without resort to that State’s conflict-of-laws rules.

XII. DEFINITIONS

The following definitions shall be in effect under the Plan:

A. Absolute Share Limit means 3,800,000 shares of Common Stock.

B. Affiliate means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

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C. Base Salary means, unless otherwise specified by the Plan Administrator prior to the start of an offering period, the regular base salary paid to such Participant by one or more Participating Corporations during such individual’s period of participation in one or more offering periods under the Plan. Base Salary shall be calculated before deduction of (A) any income or employment tax or other withholding or (B) any contribution made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. Base Salary shall not include any contribution made on the Participant’s behalf by the Company or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Base Salary). The Plan Administrator shall have discretion to adjust the definition of Base Salary for Eligible Employees in non-U.S. jurisdictions in order to effectuate the intent of this Plan.

D. Board means the Company’s Board of Directors.

E. Change of Control means any of the following:

(i) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then-outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

(ii) during any period of twenty-four months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any Person that is not an Affiliate of the Company.

F. Code means the U.S. Internal Revenue Code of 1986, as amended, or any successor law, as it may be in effect from time to time. References to sections of the Code shall include references to any Treasury Regulation promulgated thereunder.

G. Committee means the Compensation and Leadership Committee of the Board.

H. Common Stock means the common stock, par value $0.01 per share, of the Company.

I. Company means Catalent, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Catalent, Inc. that shall assume the Plan.

J. Contributions means the payroll deductions or, to the extent permitted by the Plan Administrator, other amounts contributed to the Plan to fund the exercise of purchase rights.

K. Corporate Affiliate means any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established. Notwithstanding the foregoing, with respect to offerings not intended to comply with Code Section 423, the term “Corporate Affiliate” may, at the discretion of the Plan Administrator, include any other entity in which the Company has a significant equity or other ownership interest.

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L. Effective Date means July 1, 2019 (or such later date as determined by the Plan Administrator).

M. Eligible Employee means any person who is employed by a Participating Corporation and, unless otherwise mandated by local law, is employed on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings that are considered wages under Code Section 3401(a); provided, however, that the Plan Administrator may, prior to the start of an applicable offering period, waive one or both of the twenty (20) hour and five (5) month service requirements.

N. Enrollment Agreement means the agreement(s) stating the Participant’s election to participate in the Plan, authorization for payroll deduction (or such other form of contributions as may be permitted under the Plan) and other forms prescribed by the Plan Administrator.

O. ESPP Broker Account means, with respect to any Participant for whom one or more shares of Common Stock are purchased under this Plan, a brokerage account that the Company shall make available for the Participant at a Company-designated brokerage firm into which such shares shall be deposited promptly after purchase.

P. Exchange Act means the Securities Exchange Act of 1934, as amended.

Q. Fair Market Value means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported or (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported.

R. 1933 Act means the Securities Act of 1933, as amended.

S. Offering Period Limit means, with respect to any offering period, that number of shares of Common Stock equal to the difference between (i) the Absolute Share Limit and (ii) the aggregate of all shares of Common Stock purchased (excluding any fractional shares credited at the time to Participants’ ESPP Broker Accounts) in connection with any offering period ending prior to the date of such offering period, with such aggregate rounded up to the nearest whole share.

T. Participant means any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

U. Participating Corporation means the Company and such Corporate Affiliate or Corporate Affiliates as may be authorized, in accordance with Section V.B of the Plan, to extend the benefits of the Plan to their Eligible Employees.

V. Person means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

W. Plan means the Catalent, Inc. 2019 Employee Stock Purchase Plan, as set forth in this document, as it may be amended in accordance with this document from time to time.

X. Plan Administrator means the Board, the Committee or designee thereof acting within the scope of their authority to administer the Plan.

Y. Plan Documents means this document and any duly promulgated amendment thereof.

Z. Purchase Date means the last day of each offering period.

AA. Trading Day means the day on which the primary exchange on which the Common Stock is traded is open for trading.

*     *     *

APPENDIX D: PROPOSED THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CATALENT, INC.        2018 Proxy Statement  |  CATALENT, INC.        D-1

Appendix D:

Proposed Third Amended and Restated Certificate of Incorporation of Catalent, Inc.

Note that the proposed certificate is marked to show changes from our current Amended & Restated Certificate of Incorporation and assumes that Proposal 6 is approved. Text that will be added is marked in bold double underline and text to be deleted is marked in ~~strike through~~. If approved and filed, the deleted text will be deleted and the added text will not be specifically highlighted.

~~Second~~Third Amended and Restated Certificate of Incorporation of Catalent, Inc.

The present name of the corporation is Catalent, Inc. (the “Corporation”). The Corporation was incorporated under the name “PTS Holdings Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 14, 2007, which original Certificate of Incorporation was amended and restated on August 5, 2014. ~~This Second~~, and which amended and restated Certificate of Incorporation was further amended and restated on November 2, 2017. This Third Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, as amended and restated, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation, as amended and restated, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is Catalent, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The name and address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808, County of New Castle.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,100,000,000, which shall be divided into two classes as follows:

1,000,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

I. Capital Stock.

A. Common Stock and Preferred Stock may be issued from time to time by the Corporation for such consideration as may be fixed by the Board of Directors of the Corporation. The Board of Directors is hereby expressly authorized, by

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resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.

B. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this ~~Second~~Third Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this ~~Second~~Third Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

C. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this ~~Second~~Third Amended and Restated Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).

D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

E. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

F. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this ~~Second~~Third Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

ARTICLE V

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

A. Notwithstanding anything contained in this ~~Second~~Third Amended and Restated Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this ~~Second~~Third Amended and Restated Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66-2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: this Article V, Sections (A), (B) and (C) of Article VI, Article VII, Article VIII and Article IX; provided, however, that the provisions of this sentence relating to Sections (A) and (C) of Article VI will expire at the 2021 annual meeting of stockholders. For the purposes of this ~~Second~~Third Amended and Restated Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision thereto.

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B. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this ~~Second~~Third Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this ~~Second~~Third Amended and Restated Certificate of Incorporation, the affirmative vote of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE VI

BOARD OF DIRECTORS

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. ~~The~~

1.

Beginning at the 2021 annual meeting of stockholders, directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders, and the directors shall not be divided into classes, with all directors elected at the 2021 annual meeting of stockholders and each annual meeting thereafter being elected in accordance with this Section (A)(1) of Article VI; provided that, prior to the 2021 annual meeting of stockholders, the Board of Directors shall be divided into classes in the manner set forth below in Section (A)(2) of this Article VI. The term of each director shall continue until the annual meeting at which such director’s term expires and until such director’s successor shall be elected and qualified, or, if earlier, such director’s death, resignation, retirement, disqualification or removal from office.

2.

Solely with respect to directors holding office prior to the 2021 annual meeting of stockholders (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be), the directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors~~. Class I directors shall initially serve for a term expiring at the 2015 annual meeting of stockholders, Class II directors shall initially serve for a term expiring at the 2016 annual meeting of stockholders and Class III directors shall initially serve for a term expiring at the 2017 annual meeting of stockholders. At each annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders~~. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor shall be elected and qualified, or such director’s death, resignation, retirement, disqualification or removal from office. The Board of Directors is authorized to assign members of the Board of Directors ~~already in office~~ to their respective ~~class.~~classes. The Class I directors or such directors’ successors shall hold office for a term expiring at the 2021 annual meeting of stockholders. At the 2019 annual meeting of stockholders, the Class II directors or such directors’ successors shall be elected to hold office for a one-year term expiring at the 2020 annual meeting of stockholders. At the 2020 annual meeting of stockholders, the Class III directors or such directors’ successors shall be elected to hold office for a one-year term expiring at the 2021 annual meeting of stockholders.

B. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy

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occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy ~~or~~occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall hold office for a term equal to the then-existing remainder of the term of the director originally elected to hold the directorship now vacant and shall remain in office until such director’s successor shall be elected and qualified, or such director’s earlier death, resignation, retirement, disqualification or removal. Any director elected to fill a newly created directorship on the Board of Directors resulting from an increase in the number of directors shall hold office ~~until the next election of the class for which such director shall have been chosen and~~for a term expiring at the next annual meeting of stockholders and shall remain in office until such director’s successor shall be elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

C. Any or all of the directors elected (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) for a term of more than one year (as well as any successor to such director if such director does not serve the entirety of such term) may be removed from office at any time but only for cause and only by the affirmative vote of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class. Except as set forth in the immediately preceding sentence, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed from office at any time ~~but only for~~, with or without cause ~~and only~~, by the affirmative vote of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

D. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

E. During any period when the holders of any series of Preferred Stock have the right to elect additional directors pursuant to the provisions of such Preferred Stock, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director’s earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Preferred Stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE VII

LIMITATION OF DIRECTOR LIABILITY

A. To the fullest extent permitted by the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended), a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.

B. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this ~~Second~~Third Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended), any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

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ARTICLE VIII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

B. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the Chair of the Board of Directors.

C. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.

ARTICLE IX

DGCL SECTION 203 AND BUSINESS COMBINATIONS

A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

B. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, or any successor provisions thereto, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

1.	prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

2.

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned (as defined below) at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

3.

at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

C. For purposes of this Article IX, references to:

1.	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

2.

“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

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3.	“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)

any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (a) the interested stockholder, or (b) any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article IX is not applicable to the surviving entity;

(ii)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)

any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)

any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)

any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

4.

“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation (including the Corporation), partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

5.

“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the

APPENDIX D: PROPOSED THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CATALENT, INC.        2018 Proxy Statement  |  CATALENT, INC.        D-7

outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

6.	“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i)	beneficially owns such stock, directly or indirectly; or

(ii)

has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii)

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

7.	“person” means any individual, corporation, partnership, unincorporated association or other entity.

8.	“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

9.

“voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

ARTICLE X

MISCELLANEOUS

A. If any provision or provisions of this ~~Second~~Third Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this ~~Second~~Third Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this ~~Second~~Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this ~~Second~~Third Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this ~~Second~~Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit

D-8         CATALENT, INC.  |  2018 Proxy Statement        APPENDIX D: PROPOSED THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CATALENT, INC.

the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

B. Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or this ~~Second~~Third Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, in each such case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein; provided, that, if and only if no court of the State of Delaware shall have jurisdiction over such action, such action may be brought in a federal court sitting in the State of Delaware, or, if not there, in any other court in the United States having jurisdiction over such action. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and provided consent to the provisions of this Article X(B).

[Remainder of Page Intentionally Left Blank]

APPENDIX D: PROPOSED THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CATALENT, INC.        2018 Proxy Statement  |  CATALENT, INC.        D-9

IN WITNESS WHEREOF, Catalent, Inc. has caused this ~~Second~~Third Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this ~~2nd~~ day of ~~November~~                , ~~2017~~2018.

CATALENT, INC.

Name:
Title:

more products. better treatments. reliably supplied. 2018 Catalent, Inc. All rights reserved.

CATALENT, INC. 14 SCHOOLHOUSE ROAD SOMERSET, NJ 08873

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E50839-P12303 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CATALENT, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors Nominees:		For	Against	Abstain

1a. John Chiminski		☐	☐	☐

1b. Rosemary A. Crane		☐	☐	☐			For	Against	Abstain

1c. Donald E. Morel, Jr.		☐	☐	☐	5. To approve our 2019 Employee Stock Purchase Plan.		☐	☐	☐

1d. Jack Stahl		☐	☐	☐	6. To approve the amendment and restatement of our Second Amended and Restated Certificate of Incorporation to declassify our Board of Directors.		☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.
2. Ratify the appointment of Ernst & Young LLP as the independent auditor of the Company.		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

3. To approve, by non-binding vote, the compensation of our named executive officers (say-on-pay).		☐	☐	☐

4. To approve our 2018 Omnibus Incentive Plan.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2018 Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

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E50840-P12303

CATALENT, INC.

Annual Meeting of Shareholders

October 31, 2018 8:30 AM

This proxy is solicited by the Board of Directors

The shareholder hereby appoints Steven L. Fasman and Jose Ibietatorremendia, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Catalent, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM on October 31, 2018, at Catalent, Inc., 14 Schoolhouse Road, Somerset, New Jersey 08873, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side